FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226123-08

February 27, 2020	Benchmark 2020-B17

Free Writing Prospectus Structural and Collateral Term Sheet
BENCHMARK 2020-B17
$943,376,162 (Approximate Mortgage Pool Balance)

$825,433,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

BENCHMARK 2020-B17 mORTGAGE TRUST, Commercial Mortgage Pass-Through Certificates Series 2020-B17
JPMorgan Chase Bank, National Association German American Capital Corporation Citi Real Estate Funding Inc. Sponsors and Mortgage Loan Sellers

J.P. Morgan	Citigroup	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Academy Securities
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

February 27, 2020	Benchmark 2020-B17

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Deutsche Bank Securities Inc. (“DBSI”), Citigroup Global Markets Inc. (“CGMI”), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-226123) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, acting through its New York Branch.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$6,275,000	30.000%	3.02	4/2020 – 1/2025	36.3%	18.1%
A-2	AAA(sf) / AAAsf / AAA(sf)	$188,000,000	30.000%	4.89	1/2025 – 3/2025	36.3%	18.1%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	18.1%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	18.1%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$12,900,000	30.000%	7.43	3/2025 – 11/2029	36.3%	18.1%
X-A	AA(sf) / AAAsf / AAA(sf)	$746,439,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$78,994,000(7)	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA(sf)	$105,326,000	18.500%	9.90	2/2030 – 3/2030	42.2%	15.6%
B	NR / AA-sf / AA-(sf)	$41,214,000	14.000%	9.98	3/2030 – 3/2030	44.5%	14.8%
C	NR / A-sf / A-(sf)	$37,780,000	9.875%	9.98	3/2030 – 3/2030	46.7%	14.1%

Privately Offered Certificates(8)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB-(sf)	$37,780,000(7)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB(sf)	$21,752,000	7.500%	9.98	3/2030 – 3/2030	47.9%	13.7%
E	NR / BBB-sf / BBB-(sf)	$16,028,000	5.750%	9.98	3/2030 – 3/2030	48.8%	13.5%
F-RR	NR / BB-sf / BB-(sf)	$16,028,000	4.000%	9.98	3/2030 – 3/2030	49.7%	13.2%
G-RR	NR / B-sf / B-(sf)	$9,158,000	3.000%	9.98	3/2030 – 3/2030	50.2%	13.1%
NR-RR	NR / NR / NR	$27,477,162	0.000%	9.98	3/2030 – 3/2030	51.8%	12.7%

Non-Offered Vertical Risk Retention Interest(8)

Non-Offered Vertical Risk Retention Interest	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance (1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(9)	Expected Principal Window(3)(9)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
VRR Interest(10)(11)	NR / NR / NR	$27,500,000	N/A	8.76	4/2020 – 3/2030	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B and Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances.

(3)	Assumes 0% CPR / 0% CDR and a March 24, 2020 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated February 27, 2020 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI DY for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Indicative Capital Structure

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial offered certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $433,938,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs.)	Expected Range of Principal Window
A-4	$100,000,000 – $170,000,000	9.72 – 9.72	11/2029-12/2029 / 11/2029-12/2029
A-5	$263,938,000 – $333,938,000	9.86 – 9.83	12/2029-2/2030 / 12/2029-2/2030

(7)	The Class X-A, Class X-B and Class X-D Notional Amounts are defined in the Preliminary Prospectus.

(8)	The Classes of Certificates set forth under “Privately Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the tables above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.

(9)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(10)	JPMorgan Chase Bank, National Association, as the retaining sponsor for this securitization, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $27,500,000 (the “VRR Interest”), which is expected to represent approximately 2.92% of all Principal Balance Certificates and the VRR Interest. A portion of the VRR Interest will be retained by each of Deutsche Bank AG, New York Branch (“DBNY”), a “majority-owned affiliate” of DBR Investments Co. Limited (“DBRI”), an originator, and Citi Real Estate Funding Inc. in accordance with the U.S. credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Summary of Transaction Terms

Securities Offered:	$825,433,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (40.5%), German American Capital Corporation (“GACC”) (32.4%) and Citi Real Estate Funding Inc. (“CREFI”) (27.1%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
U.S. Credit Risk Retention:

JPMCB is expected to act as the “retaining sponsor” for this securitization, and intends to satisfy the U.S. credit risk retention requirement by (i) acquiring (either through itself or through one or more of its “majority owned affiliates” (as defined in Regulation RR)) from the depositor, on the Closing Date, an “eligible vertical interest” which will be comprised of the VRR Interest and a portion of which will be transferred by JPMCB to each of DBNY, a “majority-owned affiliate” of DBRI, an originator, and CREFI and (ii) the purchase by KKR CMBS II Aggregator Type 1 L.P., as “third-party purchaser” (as defined in Regulation RR), from the depositor, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class F-RR, G-RR and NR-RR Certificates.

The restrictions on hedging and transfer under the U.S. credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

The Pooling and Servicing Agreement (as defined below) will include the required provisions applicable to an operating advisor necessary for this securitization to comply with the credit risk retention rules utilizing the “third-party purchaser” option. See “Operating Advisor” below.

Notwithstanding any references in this term sheet to the credit risk retention rules, the Regulation RR, the retaining sponsor and other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor or any other party will be required to comply with or act in accordance with the U.S. credit risk retention rules and/or Regulation RR (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

European Credit Risk Retention:	The transaction is not structured to satisfy the European risk retention and due diligence requirements.
Pricing Date:	On or about March 2, 2020.
Closing Date:	On or about March 24, 2020.
Cut-off Date:	With respect to each mortgage loan, the related due date in March 2020 or with respect to any mortgage loan that has its first due date in April 2020, the date that would otherwise have been the related due date in March 2020.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in April 2020.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in April 2020.
Assumed Final Distribution Date:	The Distribution Date in March 2030, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in March 2053.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Summary of Transaction Terms
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class NR-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT, KBRA Analytics, Inc., Thomson Reuters Corporation and DealView Technologies Ltd.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO “RISK FACTORS” IN THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$943,376,162
Number of Mortgage Loans:	35
Number of Mortgaged Properties:	160
Average Cut-off Date Balance per Mortgage Loan:	$26,953,605
Weighted Average Current Mortgage Rate:	3.68089%
10 Largest Mortgage Loans as % of IPB:	55.4%
Weighted Average Remaining Term to Maturity:	106 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	3.22x
Weighted Average UW NOI DY(1)(2):	12.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(2)(3):	51.8%
Weighted Average Maturity Date LTV(1)(2)(3):	50.3%
Other Statistics
% of Mortgage Loans with Additional Debt:	37.8%
% of Mortgaged Properties with Single Tenants:	20.5%
Amortization
Weighted Average Original Amortization Term(4):	340 months
Weighted Average Remaining Amortization Term(4):	340 months
% of Mortgage Loans with Interest-Only:	85.5%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	12.4%
% of Mortgage Loans with Amortizing Balloon:	2.1%
Lockbox / Cash Management(5)
% of Mortgage Loans with In-Place, Hard Lockboxes:	66.5%
% of Mortgage Loans with Springing Lockboxes:	22.5%
% of Mortgage Loans with In-Place, Soft Lockboxes:	11.0%
% of Mortgage Loans with Springing Cash Management:	61.3%
% of Mortgage Loans with In-Place Cash Management:	38.7%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	64.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	23.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	60.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	42.9%

(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 18 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 18, the Stonemont Net Lease Portfolio mortgage loan is part of a whole loan (the “Stonemont Net Lease Portfolio Whole Loan”) evidenced by eight notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $925.0 million. The Stonemont Net Lease Portfolio Whole Loan is split between (i) a 24-month floating rate componentized loan with three, one-year extension options (the “Stonemont Net Lease Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of $277.45 million, and (ii) a 60-month fixed rate componentized loan (the “Fixed Rate Loan”) comprised of (A) a senior fixed rate componentized loan (the “Stonemont Net Lease Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $296.27 million, and (B) a subordinate fixed rate componentized loan (the “Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $351.28 million. The Stonemont Net Lease Portfolio Senior Fixed Rate Loan is senior to the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. Each of the Stonemont Net Lease Portfolio Fixed Rate Loan and Stonemont Net Lease Portfolio Floating Rate Loan is divided into multiple components, each with different payment priorities prior to and following an event of default under the Stonemont Net Lease Portfolio Whole Loan. The financial information presented in the Collateral Characteristics section above reflects the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and excludes the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(3)	In the case of Loan Nos. 2, 4, 5, 8, 23 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	Excludes 27 mortgage loans that are interest-only for the entire term.

(5)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(6)	CapEx Reserves include FF&E reserves for hotel properties.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)	12	77	$362,578,942	38.4%
CREFI(2)	15	22	255,286,222	27.1
GACC(3)	7	58	246,060,999	26.1
GACC/JPMCB(3)(4)	1	3	79,450,000	8.4
Total	35	160	$943,376,162	100.0%
(1)	In the case of Loan No. 3, the whole loan was co-originated by JPMCB, DBRI, Goldman Sachs Bank USA and Wells Fargo Bank, National Association. In the case of Loan No. 8, the whole loan was co-originated by JPMCB, CREFI and Morgan Stanley Bank, N.A. In the case of Loan No. 10, the whole loan was co-originated by JPMCB, Wells Fargo Bank, National Association and Société Générale Financial Corporation.

(2)	In the case of Loan No. 4, the whole loan was co-originated by CREFI, Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and BMO Harris Bank N.A. In the case of Loan No. 27, the mortgage loan was originated by Basis Investment Group and sold to CREFI prior to the Closing Date.

(3)	Eight of the mortgage loans (34.5%) being sold by German American Capital Corporation (“GACC”) were originated or co-originated by an affiliate thereof, DBR Investments Co. Limited, and will be transferred to GACC on or prior to the Closing Date.

(4)	In the case of loan No. 2, the whole loan was co-originated by DBRI, JPMCB and Goldman Sachs Bank USA. Loan No. 2 is evidenced by four promissory notes: (i) Note A-3-C-1 and Note A-3-C-3, with an aggregate principal balance of $60,000,000 as of the Cut-off Date, as to which GACC is acting as mortgage loan seller, and (ii) Note A-2-C-3 and Note A-2-C-4, with a principal balance of $19,450,000 as of the Cut-off Date, as to which JPMCB is acting as mortgage loan seller.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Units	Property Type	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	Murphy Crossing	GACC	1	$85,000,000	9.0%	363,567	Office	2.73x	10.7%	64.9%	64.9%
2	Moffett Towers Buildings A, B & C	GACC/JPMCB	3	$79,450,000	8.4%	951,498	Office	3.63x	13.1%	38.7%	38.7%
3	1633 Broadway	JPMCB	1	$50,000,000	5.3%	2,561,512	Office	3.84x	11.9%	41.7%	41.7%
4	650 Madison Avenue	CREFI	1	$50,000,000	5.3%	600,415	Mixed Use	2.74x	10.0%	48.5%	48.5%
5	CBM Portfolio	GACC	52	$50,000,000	5.3%	7,677	Hotel	5.94x	25.0%	33.6%	33.6%
6	1501 Broadway	JPMCB	1	$50,000,000	5.3%	737,471	Mixed Use	4.36x	13.8%	22.2%	22.2%
7	Apollo Education Group HQ Campus	JPMCB	1	$50,000,000	5.3%	599,664	Office	4.15x	14.9%	47.2%	47.2%
8	Bellagio Hotel and Casino	JPMCB	1	$40,000,000	4.2%	3,933	Hotel	8.42x	28.3%	39.3%	39.3%
9	3500 Lacey	JPMCB	1	$35,800,000	3.8%	583,982	Office	2.32x	11.0%	66.5%	66.5%
10	Kings Plaza	JPMCB	1	$32,000,000	3.4%	811,797	Retail	3.07x	10.7%	54.1%	54.1%

	Top 3 Total/Weighted Average		5	$214,450,000	22.7%			3.32x	11.9%	49.8%	49.8%
	Top 5 Total/Weighted Average		58	$314,450,000	33.3%			3.65x	13.7%	47.0%	47.0%
	Top 10 Total/Weighted Average		63	$522,250,000	55.4%			4.00x	14.5%	45.8%	45.8%
(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan Nos. 2, 4, 5, and 8, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
	Moffett Towers
2	Buildings A, B & C	A-1-S-1, A-2-S-1, A-3-S-1	$1,000,000	$1,000,000	MOFT 2020-ABC	No
		A-3-C-1, A-3-C-3, A-2-C-3, A-2-C-4	$79,450,000	$79,450,000	BMARK 2020-B17	No
		A-3-C-2, A-3-C-4	$39,450,000	$39,450,000	DBRI	No
		A-2-C-1, A-2-C-2	$80,000,000	$80,000,000	JPMCB	No
		A-1-C-1 – A-1-C-10	$243,100,000	$243,100,000	GS Bank	No
		B-1, B-2, B-3(1)	$327,000,000	$327,000,000	MOFT 2020-ABC	Yes(2)	Wells Fargo	CWCapital
		Total	$770,000,000	$770,000,000
3	1633 Broadway	A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
		A-1-C-1, A-1-C-5, A-2-C-1-A,	$110,000,000	$110,000,000	CGCMT 2020-GC46	No(3)
		A-1-C-3, A-1-C-4, A-1-C-6, A-1-C-7	$122,500,000	$122,500,000	GS Bank	No
		A-1-C-2, A-2-C-5	$60,000,000	$60,000,000	GSMS 2020-GC45	No
		A-2-C-1-B, A-3-C-1-B	$45,000,000	$45,000,000	BMARK 2020-B16	No
		A-2-C-2, A-2-C-3-A, A-2-C-4, A-2-C-6, A-2-C-7	$170,000,000	$170,000,000	DBRI	No
		A-3-C-2, A-2-C-3-B	$64,650,000	$64,650,000	BMARK 2020-IG1(4)	No
		A-3-C-5, A-3-C-6	$50,000,000	$50,000,000	BMARK 2020-B17	No
		A-3-C-1-A, A-3-C-3, A-3-C-4, A-3-C-7	$127,850,000	$127,850,000	JPMCB	No
		A-4-C-1, A-4-C-2	$100,000,000	$100,000,000	BANK 2020-BNK25	No
		A-4-C-4, A-4-C-5	$70,000,000	$70,000,000	WFCM 2020-C55	No
		A-4-C-3, A-4-C-6, A-4-C-7	$80,000,000	$80,000,000	WFB	No
		B-1, B-2, B-3, B-4(1)	$249,000,000	$249,000,000	BWAY 2019-1633	Yes(3)	KeyBank	Situs
		Total	$1,250,000,000	$1,250,000,000
4	650 Madison Avenue	A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No
		A-1-2-1	$40,000,000	$40,000,000	CCRE	No
		A-1-3, A-2-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
		A-1-4, A-2-2, A-2-5, A-2-7	$115,000,000	$115,000,000	CGCMT 2020-GC46	No
		A-1-5	$45,000,000	$45,000,000	BMARK 2020-B16	No
		A-1-6	$50,000,000	$50,000,000	BMARK 2020-B17	No(5)
		A-1-7	$37,900,000	$37,900,000	BMARK 2020-IG1(4)	No
		A-2-3, A-2-4, A-2-6, A-2-8	$51,450,000	$51,450,000	GS Bank	No
		A-3-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
		A-3-2	$46,450,000	$46,450,000	Barclays	No
		A-3-3	$40,000,000	$40,000,000	WFCM 2020-C55	No
		A-4, A-5, A-6, A-7	$1,000,000	$1,000,000	MAD 2019-650M	No
		B-1, B-2, B-3, B-4(1)	$213,200,000	$213,200,000	MAD 2019-650M	Yes(5)	KeyBank	LNR
		Total	$800,000,000	$800,000,000
5	CBM Portfolio	A-2E, A2I-2	$50,000,000	$50,000,000	BMARK 2020-B17	No
		A-1, A-2A, A-2B, A-2C, A-2F, A-2G, A-2H	$298,000,000	$298,000,000	COMM 2020-CBM	No
		A-2D, A-2I-1	$50,000,000	$50,000,000	CGCMT 2020-GC46	No
		B(1)	$286,000,000	$286,000,000	COMM 2020-CBM	Yes(6)	KeyBank	KeyBank
		Total	$684,000,000	$684,000,000
6	1501 Broadway	A-1	$50,000,000	$50,000,000	BMARK 2020-B17	No
		A-2	$55,000,000	$55,000,000	BMARK 2020-IG1(4)	No(7)
		A-3	$40,000,000	$40,000,000	JPMCB	Yes	(7)	(7)
		A-4	$35,000,000	$35,000,000	JPMCB	No
		A-5	$20,000,000	$20,000,000	JPMCB	No
		Total	$200,000,000	$200,000,000
(1)	Each note represents a subordinate companion loan.

(2)	In the case of Loan No. 2, the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan” in the Preliminary Prospectus.

(3)	In the case of Loan No. 3, the initial Control Notes are Note B-1, Note B-2, Note B-3 and Note B-4. During the continuance of a control shift event related to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C1 will be the Control Note; provided, however, that the 1633 Broadway Whole Loan will continue to be serviced by the master servicer, and if necessary, the special servicer, under the BWAY 2019-1633 trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

(4)	The BMARK 2020-IG1 transaction is expected to close on or about February 28, 2020.

(5)	In the case of Loan No. 4, the initial Control Note is Note B-1. During the continuance of a control appraisal period related to the 650 Madison Avenue Whole Loan, Note A-1-1 will be the Control Note; provided, however, that the 650 Madison Avenue Whole Loan will continue to be serviced by the master servicer, and if necessary, the special servicer, under the MAD 2019-650M trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

(6)	In the case of Loan No. 5, no directing holder was identified at the closing of the COMM 2020-CBM securitization transaction, however, a directing holder may be named at a later date pursuant to the COMM 2020-CBM trust and servicing agreement.

(7)	In the case of Loan No. 6, the whole loan is initially being serviced under the BMARK 2020-IG1 pooling and servicing agreement until such time the controlling note has been securitized, at which point such whole loan will be serviced under the pooling and servicing agreement related to such securitization. JPMCB holds the related controlling pari passu companion loan and is entitled to exercise control rights until the securitization of such controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
7	Apollo Education Group HQ Campus	A-1	$50,000,000	$50,000,000	BMARK 2020-B17	Yes	Midland	Midland
		A-2	$41,500,000	$41,500,000	JPMCB	No
		Total	$91,500,000	$91,500,000
8	Bellagio Hotel and Casino	A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
		A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
		A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes	KeyBank	Situs
		A-2-C2, A-3-C2	$60,000,000	$60,000,000	BMARK 2020-B16	No
		A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party investor	No
		A-1-C3	$65,000,000	$65,000,000	MSC 2020-L4	No
		A-1-C2, A-1-C4, A-1-C5	$135,000,000	$135,000,000	MSNBA	No
		A-2-C4	$20,000,000	$20,000,000	CGCMT 2020-GC46	No
		A-2-C3, A-3-C5	$55,000,000	$55,000,000	BMARK 2020-IG1(2)	No
		A-3-C1	$40,000,000	$40,000,000	BMARK 2020-B17	No
		A-3-C6	$21,250,000	$21,250,000	JPMCB	No
		A-3-C3, A-3-C4	$43,750,000	$43,750,000	BBCMS 2020-C6	No
		B-1-S, B-2-S, B-3-S(1)	$510,700,000	$510,700,000	BX 2019-OC11	No
		B-1-RL, B-2-RL, B-3-RL(1)	$139,800,000	$139,800,000	Third party investor	No
		C-1-S, C-2-S, C-3-S(1)	$683,300,000	$683,300,000	BX 2019-OC11	No
		Total	$3,010,000,000	$3,010,000,000
9	3500 Lacey	A-1	$50,000,000	$50,000,000	BMARK 2020-B16	Yes	Midland	KeyBank
		A-2	$35,800,000	$35,800,000	BMARK 2020-B17	No
		Total	$85,800,000	$50,000,000
10	Kings Plaza	A-1-1-A	$32,000,000	$32,000,000	BMARK 2020-B17	Yes	Midland	Midland
		A-1-1-B	$34,108,108	$34,108,108	JPMCB	No
		A-1-2	$50,000,000	$50,000,000	BMARK 2020-B16	No
		A-1-3, A-1-4	$55,000,000	$55,000,000	BMARK 2020-IG1(2)	No
		A-2-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
		A-2-2, A-2-3, A-2-4	$97,945,946	$97,945,946	SGFC	No
		A-3-1, A-3-4	$75,000,000	$75,000,000	BANK 2020-BNK25	No
		A-3-2, A-3-3	$82,945,946	$82,945,946	WFCM 2020-C55	No
		Total	$487,000,000	$487,000,000
11	The Westin Book Cadillac	A-1	$45,000,000	$45,000,000	CFCMT 2020-GC46	Yes	Midland	CWCapital
		A-2	$32,000,000	$32,000,000	BMARK 2020-B17	No
		Total	$77,000,000	$77,000,000
14	Staples Headquarters	A-1	$50,000,000	$50,000,000	CGCMT 2020-GC46	Yes	Midland	CWCapital
		A-2, A-3-1	$30,000,000	$30,000,000	BMARK 2020-B17	No
		A-3-2	$10,000,000	$10,000,000	DBRI	No
		Total	$90,000,000	$90,000,000
15	3000 Post Oak	A-1	$50,000,000	$50,000,000	JPMCB	Yes	(3)	(3)
		A-2	$30,000,000	$30,000,000	BMARK 2020-B17	No(3)
		Total	$80,000,000	$80,000,000
(1)	Each note represents a subordinate companion loan.
(2)	The Benchmark 2020-IG1 transaction is expected to close on or about February 28, 2020.
(3)	In the case of Loan No. 15, the whole loan is expected to be serviced under the BMARK 2020-B17 pooling and servicing agreement until such time the controlling note has been securitized, at which point such whole loan will be serviced under the pooling and servicing agreement related to such securitization. JPMCB holds the related controlling pari passu companion loan and is entitled to exercise control rights until the securitization of such controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
18	Stonemont Net Lease Portfolio	A-FL, A-FX-1	$423,720,000	$423,720,000	JPMCC 2020-NNN	No
		A-FX-2	$40,000,000	$40,000,000	JPMCB	No
		A-FX-3	$30,000,000	$30,000,000	JPMCB	No
		A-FX-4	$30,000,000	$30,000,000	JPMCB	No
		A-FX-5	$25,000,000	$25,000,000	BMARK 2020-B17	No
		A-FX-6	$25,000,000	$25,000,000	JPMCB	No
		B-FX(1)	$351,280,000	$351,280,000	JPMCC 2020-NNN	Yes	Midland	CWCapital
		Total	$925,000,000	$925,000,000
25	Alabama Hilton Portfolio	A-1	$12,000,000	$11,976,222	BMARK 2020-B17	No(2)
		A-2	$17,000,000	$16,966,314	CREFI	Yes	(2)	(2)
		Total	$29,000,000	$28,942,536
(1)	Each note represents a subordinate companion loan.
(2)	In the case of Loan No. 25, the whole loan is expected to be serviced under the BMARK 2020-B17 pooling and servicing agreement until such time the controlling note has been securitized, at which point such whole loan will be serviced under the pooling and servicing agreement related to such securitization. CREFI holds the related controlling pari passu companion loan and is entitled to exercise control rights until the securitization of such controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)(3)(4)	Total Debt Cut-off Date LTV(3)(4)	Mortgage Loan UW NOI DY(2)(3)	Total Debt UW NOI DY(3)
2	Moffett Towers Buildings A, B & C	$79,450,000	$327,000,000	$770,000,000	3.63x	2.09x	38.7%	67.2%	13.1%	7.5%
3	1633 Broadway	$50,000,000	$249,000,000	$1,250,000,000	3.84x	3.08x	41.7%	52.1%	11.9%	9.5%
4	650 Madison Avenue	$50,000,000	$213,200,000	$800,000,000	2.74x	2.01x	48.5%	66.1%	10.0%	7.3%
5	CBM Portfolio	$50,000,000	$286,000,000	$684,000,000	5.94x	3.46x	33.6%	57.7%	25.0%	14.5%
8	Bellagio Hotel and Casino	$40,000,000	$1,333,800,000	$3,010,000,000	8.42x	4.06x	39.3%	70.7%	28.3%	15.7%
10	Kings Plaza	$32,000,000	$53,000,000	$540,000,000	3.07x	1.73x	54.1%	60.0%	10.7%	9.6%
15	3000 Post Oak	$30,000,000	$20,000,000	$100,000,000	2.19x	1.46x	55.6%	69.5%	12.0%	9.6%
18	Stonemont Net Lease Portfolio	$25,000,000	$583,653,062	$1,006,853,062	3.70x	1.44x	37.2%	88.5%	17.2%	7.2%
(1)	In the case of Loan Nos. 2, 3, 4, 5 and 8 Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans. In the case of Loan Nos. 10 and 15, Subordinate Debt Cut-off Date Balance represents one or more mezzanine loans. In the case of Loan No. 18, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans and one or more mezzanine loans.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18 the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY, calculations exclude the related Subordinate Companion Loan(s) and/or related mezzanine loan(s).

(3)	In the case of Loan No. 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations reflect the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and exclude the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The Total Debt UW NCF DSCR, Total Debt Cut-off Date LTV and Total Debt UW NOI DY calculations reflect the $647.55 million Stonemont Net Lease Portfolio Fixed Rate Loan and the $277.45 million Stonemont Net Lease Portfolio Floating Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(4)	In the case of Loan Nos. 2, 4, 5 and 8, the Mortgage Loan Cut-off Date LTV and Total Debt Cut-off Date LTV is calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(3)(4)
Office	Suburban	23	$308,029,027	32.7%	99.0%	3.33x	12.6%	51.8%	51.8%
	CBD	4	81,259,081	8.6	98.8%	3.23x	12.0%	46.8%	46.8%
	Subtotal:	27	$389,288,108	41.3%	98.9%	3.31x	12.5%	50.7%	50.7%

Hotel	Full Service	2	$72,000,000	7.6%	87.2%	5.47x	21.4%	47.0%	43.8%
	Limited Service	54	62,355,857	6.6	72.1%	5.17x	22.8%	39.4%	37.3%
	Select Service	2	23,592,866	2.5	74.4%	3.33x	14.0%	56.3%	53.6%
	Extended Stay	1	4,311,440	0.5	73.9%	1.64x	12.2%	66.5%	48.6%
	Subtotal:	59	$162,260,162	17.2%	79.2%	4.94x	20.6%	46.0%	42.9%

Mixed Use	Office/Retail	3	$106,000,000	11.2%	88.3%	3.51x	11.9%	36.4%	36.4%
	Multifamily/Retail	2	25,650,000	2.7	100.0%	1.78x	7.2%	65.5%	65.5%
	Retail/Office/Multifamily	1	14,500,000	1.5	100.0%	2.18x	8.1%	46.7%	46.7%
	Subtotal:	6	$146,150,000	15.5%	91.5%	3.07x	10.7%	42.5%	42.5%

Multifamily	Garden	8	$61,421,000	6.5%	93.0%	1.88x	9.3%	66.5%	61.7%
	Mid-Rise	4	43,095,000	4.6	96.9%	1.70x	6.6%	64.6%	64.6%
	High-Rise	1	23,700,000	2.5	94.9%	1.25x	7.4%	72.5%	65.9%
	Subtotal:	13	$128,216,000	13.6%	94.7%	1.70x	8.0%	67.0%	63.5%

Retail	Anchored	3	$66,200,000	7.0%	92.0%	1.89x	9.4%	63.5%	56.9%
	Super Regional Mall	1	32,000,000	3.4	96.7%	3.07x	10.7%	54.1%	54.1%
	Freestanding	1	6,400,000	0.7	100.0%	2.59x	9.7%	55.2%	55.2%
	Unanchored	1	4,500,000	0.5	86.9%	2.54x	9.8%	57.0%	57.0%
	Bank Branch	41	3,171,784	0.3	100.0%	3.70x	17.2%	37.2%	37.2%
	Subtotal:	47	$112,271,784	11.9%	93.8%	2.34x	10.1%	59.4%	55.5%

Industrial	Flex	6	$4,497,946	0.5%	100.0%	3.70x	17.2%	37.2%	37.2%
	Warehouse/Distribution	2	692,162	0.1	100.0%	3.70x	17.2%	37.2%	37.2%
	Subtotal:	8	$5,190,108	0.6%	100.0%	3.70x	17.2%	37.2%	37.2%

	Total / Weighted Average:	160	943,376,162	100.0%	93.2%	3.22x	12.7%	51.8%	50.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 18 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	In the case of Loan No. 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations reflect the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and exclude the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(4)	In the case of Loan Nos. 2, 4, 5, 8, 23 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(3)(4)
New York	17	$275,874,544	29.2%	93.8%	3.04x	10.5%	47.6%	47.6%
California	15	213,878,070	22.7	98.4%	3.14x	12.2%	52.3%	52.3%
Texas	9	79,026,121	8.4	91.2%	2.65x	12.2%	57.2%	55.1%
Michigan	9	56,408,620	6.0	82.8%	1.88x	12.1%	59.2%	52.6%
Arizona	3	51,589,181	5.5	99.1%	4.21x	15.2%	46.8%	46.8%
Illinois	44	48,460,678	5.1	91.8%	2.84x	13.2%	58.6%	58.6%
Nevada	1	40,000,000	4.2	94.8%	8.42x	28.3%	39.3%	39.3%
Massachusetts	2	31,001,462	3.3	99.0%	4.04x	13.3%	45.1%	45.1%
Maryland	3	26,854,240	2.8	82.6%	1.80x	10.6%	69.3%	53.0%
Colorado	5	26,092,421	2.8	88.1%	2.67x	12.4%	49.7%	47.4%
Pennsylvania	3	26,061,730	2.8	93.9%	2.42x	9.4%	64.4%	64.4%
Georgia	4	25,985,819	2.8	93.1%	1.66x	8.9%	69.1%	63.1%
Alabama	4	12,585,871	1.3	70.7%	1.85x	12.8%	64.9%	47.9%
Florida	4	3,808,480	0.4	78.3%	5.94x	25.0%	33.6%	33.6%
New Jersey	3	3,738,510	0.4	93.7%	4.33x	19.4%	36.2%	36.2%
Missouri	4	3,532,023	0.4	84.0%	4.82x	21.1%	35.4%	35.4%
Virginia	3	2,750,629	0.3	87.0%	4.48x	19.9%	35.9%	35.9%
Connecticut	3	2,566,089	0.3	81.0%	5.16x	22.3%	34.8%	34.8%
Tennessee	2	1,763,158	0.2	75.4%	5.94x	25.0%	33.6%	33.6%
Washington	1	1,458,333	0.2	78.7%	5.94x	25.0%	33.6%	33.6%
Rhode Island	1	1,382,135	0.1	100.0%	3.70x	17.2%	37.2%	37.2%
Indiana	7	1,160,204	0.1	76.8%	5.26x	22.6%	34.7%	34.7%
Ohio	2	1,120,622	0.1	100.0%	3.70x	17.2%	37.2%	37.2%
Minnesota	2	1,119,815	0.1	81.6%	5.27x	22.7%	34.7%	34.7%
Oregon	1	1,067,251	0.1	67.7%	5.94x	25.0%	33.6%	33.6%
Kansas	1	848,684	0.1	61.5%	5.94x	25.0%	33.6%	33.6%
North Carolina	2	827,485	0.1	59.0%	5.94x	25.0%	33.6%	33.6%
South Carolina	1	805,556	0.1	63.7%	5.94x	25.0%	33.6%	33.6%
Maine	1	672,378	0.1	100.0%	3.70x	17.2%	37.2%	37.2%
Delaware	1	393,324	0.0	100.0%	3.70x	17.2%	37.2%	37.2%
Wisconsin	1	290,054	0.0	100.0%	3.70x	17.2%	37.2%	37.2%
Vermont	1	252,676	0.0	100.0%	3.70x	17.2%	37.2%	37.2%
Total / Weighted Average:	160	$943,376,162	100.0%	93.2%	3.22x	12.7%	51.8%	50.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 18 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	In the case of Loan No. 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations reflect the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and exclude the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(4)	In the case of Loan Nos. 2, 4, 5, 8, 23 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
$4,386,000	-	$9,999,999	9	$57,424,942	6.1%	4.02668%	110	2.01x	9.5%	63.1%	59.2%
$10,000,000	-	$19,999,999	6	87,376,221	9.3	3.72530%	119	2.51x	10.6%	57.3%	54.9%
$20,000,000	-	$24,999,999	2	45,700,000	4.8	3.97965%	120	1.42x	8.6%	69.2%	62.8%
$25,000,000	-	$49,999,999	11	338,425,000	35.9	3.90268%	103	3.15x	13.0%	55.6%	53.7%
$50,000,000	-	$85,000,000	7	414,450,000	43.9	3.40957%	104	3.79x	13.8%	44.0%	44.0%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
2.99000%	-	3.00000%	1	$50,000,000	5.3%	2.99000%	117	3.84x	11.9%	41.7%	41.7%
3.00001%	-	3.50000%	10	378,349,999	40.1	3.33447%	110	4.09x	14.2%	42.5%	42.5%
3.50001%	-	4.00000%	13	298,125,000	31.6	3.68486%	109	2.84x	12.0%	59.3%	57.4%
4.00001%	-	4.50000%	8	157,515,163	16.7	4.28089%	104	1.83x	10.3%	64.3%	59.3%
4.50001%	-	4.98750%	3	59,386,000	6.3	4.85827%	63	2.76x	13.9%	48.7%	48.0%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
60	6	$194,283,942	20.6%	4.07210%	59	3.81x	16.4%	46.4%	46.1%
120	29	749,092,221	79.4	3.57943%	119	3.07x	11.8%	53.2%	51.4%
Total / Wtd. Avg:	35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
58	-	60	6	$194,283,942	20.6%	4.07210%	59	3.81x	16.4%	46.4%	46.1%
61	-	119	22	553,742,221	58.7	3.54487%	118	3.36x	12.6%	49.6%	47.7%
120	-	120	7	195,350,000	20.7	3.67740%	120	2.24x	9.4%	63.4%	61.9%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%
(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 18 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations reflect the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and exclude the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(3)	In the case of Loan Nos. 2, 4, 5, 8, 23 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			27	$806,469,999	85.5%	3.61040%	105	3.50x	13.1%	49.4%	49.4%
300	-	300	3	45,460,163	4.8	3.91960%	108	1.69x	11.3%	68.4%	52.8%
360	-	360	5	91,446,000	9.7	4.18391%	119	1.53x	10.0%	65.1%	57.6%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			27	$806,469,999	85.5%	3.61040%	105	3.50x	13.1%	49.4%	49.4%
299	-	300	3	45,460,163	4.8	3.91960%	108	1.69x	11.3%	68.4%	52.8%
360	-	360	5	91,446,000	9.7	4.18391%	119	1.53x	10.0%	65.1%	57.6%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	27	$806,469,999	85.5%	3.61040%	105	3.50x	13.1%	49.4%	49.4%
IO-Balloon	6	116,646,000	12.4	4.04696%	119	1.53x	9.9%	66.5%	56.9%
Balloon	2	20,260,163	2.1	4.37932%	94	1.88x	13.3%	64.4%	50.9%
Total / Wtd. Avg:	35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
1.25x	-	1.49x	3	$37,446,000	4.0%	4.20398%	119	1.28x	7.7%	72.1%	63.6%
1.50x	-	1.74x	6	114,821,222	12.2	3.81664%	119	1.63x	8.5%	66.7%	59.9%
1.75x	-	1.99x	3	68,950,000	7.3	4.26517%	92	1.85x	10.5%	59.3%	55.9%
2.00x	-	2.24x	4	59,933,942	6.4	4.40940%	81	2.18x	11.0%	55.0%	54.0%
2.25x	-	8.42x	19	662,224,999	70.2	3.50101%	107	3.84x	14.1%	47.0%	47.0%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%
(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 18 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations reflect the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and exclude the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(3)	In the case of Loan Nos. 2, 4, 5, 8, 23 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
22.2%	-	39.9%	5	$244,450,000	25.9%	3.52539%	100	5.04x	18.6%	34.2%	34.2%
40.0%	-	49.9%	5	194,500,000	20.6	3.26658%	103	3.53x	12.1%	45.8%	45.8%
50.0%	-	59.9%	9	153,299,999	16.3	3.97445%	107	2.63x	11.9%	55.1%	53.6%
60.0%	-	69.9%	13	292,866,163	31.0	3.89453%	111	2.17x	9.6%	64.7%	63.1%
70.0%	-	73.1%	3	58,260,000	6.2	3.87013%	119	1.39x	8.5%	72.2%	60.0%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
22.2%	-	39.9%	5	$244,450,000	25.9%	3.52539%	100	5.04x	18.6%	34.2%	34.2%
40.0%	-	49.9%	7	238,476,222	25.3	3.46923%	106	3.20x	12.1%	48.3%	46.4%
50.0%	-	54.9%	7	113,883,941	12.1	3.56670%	115	2.71x	11.5%	58.6%	54.2%
55.0%	-	59.9%	5	67,286,000	7.1	4.39035%	93	2.00x	10.7%	59.7%	57.1%
60.0%	-	67.6%	11	279,280,000	29.6	3.87338%	112	2.14x	9.1%	65.5%	64.5%
Total / Wtd. Avg:			35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	26	$670,226,163	71.0%	3.67702%	104	2.94x	11.9%	53.2%	51.1%
Yield Maintenance	7	153,699,999	16.3	3.92939%	108	2.87x	11.9%	55.8%	55.8%
Defeasance or Yield Maintenance	2	119,450,000	12.7	3.38289%	118	5.23x	18.2%	38.9%	38.9%
Total / Wtd. Avg:	35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	25	$670,835,162	71.1%	3.67596%	104	3.17x	12.6%	48.7%	47.5%
Acquisition	10	272,541,000	28.9	3.69302%	112	3.35x	13.0%	59.4%	57.2%
Total / Wtd. Avg:	35	$943,376,162	100.0%	3.68089%	106	3.22x	12.7%	51.8%	50.3%
(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 18 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 3, 4, 5, 8, 10, 15 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations reflect the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and exclude the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(3)	In the case of Loan Nos. 2, 4, 5, 8, 23 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgaged Property	Cut-off Date Principal Balance	% of IPB	Location	Property Type	Previous Securitization
2	Moffett Towers Buildings A, B & C	$79,450,000	8.4%	Sunnyvale, CA	Office	COMM 2013-LC6; COMM 2013-CCRE6; COMM 2013-CCRE7
4	650 Madison Avenue	$50,000,000	5.3%	New York, NY	Mixed Use	MAD 2013-650M
5	CBM Portfolio	$50,000,000	5.3%	Various, Various	Hotel	COMM 2015-LC21; COMM 2015-CCRE23
6	1501 Broadway	$50,000,000	5.3%	New York, NY	Mixed Use	COMM 2013-CR8; COMM 2013-CR9
7	Apollo Education Group HQ Campus	$50,000,000	5.3%	Phoenix, AZ	Office	CGCMT 2015-GC29
10	Kings Plaza	$32,000,000	3.4%	Brooklyn, NY	Retail	GSMS 2013-KING
15	3000 Post Oak	$30,000,000	3.2%	Houston, TX	Office	GSMS 2011-GC3
18	Stonemont Net Lease Portfolio	$25,000,000	2.7%	Various, Various	Various	SPT 2017-STONE
19	Drayton Tower	$23,700,000	2.5%	Savannah, GA	Multifamily	CGCMT 2014-GC23
20.01	Gale Gardens	$9,425,000	1.0%	Melvindale, MI	Multifamily	JPMCC 2013-LC11
20.02	Midtown Square	$4,250,000	0.5%	Wayne, MI	Multifamily	JPMBB 2013-C17
25	Alabama Hilton Portfolio	$11,976,222	1.3%	Daphne, AL	Hotel	VMC 2018-FL1
27	River Ranch	$9,360,000	1.0%	Canyon Lake, TX	Multifamily	FREMF 2017-KF40
(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)(4)	UW NOI DY(3)(4)	Cut-off Date LTV(3)(4)(5)	Maturity Date LTV(3)(4)(5)
5	CBM Portfolio	Various, Various	$50,000,000	5.3%	$50,000,000	26.6%	60	59	5.94x	25.0%	33.6%	33.6%
7	Apollo Education Group HQ Campus	Phoenix, AZ	50,000,000	5.3	50,000,000	26.6%	60	59	4.15x	14.9%	47.2%	47.2%
13	Crenshaw Plaza	Los Angeles, CA	31,000,000	3.3	31,000,000	16.5%	60	59	1.93x	8.8%	60.4%	60.4%
15	3000 Post Oak	Houston, TX	30,000,000	3.2	30,000,000	16.0%	60	60	2.19x	12.0%	55.6%	55.6%
18	Stonemont Net Lease Portfolio	Various, Various	25,000,000	2.7	25,000,000	13.3%	60	58	3.70x	17.2%	37.2%	37.2%
28	Holiday Inn Express Trinidad	Trinidad, CO	8,283,942	0.9	7,320,639	3.9%	60	59	2.23x	14.9%	61.4%	54.2%
Total / Wtd. Avg.			$194,283,942	20.6%	$193,320,639	102.8%	60	59	3.81x	16.4%	46.4%	46.1%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

(3)	In the case of Loan Nos. 5, 7, 15 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(4)	In the case of Loan No. 18, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations reflect the Stonemont Net Lease Portfolio Senior Fixed Rate Loan and $126.93 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan, and exclude the remaining $150.52 million of the Cut-off Date principal balance of the Stonemont Net Lease Portfolio Floating Rate Loan and the Stonemont Net Lease Portfolio Subordinate Fixed Rate Loan. The interest rate on the Stonemont Net Lease Portfolio Floating Rate Loan is LIBOR (subject to a floor of 1.5%) plus a spread of 2.35%. For purposes of all calculation herein, LIBOR is assumed to be 1.677%.

(5)	In the case of Loan Nos. 5 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates (the “Certificate Available Funds”) will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of the Certificate Available Funds: first, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class B and Class C Certificates for the related Distribution Date weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date..

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Structural Overview

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Certificate Available Funds:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex G to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero, and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Certificate Available Funds, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, the Non-VRR Percentage of any Yield Maintenance Charges collected in respect of the mortgage loans will be allocated pro rata among certain groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates ("YM Group A"), (b) the Class X-B, Class B and Class C Certificates (“YM Group B”) and (c) the Class X-D, Class D and Class E Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class	X	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid to the related YM Group		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class F-RR, Class G-RR, Class NR-RR or Class R Certificates. Instead, after the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Yield Maintenance Charges collected in respect of the mortgage loans allocated to the Certificateholders will be distributed to holders of the Class X-D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Structural Overview

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class NR-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each Whole Loan will be allocated first, to any related subordinate companion loan(s) until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

See “Description of the Certificates—Priority of Distributions” in the Preliminary Prospectus.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or serviced whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amount that is allocated to a mortgage loan is notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR-RR Certificates for certain purposes, including certain voting rights, the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Structural Overview

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, as applicable, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:

Fourteen mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of all of the Whole Loans, referred to as the “Moffett Towers Buildings A, B & C Whole Loan”, the “1633 Broadway Whole Loan”, the “650 Madison Avenue Whole Loan”, the “CBM Portfolio Whole Loan”, the “1501 Broadway Whole Loan”, the “Apollo Education Group HQ Campus Whole Loan”, the “Bellagio Hotel and Casino Whole Loan”, the “3500 Lacey Whole Loan”, the “Kings Plaza Whole Loan”, the “The Westin Book Cadillac Whole Loan”, the “3000 Post Oak Whole Loan”, the “Staples Headquarters Whole Loan”, the “Stonemont Net Lease Portfolio Whole Loan” and the “Alabama Hilton Portfolio Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of each of the Moffett Towers Buildings A, B & C Whole Loan, the 1633 Broadway Whole Loan, the 650 Madison Avenue Whole Loan, the CBM Portfolio Whole Loan, the Bellagio Hotel and Casino Whole Loan and the Stonemont Net Lease Portfolio Whole Loan, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and any related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Moffett Towers Buildings A, B & C Whole Loan, the 1633 Broadway Whole Loan, the 650 Madison Avenue Whole Loan, the CBM Portfolio Whole Loan, the 1501 Broadway Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 3500 Lacey Whole Loan, The Westin Book Cadillac Whole Loan, the Staples Headquarters Whole Loan and the Stonemont Net Lease Portfolio Whole Loan (each, a “Non-Serviced Whole Loan”) are being serviced and administered pursuant to the applicable trust and servicing agreement or pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Each of the 3000 Post Oak Whole Loan and the Alabama Hilton Portfolio Whole Loan (each, a “Servicing Shift Whole Loan”, and the related mortgage loan, a “Servicing Shift Mortgage Loan”) will initially be serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the related controlling companion loan, the related Servicing Shift Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of such controlling companion loan as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Highlighted Servicing Provisions:

The following are certain servicing provisions of note:

A mortgage loan may become a specially serviced loan as a result of an imminent or reasonably foreseeable default only if the Master Servicer or, if Midland is not both the Special Servicer and the Master Servicer, the Special Servicer determines such default is not likely to be cured by the related borrower within 60 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

A mortgage loan will not become a specially serviced loan for up to 120 days in circumstances where the related borrower does not make its balloon payment at maturity upon satisfaction of certain conditions, including that the borrower has, prior to such maturity date, provided documentation from an acceptable lender, including, without limitation, an executed term sheet or refinancing commitment or an executed purchase and sale agreement, in each case, that is consistent with CMBS market practices and is reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer evidencing an expected refinancing of the mortgage loan or sale of the related mortgaged property.

The Special Servicer will not be entitled to any fees from the securitization trust or the related borrower during a fee restricted period, other than a special servicing fee, and, in certain circumstances described in the succeeding paragraph, a liquidation fee, if the Special Servicer elects to cause a mortgage loan to be transferred to special servicing as a result of an imminent or reasonably foreseeable default when the Master Servicer has not independently transferred the mortgage loan to special servicing for that reason.

Notwithstanding the foregoing, the special servicer may be entitled to a liquidation fee if it transfers a mortgage loan into special servicing as described above and a default occurs that leads to a liquidation of the applicable mortgage loan.

In order to streamline the servicing and administration of the mortgage loans with the goal of reducing the amount of time a CMBS borrower has to wait for certain approvals from the lender, “major decisions” will be administered solely by the Special Servicer, thereby reducing the number of parties involved in the approval process. Under these updated terms, the Special Servicer will be directly responsible for obtaining the consent of the Directing Certificateholder for “major decisions” involving all mortgage loans, rather than requiring the Master Servicer’s involvement in the approval process for Non-Specially Serviced Loans. In prior CMBS transactions, the master servicer would commonly prepare a recommendation related to a particular approval and be required to obtain the consent of the special servicer (who, in turn, would commonly be required to obtain the consent of the Directing Certificateholder before providing its consent to the master servicer) prior to taking any action with respect to that “major decision”.

In addition, certain revisions have been incorporated in the scope of the “major decisions” in the Preliminary Prospectus, that limit the involvement of the Directing Certificateholder in (1) the replacement of the related property management company, (2) the approval of releases of certain performance escrows and earnouts, and (3) the consent to modifications of any mezzanine intercreditor agreement in circumstances when the Directing Certificateholder is affiliated with the mezzanine lender.

The Certificate Administrator will be required to identify the then-current Directing Certificateholder as part of its monthly distribution date statement.

See “Description of the Certificates” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class R Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan (other than a non-serviced mortgage loan) in such a manner as will be reasonably likely to maximize the value of the defaulted loan on a net present value basis, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such serviced Companion Loans), on a net present value basis. Additionally, the Special Servicer may offer to sell any REO property if, and when, the Special Servicer determines that such a sale would be in the best economic interest of the issuing entity and the holders of any related Companion Loans, on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with respect to any mortgage loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is required to accept a cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include any related Companion Loans, if any, and the prices will be adjusted accordingly.

Within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced loan) for such defaulted loan or REO property, if the highest offeror is a person other than an Interested Person. If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. An “Interested Person” is any person that is (i) a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the Special Servicer, any holder of a mezzanine loan (but only with respect to the related mortgage loan) or any known affiliate of any such person or, (ii) with respect to a defaulted whole loan, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

depositor, the master servicer, the special servicer (or independent contractor engaged by such special servicer) or the trustee for any securitization that includes a related Companion Loan and each holder of any related Companion Loan, or any known affiliate of any such person.

The Special Servicer is not required to accept the highest offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and may accept a lower offer (so long as such lower offer was not made by the Special Servicer or any of its affiliates) if it determines that acceptance of such lower offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the Benchmark 2020-B17 trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes F-RR, G-RR and NR-RR.

■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (a) with respect to each serviced mortgage loan (other than any Servicing Shift Mortgage Loans) the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (b) with respect to any Servicing Shift Mortgage Loan, the “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling companion loan will be the holder of such companion loan . With respect to any mortgage loan (other than any Servicing Shift Mortgage Loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any Servicing Shift Mortgage Loan, non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holders of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement or the holder of the related controlling Companion Loan, as applicable.

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the related controlling noteholder and, after the securitization of the related controlling note, the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement.

■ Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loan).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR Certificates.

Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any serviced Mortgage Loan, when the Class F-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class provided that prior to the applicable securitization of the controlling Companion Loan with respect to a Servicing Shift Whole Loan, no Control Termination Event may occur with respect to the Directing Certificateholder related to such Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any mortgage loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights and the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur with respect to any serviced Mortgage Loan, when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that prior to the applicable securitization of the controlling Companion Loan with respect to a Servicing Shift Whole Loan, no Consultation Termination Event may occur with respect to with respect to the Directing Certificateholder related to such Servicing Shift Whole Loan, and the term “Consultation Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class F-RR, Class G-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Risk Retention Consultation Parties:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. The holders of the VRR Interest, which is expected to be transferred by the depositor on the Closing Date to JPMCB, DBNY (a majority-owned affiliate of DBRI), and CREFI, will each be entitled to appoint a risk retention consultation party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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JPMCB, DBNY and CREFI are expected to be appointed as the initial risk retention consultation parties.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Master Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Final Asset Status Report;

●    recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to Major Decisions processed by the Special Servicer or for which the consent of the Special Servicer is required.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator's website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated or risk retention affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Third Party Purchaser, the Directing Certificateholder, a Risk Retention Consultation Party, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to any securitization that includes a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any delinquent mortgage loan until an additional mortgage loan becomes a Delinquent Loan, an Asset Review Trigger occurs as a result or is otherwise in effect, another Asset Review Vote Election is made and a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of such Asset Review Vote Election.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date.  Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time, with or without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the controlling class certificateholders or the Directing Certificateholder on their behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates and VRR Interest evidencing not less than 25% of the Voting Rights of the Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post notice of such direction on its website and by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 50% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loan, subject to the related intercreditor agreement, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to any Non-Serviced Whole Loan, subject to the related intercreditor agreement, the Benchmark 2020-B17 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – Benchmark 2020-B17

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees, processing fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan (except with respect to a corrected loan that was a fee restricted specially serviced loan and became a corrected loan while it was a fee restricted specially serviced loan) (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related serviced Companion Loan, unless prohibited under the related intercreditor agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to (i) each specially serviced loan (except, under certain circumstances, with respect to any fee restricted specially serviced loan) or REO property (except with respect to any non-serviced mortgage loan), (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a serviced Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■  special notices;

■  summaries of any final asset status reports;

■  appraisals in connection with Appraisal Reductions plus any second appraisals ordered;

■  an “Investor Q&A Forum”;

■  a voluntary investor registry;

■  SEC EDGAR filings; and

■  risk retention.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Murphy Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Murphy Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Murphy Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$85,000,000	Title:	Fee
Cut-off Date Principal Balance:	$85,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	9.0%	Net Rentable Area (SF):	363,567
Loan Purpose:	Acquisition	Location:	Milpitas, CA
Borrower:	Timber Soma MC LP	Year Built / Renovated:	1994 / 2015
Loan Sponsors:	Jordan John Somberville Caspari,	Occupancy:	100.0%
	Peter Carswell Horn, Timbercreek	Occupancy Date:	12/31/2019
	4Q MC (US) LP	Number of Tenants:	3
Interest Rate:	3.58000%	2016 NOI(1):	N/A
Note Date:	2/14/2020	2017 NOI:	$5,015,875
Maturity Date:	3/6/2030	2018 NOI:	$7,785,606
Interest-only Period:	120 months	2019 NOI:	$8,865,926
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$12,815,715
Amortization Type:	Interest Only	UW Expenses:	$3,680,819
Call Protection:	L(24),Def(91),O(5)	UW NOI:	$9,134,896
Lockbox / Cash Management:	Hard / In Place	UW NCF:	$8,425,940
Additional Debt:	N/A	Appraised Value / Per SF:	$131,000,000 / $360
Additional Debt Balance:	N/A	Appraisal Date:	1/6/2020
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$234
Taxes:	$0	$101,028	N/A	Maturity Date Loan / SF:	$234
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	$6,968	N/A	Maturity Date LTV:	64.9%
TI/LC:	$0	$53,020	$3,181,211	UW NCF DSCR:	2.73x
Immediate Repairs(3):	$1,825,000	$0	N/A	UW NOI Debt Yield:	10.7%
Other(4):	$2,280,646	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Loan Amount	$85,000,000		62.6%	Purchase Price	$127,405,120	93.8%
Sponsor Equity	50,825,704		37.4%	Upfront Reserves	4,105,646	3.0%
				Closing Costs	4,314,938	3.2%
Total Sources	$135,825,704		100.0%	Total Uses	$135,825,704	100.0%

(1)	Historical financials for 2016 were not made available to the lender due to the acquisition financing nature of the transaction.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	At origination, $1,825,000 was funded into the Immediate Repairs Reserve with respect to immediate repairs associated with HVAC and parking re-striping work. Following the securitization of the Murphy Crossing Loan, the Murphy Crossing Borrower (as defined below) may substitute amounts on deposit in the capital expenditure reserve with respect to such $1,825,000 upfront reserve with a letter of credit, which will serve as additional collateral for the Murphy Crossing Loan (as defined below). Although the borrower is required to use commercially reasonable efforts to complete such upfront repairs, no specific timeframe for such completion is specified, except that the Murphy Crossing Borrower must stripe 23 additional parking spaces at the property no later than six months following the origination date.

(4)	At origination, an approximately $2,280,646 outstanding TI/LC and free rent reserve was funded in connection with (i) approximately $411,116 in SonicWall free rent, (ii) $769,880 for an unpaid tenant improvement allowance for SonicWall, and (iii) $1,099,650 for the tenant improvement allowance in connection with a direct lease to be executed with Risk Management Solutions pursuant to a letter of intent with Risk Management Solutions (“RMS TI Funds”). Following the securitization of the Murphy Crossing Loan, the Murphy Crossing Borrower may substitute the RMS TI Funds on deposit with the lender with a letter of credit, which will serve as additional collateral for the Murphy Crossing Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Murphy Crossing

The Loan. The Murphy Crossing mortgage loan is an $85.0 million loan (“Murphy Crossing Loan”) secured by the Murphy Crossing Borrower’s fee simple interest in a five-building office and R&D campus totaling 363,567 square feet in Milpitas, California (the “Murphy Crossing Property”). The Murphy Crossing Loan has a 10-year term and will be interest-only for its entire term. The Murphy Crossing Loan was originated by DBR Investments Co. Limited (“DBRI”) on February 14, 2020.

The Borrower. The borrower is Timber Soma MC LP, a Delaware limited partnership (“Murphy Crossing Borrower”). The Murphy Crossing Borrower is a newly-formed Delaware limited liability company with a springing member and two independent directors.

The Loan Sponsors. The loan sponsors are Peter Carswell Horn and Jordan John Somberville Caspari, and the non-recourse carve-out guarantors are Peter Carswell Horn, Jordan John Somberville Caspari and Timbercreek 4Q MC (US) LP, jointly and severally. Mr. Caspari and Mr. Horn are the key principals of Soma Capital Partners LLC, a privately owned real estate investment firm based in San Francisco with over 2.0 million square feet of commercial real estate acquired since 2012. Timbercreek 4Q MC (US) LP is a capitalized entity with $33 million total assets (consisting of (i) $3 million in cash and (ii) one $30 million demand note made by an affiliate of Timbercreek 4Q MC (US) LP, which demand note has been collaterally assigned to lender as security for such guarantor’s obligations under the non-recourse carve-out guaranty and environmental indemnity agreement).

Timbercreek 4Q MC (US) LP is managed by Timbercreek Asset Management. Timbercreek Asset Management is a Toronto-based global asset manager with over $10 billion assets under management. The company invests in commercial real estate equity, debt and public securities on behalf of its institutional capital partners and retail investors.

Together, Soma Capital Partners LLC and Timbercreek Asset Management have an approximately $100 million open-ended JV fund that specializes in core-plus, value-add and opportunistic investments across all property types with a focus on office, retail and industrial in the Sacramento to San Jose areas. The investment’s hold period ranges from two to 10 years. The partnership has successfully acquired over 750,000 square feet. Their current investments include 925 L Street, a 170,000 square feet value-add office property in Sacramento, California, and Rocklin West, a 100,000 square feet value-add retail property in Rocklin, California.

The Property. The Murphy Crossing Property consists of five, two-story office/R&D buildings with interconnected walkways spanning 363,567 square feet over 20.5 acres. The Murphy Crossing Property includes column-free flexible layouts, which provides office user flexibility and is designed to attract technology tenants that seek open and collaborative working spaces. The Murphy Crossing Property was constructed to be the global headquarters of Octel Communication in 1994 and was renovated in 2015. Since 2017, there have been approximately $6.8 million ($19 per square foot) in capital improvements to upgrade the lobbies, common areas, corridors and on-site amenities. The Murphy Crossing Property features 14-foot slab-to-slab heights with 9-foot finished ceilings, four sides of window lines wrapping around each building, an on-site full-service cafeteria, outdoor volleyball and basketball courts, outdoor seating areas, bike storage, EV charging stations and 1,093 parking spaces.

As of December 31, 2019, the Murphy Crossing Property was 100.0% leased to three tenants.

The largest tenant, Renesas (216,163 square feet; 59.5% of net rentable area; 54.8% of underwritten base rent; S&P: BBB-) is a technology company that engineers and manufactures a wide variety of products including medical devices, automation software, automotive parts and network infrastructure. Renesas was founded in 2002 in Tokyo, Japan and serves a range of industries internationally including healthcare, automotive, energy and industrial. As of September 2019, Renesas had a total equity of ¥596.6 billion, which is equal to approximately $5.4 billion. Intersil Corporation was acquired by Renesas in 2017 and specializes in the development of integrated circuits and microprocessors for the mobile, automotive and aerospace industries. The Murphy Crossing Property serves as Renesas’ west coast headquarters. Renesas has been at the Murphy Crossing Property since 2010 and in early 2018 executed an expansion lease on the entirety of building 5 (89,944 square feet), and in conjunction, extended the lease on their other space coterminous with the April 2026 expiration. Renesas has one, five-year extension option remaining, no termination options, and occupies buildings 3, 4, and 5 of the Murphy Crossing Property.

The second largest leased tenant, Elo Touch Solutions (74,824 square feet; 20.6% of net rentable square feet; 23.9% of underwritten base rent; Moody’s/S&P: B2/B+) is subleasing 100% of its space to SonicWall, Inc. (“SonicWall”), a cyber security company that was founded in 1991 in Santa Clara. The company develops and deploys endpoint security solutions and firewalls for small- and medium-sized organizations internationally. SonicWall was previously acquired by Dell Technologies in 2012 and operated as a subsidiary for four years. The Murphy Crossing Property serves as the SonicWall’s headquarters. SonicWall occupies the entirety of Elo Touch Solutions’ space and has executed a direct lease with the borrower through March 2029 upon expiration of the sublease term. SoniceWall is currently paying base rent of $16.56 per square rent under the sublease terms. SonicWall’s direct lease will commence in February 2023 at a rent of $32.04 per square foot after two months of free rent. The lease will include one, five-year extension option and no termination options. SonicWall occupies building 1 of the Murphy Crossing Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Murphy Crossing

The third largest leased tenant, Bayer Healthcare (72,580 square feet; 20.0% of net rentable area; 21.3% of underwritten base rent; Moody’s/Fitch/S&P: Baa1/BBB+/BBB) leases the space via its acquisition of Conceptus, but has since relocated Conceptus post the acquisition. Bayer Healthcare is currently subleasing 100% of its space to AeroHive Networks Incorporated, which was recently acquired by Extreme Networks Inc. (“Extreme Networks”) and relocated to South San Jose following the acquisition. Extreme Networks and the Murphy Crossing Borrower have agreed to terms, via letters of intent, with Risk Management Solutions, Inc. (“RMS”) to sub-sublease 100% of the space through June 2023 with a direct lease commencing upon the expiration of the sublease and extending through November 2030. RMS will pay $23.40 per square foot in base rent with 3% annual escalations through the sub-sublease term, which is expected to commence in November 2020. Upon commencement of the RMS direct lease in July 2023, RMS will begin paying $32.40 per square foot in base rent through the lease term. RMS is a catastrophe risk modeling company that helps financial institutions and public agencies understand, quantify and manage risk. RMS is wholly owned by Daily Mail & General Trust (rated BB/BBB- by S&P/Fitch), a British multi-national corporation, and has annual revenues of approximately £1.3 billion. Upon commencement of the RMS direct lease, RMS will have one, five-year extension option and no termination options.

The Murphy Crossing Property is located within the Greater Silicon Valley market in the Airport/Milpitas submarket of San Jose with frontage along Murphy Ranch Rd. and McCarthy Blvd. The Murphy Crossing Property has access to major thoroughfares, including Interstates 880 and 680, U.S. 101, and the VTA light rail system connecting to BART. I-880 connects the Murphy Crossing Property to downtown San Jose (six miles south) and the Oakland areas (40 miles north). State Highway 237 connects the Murphy Crossing Property to the Milpitas central business district (one mile north), Sunnyvale (10 miles west) and Palo Alto areas (14 miles west). The Milpitas Transit Center & BART Station, located approximately 1.5 miles east of the Murphy Crossing Property, is expected to open in April 2020 and is a primary transfer station connection for the BART, the VTA light rail and bus system. The immediate area is comprised of low-rise R&D and warehouse facilities. The Murphy Crossing Property is in close proximity to high-profile corporate users and technology tenants in the region including Google, Samsung, Cisco, Johnson & Johnson, Dell, Boston Scientific, Flextronics, Polycom, Micron and Canon USA. Additional market demand drivers include the Great Mall of the Bay Area, California’s Great America amusement park and Levi’s Stadium. Located three miles from the Murphy Crossing Property, Related is developing an approximately 240-acre mixed use destination next to Levi’s Stadium which will incorporate residential units, restaurants, entertainment venues, hotels, retail, and office space to establish a new neighborhood in a pedestrian oriented “live, work, play” environment.

As of the third quarter of 2019, the Greater Silicon Valley office market had approximately 9.1 million square feet under construction with an overall vacancy of 9.8% and average asking rents of approximately $4.91 per square foot. As of the third quarter of 2019, the Milpitas office submarket had an overall vacancy of 4.5% with overall average asking rents of $33.36 per square foot and Class A average asking rents of $43.20 per square foot.

The appraisal identified six directly competitive office sale comparables. Comparable buildings were built between 1981 and 2017 and range in size from 84,696 square feet to 431,095 square feet. Sales prices per square foot ranged from $354.88 to $471.42 while net operating income per square foot ranged from $23.99 and $32.06. In addition, the appraisal identified seven lease comparables. Comparable leases range in size from 40,413 square feet to 263,085 square feet with rents ranging from $27.60 per square foot and $33.60 per square foot with an average lease term of 9.2 years.

Historical and Current Leased Occupancy
2016(1)	2017(2)	2018(2)	Current(3)
N/A	75.6%	100.0%	100.0%

(1)	2016 Historical Occupancy was not made available to the lender due to the acquisition financing nature of the transaction.
(2)	Historical Occupancies are as of December 31 of each respective year.

(3)	Current Occupancy is as of December 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Murphy Crossing

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Renesas	NR/NR/BBB-	216,163	59.5%	$22.97	54.8%	4/30/2026
Elo Touch Solutions(3)	B2/NR/B+	74,824	20.6	$28.92	23.9	1/31/2023
Bayer Healthcare(4)	Baa1/BBB+/BBB	72,580	20.0	$26.52	21.3	6/30/2023
Total Occupied		363,567	100.0%	$24.90	100.0%
Vacant		0	0.0
Total		363,567	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF represents the base rent per square foot per the Elo Touch Solutions lease in place. Elo Touch Solutions is currently subleasing 100% of its space to SonicWall through the lease term. SonicWall is currently paying $16.56 per square foot under the sublease terms. SonicWall has signed a direct lease, which will commence at the end of the sublease term in February 2023. During the direct lease term, SonicWall will pay $32.04 per square foot with 3% annual escalations through March 2029.

(4)	Base Rent PSF represents the base rent per square foot per the Bayer Healthcare lease in place. Bayer Healthcare is currently subleasing 100% of its space to AeroHive Networks, which vacated the space in November 2019 after being acquired by Extreme Networks, Inc. The Murphy Crossing Borrower and Extreme Networks, Inc. have agreed to terms, via letters of intent, with RMS for RMS to (i) sub-sublease the Bayer Healthcare space through June 2023 and (ii) sign a direct lease commencing upon the expiration of the sublease through November 2030. There is no assurance that such sublease or direct lease with RMS will be signed. RMS will pay $23.40 per square foot in base rent through the sub-sublease term, which is expected to commence in November 2020. Upon commencement of the RMS direct lease in July 2023, RMS will begin paying $32.40 per square foot in base rent with 3% annual escalations through the lease term.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	2	147,404	40.5	4,088,732	45.2	147,404	40.5%	$4,088,732	45.2%
2024	0	0	0.0	0	0.0	147,404	40.5%	$4,088,732	45.2%
2025	0	0	0.0	0	0.0	147,404	40.5%	$4,088,732	45.2%
2026	1	216,163	59.5	4,965,607	54.8	363,567	100.0%	$9,054,339	100.0%
2027	0	0	0.0	0	0.0	363,567	100.0%	$9,054,339	100.0%
2028	0	0	0.0	0	0.0	363,567	100.0%	$9,054,339	100.0%
2029	0	0	0.0	0	0.0	363,567	100.0%	$9,054,339	100.0%
2030	0	0	0.0	0	0.0	363,567	100.0%	$9,054,339	100.0%
2031 and Thereafter	0	0	0.0	0	0.0	363,567	100.0%	$9,054,339	100.0%
Total	3	363,567	100.0%	$9,054,339	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2019.

(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Murphy Crossing

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	Underwritten	Per Square Foot	%(1)
Base Rent(2)(3)(4)	$5,710,592	$ 7,796,410	$8,872,839	$9,054,339	$24.90	67.1%
Rent Steps(5)	0	0	0	694,233	1.91	5.1%
Gross Potential Rent	$5,710,592	$7,796,410	$8,872,839	$9,748,572	$26.81	72.3%
Total Reimbursements	2,287,766	3,249,640	3,315,961	3,736,392	10.28	27.7%
Total Other Income	4,309	2,364	5,263	5,263	0.01	0.0%
Net Rental Income	$8,002,666	$11,048,414	$12,194,063	$13,490,227	$37.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(674,511)	(1.86)	(5.0)%
Effective Gross Income	$8,002,666	$11,048,414	$12,194,063	$12,815,715	$35.25	95.0%
Total Expenses	2,986,792	3,262,807	3,328,137	3,680,819	10.12	28.7%
Net Operating Income(4)	$5,015,875	$7,785,606	$8,865,926	$9,134,896	$25.13	71.3%
Total TI/LC, Capex/RR	0	0	0	708,956	1.95	5.5%
Net Cash Flow	$5,015,875	$7,785,606	$8,865,926	$8,425,940	$23.18	65.7%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Underwritten Base Rent is based on the in place rent roll as of December 31, 2019.

(3)	Underwritten Base Rent includes the base rent per the Elo Touch Solutions lease in place. Elo Touch Solutions is currently subleasing 100% of its space to SonicWall through the lease term. SonicWall is currently paying $16.56 per square foot under the sublease terms. SonicWall has signed a direct lease, which will commence at the end of the sublease term in February 2023. During the direct lease term, SonicWall will pay $32.04 per square foot with 3% annual escalations through March 2029.

(4)	Underwritten Base Rent includes the base rent per the Bayer Healthcare lease in place. Bayer Healthcare is currently subleasing 100% of its space to AeroHive Networks, which vacated the space in November 2019 after being acquired by Extreme Networks, Inc. and relocating its headquarters. The Murphy Crossing Borrower and Extreme Networks, Inc. have agreed to terms, via letters of intent, with RMS for RMS to (i) sub-sublease the Bayer Healthcare space through June 2023 and (ii) sign a direct lease commencing upon the expiration of the sublease through November 2030. There is no assurance that such sublease or direct lease with RMS will be signed. RMS will pay $23.40 per square foot in base rent through the sublease term. Upon commencement of the RMS direct lease in July 2023, RMS will begin paying $32.40 per square foot in base rent with 3% annual escalations through the lease term.

(5)	Rent steps taken through February 2021.

Property Management. The Murphy Crossing Property is managed by Embarcadero Realty Services LP, a third party California limited partnership.

Escrows and Reserves. At loan origination, the Murphy Crossing Borrower deposited (i) $1,825,000 into the immediate repairs reserve with respect to upfront repairs associated with HVAC and parking re-striping work and (ii) $2,280,645.92 into an outstanding TI/LC/free rent reserve in connection with (a) $411,115.92 in free rent for SonicWall, (b) $769,880 in unpaid TI allowance for SonicWall, and (c) $1,099,650 in TI/LC/free rent related to the RMS direct lease. Following the securitization of the Murphy Crossing Loan, the Murphy Crossing Borrower may (i) substitute up to $1,825,000 of the rollover reserve with respect to such upfront repairs and/or (ii) substitute up to $1,099,650 of the upfront TI/LC/free rent reserve with respect to the RMS TI/LC/free rent funds on deposit with lender, in each case, with a letter of credit, which will serve as additional collateral for the Murphy Crossing Loan.

Tax Reserve – The Murphy Crossing Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $101,027.57).

Insurance Reserve – On each payment date, the Murphy Crossing Borrower is required to deposit an amount equal to 1/12 of estimated insurance premiums unless the Murphy Crossing Borrower maintains a blanket policy in accordance with the loan documents.

Replacement Reserve – The Murphy Crossing Borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $6,968.37 for replacement reserves.

TI/LC Reserve – The Murphy Crossing Borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $53,020.19 for TI/LC reserves to be capped at $3,181,211.25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Murphy Crossing

Lockbox / Cash Management. The Murphy Crossing Loan is structured with a hard lockbox and in-place cash management. The Murphy Crossing Borrower is required to direct all existing and future tenants of the Murphy Crossing Property to directly deposit all rents into a clearing account controlled by the lender. The funds in the clearing account are required to be swept on a daily basis into a deposit account controlled by the lender. Provided no Trigger Period exists, after the payment of all monthly amounts due under the Murphy Crossing Loan documents, excess cash will be transferred from the deposit account to the Murphy Crossing Borrower’s operating account on each monthly payment date (provided that daily transfers of excess cash are permitted if the lender determines in its good faith discretion that sufficient funds have been deposited into the deposit account to make all of payments due under the Murphy Crossing Loan documents on the next monthly payment date). If a Trigger Period is continuing, excess cash is required to be transferred into a cash collateral account to be held as additional security for the Murphy Crossing Loan during the continuance of such Trigger Period.

A “Trigger Period” means the occurrence and continuation of (i) an event of default, (ii) a Low DSCR Period (as defined below), (iii) if a mezzanine loan is outstanding, the occurrence of a Mezzanine Loan Default (as defined in the Murphy Crossing Loan documents), or (iv) the commencement of a Lease Sweep Period (as defined below).

A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.15x for two consecutive quarters, (c) with respect to clause (iii) above, receipt by the lender of a Mezzanine Loan Default Revocation Notice (as defined in the Murphy Crossing Loan documents) with respect to each Mezzanine Loan Default (as defined in the Murphy Crossing Loan documents), and (d) with respect to clause (iv) above, such Lease Sweep Period has ended in accordance with the terms of the Murphy Crossing Loan documents.

A “Low DSCR Period” will commence if and when the debt service coverage ratio on the Murphy Crossing Loan is less than 1.10x (based on an estimated 30 year amortization schedule) and end if and when such event is cured as described above.

A “Lease Sweep Period” commences (a) upon the earlier of (i) January 31, 2025 with respect to the Renesas lease or, with respect to any other Lease Sweep Tenants (as defined below), the date that is 15 months prior to the expiration of a Lease Sweep Lease (as defined below) or (ii) January 31, 2025 with respect to the Renesas lease or, with respect to any other Lease Sweep Tenants (as defined below), upon the date required under the Lease Sweep Lease by which the Lease Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon Murphy Crossing Borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease (in full or with respect to a majority of the applicable Lease Sweep Space with respect to such Lease Sweep Lease); (c) if a Lease Sweep Tenant has ceased operating its business at the Murphy Crossing Property (i.e., “goes dark”) in a majority of its space at the Murphy Crossing Property; (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant or its guarantor, and/or (f) solely to the extent that the Murphy Crossing Borrower has entered into any Qualified Lease (as defined below) with respect to all or any portion of the Lease Sweep Space, and such Qualified Lease has or had an initial term that does not extend at least two years beyond the maturity date of the Murphy Crossing Loan.

A Lease Sweep Period with respect to clauses (a), (b) and (c) above shall end once the space demised under the applicable Lease Sweep Lease has been re-tenanted pursuant to one or more Qualified Leases (as defined below) (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms or otherwise extended in accordance with the Murphy Crossing Loan documents) and, in the lender’s judgment, sufficient funds have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”). A Lease Sweep Period with respect to clauses (a), (b) and (c) above shall also cease on the date on which the following amounts have accumulated in the Lease Sweep Reserve: (x) $40 per square foot with respect to any portion of the space demised under the applicable Lease Sweep Lease that has not been re-tenanted and (y) to the extent a portion of the space demised under the applicable Lease Sweep Lease has been re-tenanted pursuant to one or more Qualified Leases, in the lender’s judgment, sufficient funds to cover all anticipated lease sweep re-tenanting costs related to the space that has been re-tenanted. A Lease Sweep Period with respect to clause (d) above will end on the date on which the subject default has been cured and no other monetary or material non-monetary default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure. A Lease Sweep Period with respect to clause (e) above will end upon the termination of the bankruptcy or insolvency proceeding. A Lease Sweep Period with respect to clauses (a), (b), (c), (d) or (e) above will end on the date funds in the lease sweep account collected with respect to the Lease Sweep Lease in question is equal to the lease sweep period amount. A Lease Sweep Period with respect to clause (f) above will end on the date on which the subject Tenant under the applicable Qualified Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space to a date that is no less than two years after the maturity date of the Murphy Crossing Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Murphy Crossing

“Lease Sweep Lease” shall mean Renesas Electronic Corporation and any replacement lease covering a majority of the space currently demised under such lease that, assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 100,000 or more rentable square feet.

“Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

“Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

“Qualified Lease” means either: (A) the original Lease Sweep Lease, as extended in accordance with (i) the express renewal option set forth in such Lease Sweep Lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Lease Sweep Lease approved by the lender in its reasonable discretion, or (B) a replacement lease approved by the lender in its reasonable discretion (i) with an initial term of at least five (5) years; (ii) entered into in accordance with the Murphy Crossing Loan documents; and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

Current Mezzanine or Subordinate Indebtedness. None.

Partial Release. None.

Future Permitted Mezzanine Indebtedness. The loan sponsors are permitted one time during the term of the Murphy Crossing Loan to obtain a mezzanine loan, from and after the securitization of the Murphy Crossing Loan, (the “Approved Mezzanine Loan”) from an Approved Mezzanine Lender (as defined below) secured by a pledge in the equity interests in Murphy Crossing Borrower, provided that: (i) the Approved Mezzanine Loan shall be in an amount that when added to the Murphy Crossing Loan will result in (A) a combined loan to “as is” appraised value ratio of the Murphy Crossing Property of no more than 70.0%, and (B) a combined debt service coverage ratio (utilizing the debt service of both the Murphy Crossing Loan and the proposed mezzanine loan) of not less than 1.65x (based on an estimated 30 year amortization schedule); (ii) the Approved Mezzanine Loan will be secured by an equity pledge encumbering direct and indirect ownership interests in Murphy Crossing Borrower (or the mezzanine borrower, if the lender has bifurcated a portion of the Murphy Crossing Loan into a mezzanine loan) (and will not be secured by any collateral securing the Murphy Crossing Loan); (iii) the Approved Mezzanine Loan will be interest-only and coterminous with the Murphy Crossing Loan; (iv) the Approved Mezzanine Loan and organizational structure of the mezzanine borrower will otherwise be on terms and conditions and subject to documentation acceptable to the lender and in accordance with rating agency requirements; and (v) the Approved Mezzanine Lender will enter into an intercreditor agreement with the lender satisfactory in all respects to the lender in its reasonable discretion and any applicable rating agency. Additionally, such financing shall be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies. All costs and expenses incurred by the lender in connection with such financing (including, without limitation, legal fees) shall be the sole obligation of Murphy Crossing Borrower.

“Approved Mezzanine Lender” shall mean (a) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution (i) has total real estate assets (in name or under management) in excess of $500,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $150,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties; or (b) any other mezzanine lender that has been approved by the lender in its sole discretion and the rating agencies.

Parking/Zoning. Based on the survey obtained in connection with origination, there are 1,093 parking spaces at the Murphy Crossing Property. Based on the zoning report obtained in connection with origination, the Murphy Crossing Property is required to have 1,116 total parking spaces pursuant to the applicable legal requirements. The 23-space deficiency is considered non-conforming under the applicable zoning code. The Murphy Crossing Borrower represented that 23 additional parking spaces can be striped pursuant to and in compliance with all leases and legal requirements. The Murphy Crossing Borrower has covenanted to cause 23 additional parking spaces to be striped in accordance with all legal requirements (the “Required Striping Work”) within the earlier to occur of (a) the date that is six months following the origination date and (b) if Murphy Crossing Borrower or any of its affiliates receives from any governmental authority any violation, directive, or other written notice with respect to the failure of the Murphy Crossing Property to have sufficient parking to comply with all applicable legal requirements, the deadline (if any) specified for the completion of the Required Striping Work in such violation, directive or other written notice, as applicable. There is recourse to the extent of any losses for any failure of the Murphy Crossing Property to have sufficient parking to comply with applicable legal requirements until such time as (a) the Required Striping Work has been completed and (b) Murphy Crossing Borrower has delivered evidence in form and substance reasonably acceptable to lender that the Murphy Crossing Property has sufficient parking to comply with applicable legal requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC/JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessments		Title:	Fee
(Fitch/KBRA/S&P)(2):	BBB-sf / BBB(sf) / N/A	Property Type - Subtype:	Office – Suburban
Original Principal Balance(3):	$79,450,000	Net Rentable Area (SF):	951,498
Cut-off Date Principal Balance(3):	$79,450,000	Location:	Sunnyvale, CA
% of Pool by IPB:	8.4%	Year Built / Renovated:	2008 / N/A
Loan Purpose:	Refinance	Occupancy:	100.0%
Borrower:	MT1 ABC LLC	Occupancy Date:	1/1/2021
Loan Sponsor:	Paul Guarantor LLC	Number of Tenants:	4
Interest Rate:	3.49000%	2016 NOI:	N/A
Note Date:	2/6/2020	2017 NOI:	$31,545,149
Maturity Date:	2/6/2030	2018 NOI:	$37,570,355
Interest-only Period:	120 months	2019 NOI(6):	$38,037,092
Original Term:	120 months	UW Economic Occupancy:	97.0%
Original Amortization:	None	UW Revenues:	$69,255,640
Amortization Type:	Interest Only	UW Expenses:	$11,194,319
Call Protection(4):	L(24),Grtr1%orYM(1),	UW NOI(6):	$58,061,321
	DeforGrtr1%orYM(88),O(7)	UW NCF:	$56,850,031
Lockbox / Cash Management:	Hard / In Place	Appraised Value / Per SF(7):	$1,145,000,000 / $1,203
Additional Debt(3)(5):	Yes	Appraisal Date:	10/1/2021
Additional Debt Balance(3)(5):	$363,550,000 / $327,000,000
Additional Debt Type(3)(5):	Pari Passu / Subordinate Debt

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	$282,271	N/A	Cut-off Date Loan / SF:	$466	$809
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$466	$809
Replacement Reserves:	$0	$15,858	N/A	Cut-off Date LTV(7):	38.7%	67.2%
TI/LC:	$53,688,909	$0	N/A	Maturity Date LTV(7):	38.7%	67.2%
Other:	$34,016,766	Springing	N/A	UW NCF DSCR:	3.63x	2.09x
				UW NOI Debt Yield:	13.1%	7.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes	$443,000,000		57.5%	Payoff Existing Debt	$364,012,737	47.3%
Subordinate Debt	327,000,000		42.5%	Return of Equity	314,083,651	40.8%
				Upfront Reserves	87,705,675	11.4%
				Closing Costs	2,715,794	0.4%
				Leasing Commissions	1,482,143	0.2%
Total Sources	$770,000,000		100.0%	Total Uses	$770,000,000	100.0%

(1)	The Moffett Towers Buildings A,B & C Whole Loan (as defined below) was co-originated by Goldman Sachs Bank, USA (“GS Bank”), DBRI and JPMCB. GACC will be contributing $60,000,000 (Notes A-3-C-1 and A-3-C-3) and JPMCB will be contributing $19,450,000 (Notes A-2-C-3 and A-2-C-4) to the Benchmark 2020-B17 transaction.

(2)	Fitch, KBRA and S&P have confirmed that the Moffett Towers Buildings A, B & C Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(3)	The Moffett Towers Buildings A, B & C Loan consists of the non-controlling Note A-2-C-3, Note A-2-C-4, Note A-3-C-1 and Note A-3-C-3 and is part of the Moffett Towers Buildings A, B & C Whole Loan evidenced by 21 senior pari passu notes and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million. For additional information, see “The Loan” herein.

(4)	The defeasance lockout period will be at least 25 payments beginning with and including the first payment date of March 6, 2020. The borrower has the option to defease the entire $770.0 million Moffett Towers Buildings A, B & C Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2023. The assumed defeasance lockout period of 25 months is based on the expected closing date of the Benchmark 2020-B17 securitization in March 2020. The actual lockout period may be longer. In addition, on and after the payment date in March 2022, the Moffett Towers Buildings A, B & C Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

(5)	See “Current Mezzanine or Subordinate Indebtedness" below.

(6)	The increase in 2019 NOI to UW NOI reflects new recent leasing to Google and Comcast and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

(7)	Based on the “As-Stabilized” portfolio value of $1,145,000,000. The “As-Stabilized” value assumes that both Google and Comcast take occupancy at the Moffett Towers Buildings A, B & C Property (as defined below) and are paying rent. The appraiser concluded an “As-Is” portfolio appraised value of $995,000,000, which results in an LTV of 44.5%.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Moffett Towers Buildings A, B & C mortgage loan (the “Moffett Towers Buildings A, B & C Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million (the “Moffett Towers Buildings A, B & C Whole Loan”), which is secured by the borrower’s fee interest in three, eight-story Class A office buildings located in Sunnyvale, California (the “Moffett Towers Buildings A, B & C Property”). The Moffett Towers Buildings A, B & C Whole Loan is comprised of (i) a senior loan, comprised of 21 senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $443.0 million (the “Moffett Towers Buildings A, B & C Senior Notes”), four of which (Notes A-2-C-3, A-2-C-4, A-3-C-1 and A-3-C-3) with an aggregate outstanding principal balance as of the Cut-off Date of $79.45 million) are being contributed to the Benchmark 2020-B17 trust and constitute the Moffett Towers Buildings A, B & C Loan, and the remainder of which are expected to be contributed to one or more other securitization trusts and (ii) three subordinate notes with an outstanding principal balance as of the Cut-off Date of $327.0 million (collectively, the “Moffett Towers Buildings A, B & C Subordinate Companion Notes”). The relationship between the holders of the Moffett Towers Buildings A, B & C Senior Notes and Moffett Towers Buildings A, B & C Subordinate Companion Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan” in the Preliminary Prospectus. The Moffett Towers Buildings A, B & C Whole Loan was co-originated by DBRI, JPMCB and GS Bank. The Moffett Towers Buildings A, B & C Whole Loan has a 10-year term and will be interest-only for its entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-S-1, A-2-S-2, A-2-S-3	$1,000,000	$1,000,000	MOFT 2020-ABC	No(1)
Note A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-3	$79,450,000	$79,450,000	Benchmark 2020-B17	No
Note A-3-C-2, A-3-C-4	$39,450,000	$39,450,000	DBRI	No
Note A-2-C-1, A-2-C-2	$80,000,000	$80,000,000	JPMCB	No
Note A-1-C-1, A-1-C-2, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7, A-1-C-8, A-1-C-9, A-1-C-10	$243,100,000	$243,100,000	GS Bank	No
Senior Notes	$443,000,000	$443,000,000
Note B-1, B-2, B-3	$327,000,000	$327,000,000	MOFT 2020-ABC	Yes(1)
Whole Loan	$770,000,000	$770,000,000

(1)	The initial controlling notes are Note B-1, B-2 and B-3, so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing. If and for so long as a Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, then the controlling note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”. The Moffett Towers Buildings A, B & C Whole Loan will be serviced pursuant to the MOFT 2020-ABC trust and servicing agreement. For so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, the control rights of the Moffett Towers Buildings A, B & C Subordinate Companion Notes will be exercisable by the controlling class under the MOFT 2020-ABC trust and servicing agreement.

The Borrower. The borrower is MT1 ABC LLC, a Delaware limited liability company. The company is structured to be a single purpose bankruptcy-remote entity with the borrower having two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor is Jay Paul Company and non-recourse carveout guarantor is Paul Guarantor LLC. Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Amazon, Facebook, Google, Microsoft, HP, Rambus, Nokia, Tencent and DreamWorks. Jay Paul Company owns 25 office buildings in Moffett Park, totaling nearly 7.2 million square feet including Moffett Place, Moffett Gateway, Technology Corner, Moffett Towers and Moffett Towers II.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

The Property. The Moffett Towers Buildings A, B & C Property consists of three, eight-story office buildings totaling 951,498 square feet of Class A office space located in Sunnyvale, California. The buildings were built by the borrower sponsor in 2008. As of January 1, 2021, the Moffett Towers Buildings A, B & C Property is expected to have an UW Occupancy of 100% and according to a third party market research report as of year-end 2019, has maintained an average historical occupancy of approximately 98.1% since 2014. The Moffett Towers Buildings A, B & C Property is part of a larger seven-building campus known as Moffett Towers (the “Campus”) which includes approximately 2.0 million square feet of Class A office space, an approximately 48,207 square foot amenities facility, a swimming pool, a café, an outdoor common area space and two parking structures.

The Campus is 100.0% leased as of the origination date with Google leasing the entirety of Building A and Building B, four tenants leasing Building C (including Google), and Amazon occupying Buildings D, E, F and G which are not part of the subject collateral.

The largest tenant, Google (815,528 square feet; 85.7% of net rentable area; 84.8% of underwritten base rent) leases a total of 815,528 square feet at the Moffett Towers Buildings A, B & C Property via three separate leases with a weighted average remaining lease term of 8.3 years. Google originally leased a portion of Building A via a subsidiary in 2012 and Google has since expanded, now leasing the entirety of Buildings A & B, and 57.1% of Building C. Google currently occupies Building A and has executed leases for Building B and Building C but has not yet taken occupancy or begun paying rent. Google’s lease in Building B is expected to commence in January 2021 and Google is expected to begin paying rent in June 2021. Google is expected to take possession of its premises in Building C in two phases, 96,282 square feet in March 2020 and 84,914 square feet in July 2020, and begin paying rent in June 2020 and November 2020, respectively. We cannot assure you that Google will take occupancy or begin paying rent. Each of Google’s leases is triple-net, features a seven-year extension option and does not include any early termination rights.

Google, through an affiliate, has occupied the Moffett Towers Buildings A, B & C Property in some capacity since 2012 and is currently in the process of its third expansion. The Moffett Towers Buildings A, B & C Property is located just four miles east of Google’s world headquarters in Mountain View, California. Further, the Moffett Towers Buildings A, B & C Property is located across the street from the NASA-owned Moffett Naval Airfield. In 2014, Google entered into a 60-year lease of Moffett Naval Airfield, an approximate total obligation of more than $1.1 billion. Google reportedly is in the process of investing more than $200 million to renovate the airfield, including major renovations to the three hangars, and has expressed that it plans to use the facility for research, development, assembly and testing in various emerging technologies. Google also uses the facility as a private airport for corporate planes for the founders and top executives.

The second largest tenant, Comcast (111,707 square feet; 11.7% of net rentable area; 12.5% of underwritten base rent) leases 111,707 square feet through October 31, 2027. Comcast’s lease is triple-net, includes 3.0% annual rent increases, features one five-year extension option and no early termination rights. Comcast began leasing space at the Moffett Towers Buildings A, B & C Property in 2011 via an affiliate (Plaxo, Inc.). Comcast has executed a lease extension and relocation for a total of 111,707 square feet and has not yet taken occupancy or begun paying rent on the 40,296 square feet of relocation space. Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that Comcast will take occupancy or begin paying rent.

The Moffett Towers Buildings A, B & C Property features access to the amenities facility and the enclosed parking structure (the “Common Area Spaces”). Use of and access to the Common Area Spaces is governed by certain declarations of covenants, conditions, restrictions and easement and charges agreement (collectively, the “CCR&Es”) made by the borrower as the sole member of the Moffett Towers Lot I Association LLC and Moffett Towers Building H & Amenities Parcel Association LLC (each an “Association” and collectively, the “Associations”). The borrower is the sole member of the Moffett Towers Lot I Association LLC and the borrower and the owners of the non-collateral buildings at the Campus are the members of the Moffett Towers Building H & Amenities Parcel Association LLC.

The CCR&Es grant the borrower non-exclusive easement rights over the Common Area Spaces. The Associations are obligated to maintain insurance coverage over the Common Area Spaces and are also responsible for maintenance of the Common Area Spaces, subject to the terms of the leases. The CCR&Es delineate shares of the voting interests in the Associations based on the number of buildings at the Campus, with each completed building entitled to a proportionate share of the voting interest. In the Moffett Towers Building H & Amenities Parcel Association LLC, the Moffett Towers Buildings A, B & C Property (collectively among all three buildings) is entitled to a 47.595% share of the voting interest in the applicable Association as of the origination date. In the Moffett Towers Lot I Association LLC, each building is entitled to one-third share of the voting interest in the applicable Association as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

The Moffett Towers Buildings A, B & C Property is located in Moffett Park, in Sunnyvale, California, which is located in Silicon Valley. Moffett Park is an approximately 519-acre area comprised of office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed-Martin, Microsoft, NetApp and Rambus. The Moffett Towers Buildings A, B & C Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System station is located within approximately one mile from the Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Park office submarket contains 11.2 million square feet and recorded an average asking rent of $67.80 per square foot annually as of January 7, 2020. The submarket’s vacancy rate was noted at 3.4% and has not exceeded 7.1% since 2012. According to the Appraisal, Moffett Park contains approximately 9.0 million square feet of four and five star office properties which recorded an average asking rent of $71.64 per square foot annually as of January 7, 2020. The Class A segment of the submarket features a vacancy rate of just 1.5%. The appraisal referenced five comparable office leases that range in base rent from approximately $50 - $72 per square foot (weighted average at $60.24 per square foot).

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is the expected occupancy as of January 1, 2021.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)(3)	% of Total NRA	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Google (Building B)(5)	Aa2 / NR / AA+	317,166	33.3%	$60.00	35.5%	12/31/2030
Google (Building A)	Aa2 / NR / AA+	317,166	33.3	$49.57	29.3%	6/30/2026
Google (Building C)(5)	Aa2 / NR / AA+	181,196	19.0	$59.40	20.1%	9/30/2027
Comcast(6)	A3 / A- / A-	111,707	11.7	$60.00	12.5%	10/31/2027
Level 10 Construction	NR / NR / NR	12,944	1.4	$55.62	1.3%	2/29/2024
Acuitus, Inc	NR / NR / NR	11,319	1.2	$63.65	1.3%	8/31/2024
Total		951,498	100.0%	$56.39	100.0%
Other Occupied		0	0.0	$0.00	0.0%
Total Occupied		951,498	100.0%	$56.39	100.0%
Vacant		0	0.0
Total		951,498	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2021, which reflects expected occupancy as of January 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Net Rentable Area (SF) does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Buildings A, B & C Property is part of the Campus. The Campus shares 48,207 square feet of common area amenities, of which 23,101 square feet were allocated to the Moffett Towers Buildings A, B & C Property. These 23,101 square feet are not included in the collateral.

(4)	Base Rent PSF excludes the base rent payable on each tenant’s pro-rata share of the amenities facility, with rent steps through February 28, 2021.

(5)	Google has executed leases for Building B and Building C but has not yet taken occupancy or begun paying rent. Google is expected to take possession of Building B in January 2021. Google is expected to take possession of its premises in Building C in two phases, 96,282 square feet in March 2020 and 84,914 square feet in July 2020. Google is expected to begin paying rent for Building B and Building C in June 2021 and June 2020, respectively. We cannot assure you that the tenant will take possession or begin paying rent as expected or at all. Should the Borrower fail to deliver Google’s space on time, there will be a rent abatement for each day the borrower fails to deliver.

(6)	Comcast has executed a lease extension and relocation for 111,707 square feet. The relocation space consists of 40,296 square feet and Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	2	24,263	2.5	1,440,445	2.7	24,263	2.5%	$1,440,445	2.7%
2025	0	0	0.0	0	0.0	24,263	2.5%	$1,440,445	2.7%
2026	1	317,166	33.3	15,723,273	29.3	341,429	35.9%	$17,163,718	32.0%
2027	4	292,903	30.8	17,465,463	32.5	634,332	66.7%	$34,629,181	64.5%
2028	0	0	0.0	0	0.0	634,332	66.7%	$34,629,181	64.5%
2029	0	0	0.0	0	0.0	634,332	66.7%	$34,629,181	64.5%
2030	1	317,166	33.3	19,029,960	35.5	951,498	100.0%	$53,659,141	100.0%
2031 and Thereafter	0	0	0.0	0	0.0	951,498	100.0%	$53,659,141	100.0%
Total	8	951,498	100.0%	$53,659,141	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Net Rentable Area Expiring does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Buildings A, B, C Property is part of the Campus. The Campus shares 48,207 square feet of common area amenities, of which 23,101 square feet were allocated to the Moffett Towers Buildings A, B, C Property. These 23,101 square feet are not included in the collateral.

(4)	Base Rent Expiring includes rent steps through February 28, 2021.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	Underwritten(1)	Per Square Foot	%(2)
Base Rent(3)	$31,760,276	$37,874,365	$37,993,927	$58,967,821	$61.97	82.6%
Vacant Income	0	0	0	0	0.00	0.0%
Gross Potential Rent	$31,760,276	$37,874,365	$37,993,927	$58,967,821	$61.97	82.6%
Total Reimbursements	11,793,732	11,467,503	12,298,701	11,126,970	11.69	15.6%
Total Other Income	0	0	0	1,302,777	1.37	1.8%
Net Rental Income	$43,554,008	$49,341,867	$50,292,627	$71,397,567	$75.04	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,141,927)	(2.25)	(3.0)%
Effective Gross Income	$43,554,008	$49,341,867	$50,292,627	$69,255,640	$72.79	97.0%
Total Expenses	$12,008,858	$11,771,512	$12,255,535	$11,194,319	$11.76	16.2%
Net Operating Income(4)	$31,545,149	$37,570,355	$38,037,092	$58,061,321	$61.02	83.8%
Total TI/LC, Capex/RR	0	0	0	1,211,290	1.27	1.7%
Net Cash Flow	$31,545,149	$37,570,355	$38,037,092	$56,850,031	$59.75	82.1%

(1)	Underwritten cash flow based on annualized in-place rents as of January 1, 2021, with rent steps through February 28, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent includes $5,182,847 of straight line office rent steps over the lease term for investment grade tenants (Google and Comcast) and $125,834 of straight line amenities facility rent steps through February 28, 2021.

(4)	The increase in Underwritten Net Operating Income reflects new recent leasing to Google and Comcast and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants (Google and Comcast).

Property Management. The Moffett Towers Buildings A, B & C Property is managed by the borrower sponsor.

Escrows and Reserves. At loan origination, the borrower deposited (i) $53,688,909 into a tenant improvement allowances and leasing commissions reserve and (ii) $34,016,766 into a rent concessions reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $282,271).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $15,858 for replacement reserves.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses to a lease sweep reserve until amounts on deposit equal the Lease Sweep Cap Amount (as defined below). In the event that excess cashflow is not sufficient to meet a minimum required amount, the Borrower is required to deposit such minimum required amount.

Required Minimum Monthly Lease Sweep Deposit Amount – During a Lease Sweep Period, an amount equal to (i) with respect to a Lease Sweep Period continuing due to a Lease Sweep Trigger (as defined in the Moffett Towers Buildings A, B & C Whole Loan documents) relating to Google lease (Building A), $875,044.76, (ii) with respect to a Lease Sweep Period continuing due to a Lease Sweep Trigger relating to Google lease (Building B), $875,044.76 and (iii) with respect to a Lease Sweep Period continuing due to a Lease Sweep Trigger relating to Google lease (Building B), $499,910.49; provided, that, to the extent a Lease Sweep Period is continuing due to a Lease Sweep Trigger relating to more than one Google lease, such amounts set forth above shall be aggregated based on all Google leases then in a Lease Sweep Period on the monthly payment date in question (i.e., if, on a monthly payment date, one or more Lease Sweep Periods are continuing which affect all Google leases, the Required Minimum Monthly Lease Sweep Deposit Amount for such monthly payment date shall be $2,250,000.01).

Additionally, during the continuance of a Trigger Period other than a Lease Sweep Period, all amounts in excess of the monthly debt service payment, required reserves and budgeted operating expenses are required to be reserved in a cash collateral reserve, capped, if such Trigger Period was caused by a Low DSCR Event, at $47,574,900.

Lockbox / Cash Management. The Moffett Towers Buildings A, B & C Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct all existing tenants of the Moffett Towers Buildings A, B & C Property to directly deposit all rents into an account controlled by the lender. Funds in the deposit account are required to be applied and disbursed in accordance with the Moffett Towers Buildings A, B & C Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the Moffett Towers Buildings A, B & C Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Moffett Towers Buildings A, B & C Whole Loan documents will be reserved as additional collateral for the Moffett Towers Buildings A, B & C Whole Loan.

A “Trigger Period” will be continuing upon (i) an event of default under the Moffett Towers Buildings A, B & C Whole Loan until cured, (ii) the debt service coverage ratio as calculated in the Moffett Towers Buildings A, B & C Whole Loan documents is less than 1.15x (assuming amortization) (a “Low DSCR Event”) until the earlier of the date (a) the Moffett Towers Buildings A, B & C Property achieves a debt service coverage ratio of at least 1.15x (assuming amortization) for one calendar quarter or (b) amounts on deposit in the cash collateral reserve equal $47,574,900 or (iii) the continuance of a Lease Sweep Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

A “Lease Sweep Period” will be in effect upon the earliest to occur (a) of October 1, 2025 with respect to Building A or the date that is nine months prior to the date any Google Tenant (or any replacement tenant of space leased by Google Tenant) lease expires with respect to Building B and Building C and Google Tenant (or any replacement tenant of space leased by Google Tenant) has not given notice of its intent to renew until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (b) Google Tenant (or any replacement tenant of 75% or more of the space leased by Google Tenant) surrenders, cancels or terminates or gives notice of its intent to surrender, cancel or terminate any of its leases at the Property unless a replacement lease to one or more entities (or subsidiary of such entity) that is rated investment grade by at least two of Moody’s, S&P or Fitch (an “Investment Grade Tenant”) has been entered into until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (c) Google Tenant (or any replacement tenant of 75% or more of the space leased by Google Tenant) ceases operating its business in 20.0% or more of the space in a building subject to its leases (the “Dark Space”) (unless such tenant ceasing to operate (1) is Google Tenant, (2) is an Investment Grade Tenant or (3) has subleased such space to one or more Investment Grade Tenants who has accepted delivery of such space until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (d) upon the occurrence of default under any lease by Google Tenant (or any replacement tenant of 75% or more of the space leased by Google Tenant) until either such default is cured and no other default occurs for three consecutive months or the Reserve Requirement is met, (e) a bankruptcy of Google Tenant or any parent entity under the applicable lease until the related bankruptcy proceedings have terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, and (f) the date on which Google Tenant (or any replacement tenant of space leased by Google Tenant) is no longer an Investment Grade Tenant until one of (1) such tenant becomes an Investment Grade Tenant again, (2) the Reserve Requirement is met or (3) a Renewal or Re-tenanting occurs.

A “Google Tenant” means the Google entity that is the tenant under the leases existing on the origination date.

A “Renewal or Re-tenanting” means Google Tenant irrevocably renews its lease or at least 75% of the space demised under such lease has been re-tenanted pursuant to one or more leases meeting certain requirements under the mortgage loan agreement, as applicable.

A “Reserve Requirement” means funds equal to the applicable Lease Sweep Cap Amount have been deposited into the lease sweep reserve or the borrower has delivered an acceptable letter of credit in such applicable amount to the lender for such amount.

A “Lease Sweep Cap Amount” means the largest amount applicable to the Lease Sweep Periods then occurring as follows: (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (a) or (b), $45.00 per rentable square foot under the applicable lease (or if Building B has been released in accordance with the terms of the Moffett Towers Buildings A, B & C Whole Loan documents, $45.00 per rentable square foot that is leased pursuant to the applicable lease and every other lease existing at the Property with the same tenant or its affiliates, until such time as one of the remaining Google Leases has been renewed or replaced, at which time, the Lease Sweep Cap Amount will revert back to $45.00 per rentable square foot under the applicable lease); (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (d), an amount equal to $35.00 per rentable square foot under the applicable lease); (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, $50.00 per rentable square foot of the dark space demised under the applicable lease; and (iv) with respect to a Lease Sweep Period continuing pursuant to a clause (f), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, an amount equal to $50.00 per rentable square foot under all leases with such downgraded tenant.

Current Mezzanine or Subordinate Indebtedness. The Moffett Towers Buildings A, B & C Subordinate Companion Notes have an outstanding principal balance as of the Cut-off Date of $327.0 million, and accrues interest at a fixed rate of 3.49000% per annum. The Moffett Towers Buildings A, B & C Subordinate Companion Note has a ten-year term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time after the prepayment lockout period, the borrower is permitted to obtain the release of up to two (but not more than two) individual buildings that comprise the Moffett Towers Buildings A, B & C Property from the lien of the Mortgage in connection with a bona fide third-party sale of such building or a transfer of such building to an affiliate for purposes of refinancing such building upon, among other conditions, (a) payment of the applicable Release Price, (b) no event of default is continuing, (c) after giving effect to the release, the debt service coverage ratio is no less than the greater of the debt service coverage ratio immediately prior to such release and 1.44x, (d) after giving effect to the release, the debt yield is no less than the greater of the debt yield immediately preceding such release and 7.75%, (e) after giving effect to the release, the loan to value ratio is not more than the lesser of the loan to value ratio immediately preceding such release and 70.0% and (f) customary REMIC opinions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Moffett Towers Buildings A, B & C

“Release Price” means an amount equal to (a) with respect to the release of Building A or Building C, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 115% of the allocated loan amount and (b) with respect to the release of Building B, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 125% of the allocated loan amount, in each case together with the payment of any accrued and unpaid interest and any applicable prepayment fee.

Common Area Subdivision. The borrower has the right to subdivide and release a portion of the Lot 1 Common Area in connection with the construction of another office building that may be no more than nine stories tall and contain no more than 326,666 rentable square feet so long as, among other conditions in the loan documents, such subdivision and release will not materially adversely affect the Moffett Towers Buildings A, B & C Property or its use or operation and is in compliance with the terms of other material documents related to the Moffett Towers Buildings A, B & C Property such as any leases or reciprocal easement agreements. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The “Lot 1 Common Area” comprises all of the property that makes up the Campus, other than the three buildings that comprise the collateral. The Lot 1 Common Area includes two parking structures and certain surface parking spaces in the Campus, together with the landscaping, sidewalks, driveways and roadways within the Campus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA/S&P)(1):	BBB-sf / A(sf) / N/A	Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$50,000,000	Net Rentable Area (SF):	2,561,512
Cut-off Date Principal Balance(2):	$50,000,000	Location:	New York, NY
% of Pool by IPB:	5.3%	Year Built / Renovated:	1972 / 2013
Loan Purpose:	Refinance	Occupancy:	98.4%
Borrowers:	PGREF I 1633 Broadway Tower,	Occupancy Date:	10/31/2019
	L.P. and PGREF I 1633 Broadway	Number of Tenants:	40
	Land, L.P.	2016 NOI:	$93,821,386
Loan Sponsor(3):	Paramount Group Operating	2017 NOI:	$94,190,007
	Partnership LP	2018 NOI:	$109,098,450
Interest Rate:	2.99000%	TTM NOI (as of 9/2019):	$110,809,315
Note Date:	11/25/2019	UW Economic Occupancy:	95.9%
Maturity Date:	12/6/2029	UW Revenues:	$190,585,947
Interest-only Period:	120 months	UW Expenses:	$71,435,784
Original Term:	120 months	UW NOI:	$119,150,163
Original Amortization:	None	UW NCF:	$116,677,727
Amortization Type:	Interest Only	Appraised Value / Per SF:	$2,400,000,000 / $937
Call Protection(4):	L(27),Def(86),O(7)	Appraisal Date:	10/24/2019
Lockbox / Cash Management:	Hard / Springing
Additional Debt(2)(5):	Yes
Additional Debt Balance(2)(5):	$951,000,000 / $249,000,000
Additional Debt Type(2)(5):	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$391	$488
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$391	$488
Replacement Reserves:	$0	Springing	$1,024,605	Cut-off Date LTV:	41.7%	52.1%
TI/LC:	$0	Springing	$5,123,024	Maturity Date LTV:	41.7%	52.1%
Unfunded TI Obligations:	$36,389,727	$0	N/A	UW NCF DSCR:	3.84x	3.08x
				UW NOI Debt Yield:	11.9%	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,001,000,000	80.1%	Payoff Existing Debt	$1,052,884,467	84.2%
Subordinate Notes	249,000,000	19.9	Upfront Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7
			Return of Equity	139,885,652	11.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%
(1)	Fitch, KBRA and S&P have confirmed that the 1633 Broadway Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The 1633 Broadway Loan (as defined below) is part of a whole loan evidenced by (i) 35 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.001 billion, and (ii) four subordinate notes with an aggregate principal balance of $249.0 million.

(3)	There is no non-recourse carveout guarantor, and the Borrowers (as defined below) are the only environmental indemnitors.

(4)	The lockout period will be 27 payments beginning with and including the first payment date in January 2020. The Borrowers (as defined below) have the option to defease the full $1.25 billion 1633 Broadway Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 25, 2022. The lockout period of 27 payments is based on the expected Benchmark 2020-B17 transaction closing date occurring in March 2020. The actual lockout period may be longer.

(5)	See “Current Mezzanine or Subordinate Indebtedness" below.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

The Loan. The 1633 Broadway mortgage loan (the “1633 Broadway Loan”) is part of a whole loan evidenced by 35 pari passu promissory notes and four junior promissory notes, each as described below, with an aggregate original balance of $1.25 billion (the “1633 Broadway Whole Loan”), secured by the first mortgages encumbering the Borrowers’ fee simple interest in a 2,561,512 square foot Class A office tower located in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Whole Loan is comprised of (i) a senior loan, comprised of 35 pari passu notes with an aggregate principal balance as of the Cut-off Date of $1.001 billion (the “1633 Broadway Senior Notes”), of which Note A-3-C-5 and Note A-3-C-6, with an outstanding principal balance as of the Cut-off Date of $50.0 million, are being contributed to the Benchmark 2020-B17 trust and constitute the 1633 Broadway Loan, and the remainder of which have been, or are expected to be, contributed to other securitization trusts and (ii) a subordinate loan, comprised of four notes, with an original principal balance as of the Cut-off Date of $249.0 million (the “1633 Broadway Subordinate Companion Loan”) that was contributed to a prior securitization trust, as described below. The relationship between the holders of the 1633 Broadway Senior Notes and the 1633 Broadway Junior Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus. The 1633 Broadway Whole Loan was co-originated by JPMCB, DBR Investments Co. Limited (“DBRI”), Goldman Sachs Bank USA (“GS Bank”) and Wells Fargo Bank, National Association (“WFB”). The 1633 Broadway Whole Loan has a 10-year term and is interest-only for the term of the loan.

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
Note A-1-C-1, A-1-C-5, A-2-C-1-A	$110,000,000	$110,000,000	CGCMT 2020-GC46	No(2)
Note A-1-C-3, A-1-C-4, A-1-C-6, A-1-C-7	$122,500,000	$122,500,000	GS Bank(1)	No
Note A-1-C-2, A-2-C-5	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-2-C-1-B, A-3-C-1-B	$45,000,000	$45,000,000	Benchmark 2020-B16	No
Note A-2-C-2, A-2-C-3-A, A-2-C-4, A-2-C-6, A-2-C-7	$170,000,000	$170,000,000	DBRI(1)	No
Note A-2-C-3-B, A-3-C-2	$64,650,000	$64,650,000	Benchmark 2020-IG1(3)	No
Note A-3-C-5, A-3-C-6	$50,000,000	$50,000,000	Benchmark 2020-B17	No
Note A-3-C-1-A, A-3-C-3, A-3-C-4, A-3-C-7	$127,850,000	$137,850,000	JPMCB(1)	No
Note A-4-C-1, A-4-C-2	$100,000,000	$100,000,000	BANK 2020-BNK25	No
Note A-4-C-3, A-4-C-6, A-4-C-7	$80,000,000	$80,000,000	WFB(1)	No
Note A-4-C-4, A-4-C-5	$70,000,000	$70,000,000	WFCM 2020-C55	No
Senior Notes	$1,001,000,000	$1,001,000,000
Note B-1, B-2, B-3, B-4	$249,000,000	$249,000,000	BWAY 2019-1633	Yes
Whole Loan	$1,250,000,000	$1,250,000,000
(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

(2)	During the continuance of a control appraisal relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

(3)	The Benchmark 2020-IG1 transaction is expected to close on or about February 28, 2020.

The Borrowers. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership (collectively, the “Borrowers”). PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor, and the Borrowers are the only environmental indemnitors with respect to the 1633 Broadway Whole Loan. The Borrowers have presented for the lenders' consideration an elimination of the ground lease (such that collateral for the 1633 Broadway Whole Loan would consist entirely of the fee interest in the 1633 Broadway Property) and an intended transfer of the 1633 Broadway Property in accordance with the loan documents to successor borrowers that would own the 1633 Broadway Property as tenants-in-common, which could result in a change of the ultimate ownership of the borrowers. We cannot assure you that the management skills, quality or judgment of any successor borrower or their equityholders would be equivalent to that of the current borrowers and their equityholders and that the value of the 1633 Broadway Property will be maintained at the same level by any successor borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

The Loan Sponsor. The loan sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the Borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million square foot portfolio of 18 Class A office and retail buildings in New York, Washington, D.C. and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue and 0 Bond Street.

The Property. The 1633 Broadway Property is an approximately 2.6 million square foot, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 square feet (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 square foot.

The 1633 Broadway Property is located on a 90,400 square foot parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 square feet and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property benefits from a strong office component, which is currently 100.0% leased to 17 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 square feet of net rentable area and is anchored by Equinox (25,458 square feet) through February 2040. Approximately 94.3% of the underwritten base rent is from office tenants.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin Theatre has three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 square feet and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250 or $25.00 per square foot through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 square feet. The parking area is currently leased to ABM Parking Services, Inc., a parking garage operator, which is expected to occupy the space through July 2026. The parking garage operator is responsible for a contract rent of approximately $2.39 million, or $9,560 per space, which will increase by 1.50% per annum throughout the remainder of its lease.

As of October 31, 2019, the 1633 Broadway Property was 98.4% leased to 40 tenants. The largest tenant by underwritten base rent, Allianz Asset Management of America L.P. (“Allianz”) (320,911 square feet, 12.5% of net rentable area, 15.7% of underwritten base rent) is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz. Allianz occupies six suites with leases expiring in January 2031.

The second largest tenant by underwritten base rent, WMG Acquisition Corp (“Warner Music Group”) (293,888 square feet, 11.5% of net rentable area, 10.4% of underwritten base rent) is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The third largest tenant by underwritten base rent, Morgan Stanley & Co (“Morgan Stanley”) (260,829 square feet, 10.2% of net rentable area, 11.1% of underwritten base rent) is a financial holding company, that provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley operates through three segments: Institutional Securities, Wealth Management and Investment Management. Morgan Stanley occupies five suites with leases expiring in March 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million square feet, a vacancy rate of 5.4% and an average asking rent of $66.21 per square foot. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million square feet, a vacancy rate of 5.9% and an average asking rent of $79.25 per square foot.

Competitive Set – Comparable Office Leases(1)
Property	Total GLA	Tenant Name	Lease Date / Term	Lease Area (square feet)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY	2,561,512	Various	Various	Various	$66.93	--
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
86.3%	95.4%	95.4%	98.4%
(1)	Historical Occupancies reflect average occupancies for each respective year.

(2)	Current Occupancy is as of October 31, 2019.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)(3)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration
Allianz(4)	Aa3/AA-/AA	320,911	12.5%	$82.66	15.7%	1/31/2031
Morgan Stanley(5)	A3/A/BBB+	260,829	10.2	$71.61	11.1	3/31/2032
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5	$59.62	10.4	7/31/2029
Showtime Networks Inc	Baa2/BBB/BBB	261,196	10.2	$55.28	8.6	1/31/2026
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9	$68.00	8.2	3/31/2037
New Mountain Capital, LLC(8)	NR/NR/NR	108,374	4.2	$86.00	5.5	10/15/2035
Charter Communications Holding	Ba2/NR/BB+	106,176	4.1	$84.00	5.3	12/15/2025
MongoDB, Inc.	NR/NR/NR	106,230	4.1	$76.00	4.8	12/31/2029
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2	$74.58	4.7	12/31/2033
Assured Guaranty Municipal	NR/NR/A	103,838	4.1	$69.88	4.3	2/28/2032
Top 10 Total / Wtd. Avg.		1,872,041	73.1%	$70.81	78.5%
Remaining Tenants		649,710	25.4	$55.74	21.5
Total Occupied Space		2,521,751	98.4%	$66.93	100.0%
Vacant		39,761	1.6
Total / Wtd. Avg.		2,561,512	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Borrowers’ owned space does not include non-owned anchors or outparcels.

(4)	Allianz subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 per square foot through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per square foot through July 31, 2022. Base Rent PSF is based on the contractual rent under the prime lease.

(5)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)	WMG Acquisition Corp subleases 3,815 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 per square foot on a month-to-month basis. U/W Base Rent PSF is based on the contractual rent under the prime lease.

(7)	Kasowitz Benson Torres subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 per square foot through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 per square foot; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 per square foot through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or a portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space must be in a commercially reasonable configuration), effective as of March 31, 2024, upon notice by March 31, 2023. U/W Base PSF is based on the contractual rent under the prime lease and payment of a termination fee.

(8)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,761	1.6%	NAP	NAP	39,761	1.6%	NAP	NAP
2020 & MTM	12	10,442	0.4	$666,945	0.4%	50,203	2.0%	$666,945	0.4%
2021	3	86,460	3.4	4,756,000	2.8	136,663	5.3%	$5,422,945	3.2%
2022	4	116,337	4.5	2,813,374	1.7	253,000	9.9%	$8,236,319	4.9%
2023	2	38,550	1.5	1,299,854	0.8	291,550	11.4%	$9,536,173	5.7%
2024	1	51,276	2.0	4,666,116	2.8	342,826	13.4%	$14,202,289	8.4%
2025	1	106,176	4.1	8,918,784	5.3	449,002	17.5%	$23,121,073	13.7%
2026	3	383,584	15.0	20,397,741	12.1	832,586	32.5%	$43,518,814	25.8%
2027	2	55,247	2.2	4,584,436	2.7	887,833	34.7%	$48,103,250	28.5%
2028	2	90,001	3.5	6,043,229	3.6	977,834	38.2%	$54,146,479	32.1%
2029	3	399,717	15.6	25,579,624	15.2	1,377,551	53.8%	$79,726,103	47.2%
2030 & Beyond	10	1,183,961	46.2	89,044,498	52.8	2,561,512	100.0%	$168,770,601	100.0%
Total / Wtd. Avg.	43	2,561,512	100.0%	$168,770,601	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$168,770,601	$65.89	84.9%
Credit Tenant Rent Steps(5)	0	0	0	0	7,558,579	2.95	3.8
Vacant Space	0	0	0	0	2,879,875	1.12	1.4
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	5.96	7.7
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$194,476,643	$75.92	97.8%
Other Income(6)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	1.67	2.2
Concessions	0	0	0	0	0	0.00	0.0
Net Rentable Income	$155,999,546	$159,464,803	$179,219,236	$182,760,348	$198,756,496	$77.59	100.0%
Vacancy & Credit Loss	(309,756)	0	0	0	(8,170,549)	(3.19)	(4.1)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40	95.9%
Real Estate Taxes	35,413,254	38,391,946	41,366,170	43,693,114	45,478,153	17.75	23.9
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.42	0.6
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.39	0.5
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	9.33	12.5
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89	37.5%
Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52	62.5%
TI/LC	0	0	0	0	2,011,364	0.79	1.1
Capital Expenditures	0	0	0	0	461,072	0.18	0.2
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55	61.2%
(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM column represents the trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).

(5)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(6)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC, an affiliate of the Borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

Escrows and Reserves. On the loan origination date, the Borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements,

(b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the Borrowers substituted a letter of credit for the cash on reserve in such reserve account.

Tax Escrows – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period (as defined below), the Borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Escrows – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period, the Borrowers are required to deposit an amount equal to 1/12 of estimated insurance premiums unless the Borrower maintains a blanket policy in accordance with the loan documents.

Replacement Escrows – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period, the Borrowers are required to deposit $42,691.87 into a tenant improvement and leasing commissions reserve account, subject to a cap of $1,024,604.80.

TI/LC Reserves – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period, the Borrowers are required to deposit $213,459.33 into a tenant improvement and leasing commissions reserve account, subject to a cap of $5,123,024.

Lockbox / Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the Borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the Borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the loan documents, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the loan documents is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the loan documents, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the Borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no event of default under the loan documents is continuing, the Borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the loan documents) equal to or greater than 5.75%.

Current Mezzanine or Subordinate Indebtedness. The 1633 Broadway Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $249.0 million, accrues interest at a fixed rate of 2.99000% per annum. The 1633 Broadway Subordinate Companion Loan has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1633 Broadway

Future Mezzanine Indebtedness Permitted. On or after November 25, 2020, the owner of the direct or indirect equity interests of the Borrowers is permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the Borrowers, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the loan documents and taking into account the 1633 Broadway Mezzanine Loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the loan documents and taking into account the 1633 Broadway Mezzanine Loan and the 1633 Broadway Whole Loan) is at least 3.08x, and (iii) the debt yield (as calculated under the loan documents and taking into account the 1633 Broadway Mezzanine Loan and the 1633 Broadway Whole Loan) is at least 9.35%; (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender; and (iv) receipt of a rating agency confirmation.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA/S&P)(2):	BBB-sf / BBB-(sf) / N/A	Property Type - Subtype:	Mixed Use – Office/Retail
Original Principal Balance(3):	$50,000,000	Net Rentable Area (SF):	600,415
Cut-off Date Principal Balance(3):	$50,000,000	Location:	New York, NY
% of Pool by IPB:	5.3%	Year Built / Renovated:	1957, 1987 / 2015
Loan Purpose:	Refinance	Occupancy:	97.4%
Borrower:	650 Madison Owner LLC	Occupancy Date:	10/1/2019
Loan Sponsors:	Vornado Realty L.P., OPG	Number of Tenants(6):	17
	Investment Holdings (US), LLC	2016 NOI:	$42,701,194
Interest Rate:	3.48600%	2017 NOI:	$46,541,346
Note Date:	11/26/2019	2018 NOI:	$48,557,496
Maturity Date:	12/8/2029	TTM NOI (as of 9/2019)(7):	$50,961,537
Interest-only Period:	120 months	UW Economic Occupancy:	96.3%
Original Term:	120 months	UW Revenues:	$87,327,989
Original Amortization:	None	UW Expenses:	$28,901,495
Amortization Type:	Interest Only	UW NOI(7):	$58,426,495
Call Protection(4):	L(27),Def(86),O(7)	UW NCF:	$56,776,391
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$1,210,000,000 / $2,015
Additional Debt:	Yes	Appraisal Date:	10/31/2019
Additional Debt Balance:	$536,800,000 / $213,200,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(5)				Financial Information (3)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$977	$1,332
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$977	$1,332
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	48.5%	66.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	48.5%	66.1%
Other:	$9,576,014	$0	N/A	UW NCF DSCR:	2.74x	2.01x
				UW NOI Debt Yield:	10.0%	7.3%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$586,800,000	70.7%	Loan Payoff	$800,000,000	96.4%
Junior Notes	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Loan Reserves	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Sponsor Equity	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%
(1)	The 650 Madison Avenue Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), BMO Harris Bank N.A. (“BMO Harris”), and Goldman Sachs Bank USA (“GS Bank”).

(2)	Fitch, KBRA and S&P have confirmed that the 650 Madison Avenue Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(3)	The Cut-off Date Balance of $50,000,000 represents the non-controlling Note A-1-6, which is part of the 650 Madison Avenue Whole Loan evidenced by 26 notes having an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. For additional information see “The Loan” below.

(4)	The lockout period, with respect to a defeasance of the 650 Madison Avenue Whole Loan (as defined below), will be at least 27 payment dates beginning with and including the first payment date of January 8, 2020. Defeasance of the full $800.0 million 650 Madison Avenue Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 26, 2022. Prepayment in whole, but not in part, of the 650 Madison Avenue Whole Loan is permitted at any time prior to June 8, 2029 with the payment of a yield maintenance premium.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Initial Other reserves consist of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

(6)	Based on the office component only.

(7)	The increase from TTM NOI (as of 9/2019) to UW NOI at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

(8)	The borrower sponsors acquired the 650 Madison Avenue Property for a purchase price of approximately $1.3 billion in 2013. Since acquisition, the borrower sponsors have invested approximately $37.5 million in capital expenditures and $51.6 million in tenant improvements and leasing commissions at the 650 Madison Avenue Property, implying total hard equity of $583.4 million remaining in the transaction following the closing of the 650 Madison Avenue Whole Loan.

The Loan. The 650 Madison Avenue mortgage loan (the “650 Madison Avenue Loan”) is part of a whole loan (the “650 Madison Avenue Whole Loan”) evidenced by 26 notes comprising (i) 22 senior pari passu notes (collectively the “650 Madison Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $586,800,000, and (ii) four junior pari passu notes (collectively, the “650 Madison Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes are subordinate to the 650 Madison Avenue Senior Pari Passu Notes to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans —The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 650 Madison Avenue Whole Loan is $800,000,000. The 650 Madison Avenue Whole Loan is secured by the borrower’s fee simple interest in a Class A office and retail building located in New York, New York (the “650 Madison Avenue Property”). The 650 Madison Avenue Loan, which is evidenced by the non-controlling Note A-1-6, has an outstanding principal balance as of the Cut-off Date of $50,000,000. The related companion loans are evidenced by (i) 21 senior pari passu notes (collectively, the “650 Madison Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $536,800,000 and (ii) the 650 Madison Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 650 Madison Avenue Whole Loan was originated by CREFI, BCREI, BMO Harris and GS Bank on November 26, 2019. Each note evidencing the 650 Madison Avenue Whole Loan has an interest rate of 3.48600% per annum. The borrower utilized the proceeds of the 650 Madison Avenue Whole Loan, existing loan reserves and new borrower sponsor equity to refinance the existing debt on the 650 Madison Avenue Property, fund upfront reserves and pay closing and defeasance costs.

The table below summarizes the promissory notes that comprise the 650 Madison Avenue Whole Loan. The relationship between the holders of the 650 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(1)
Note A-1-3, A-2-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
Note A-1-4, A-2-2, A-2-5, A-2-7	$115,000,000	$115,000,000	CGCMT 2020-GC46	No
Note A-1-5	$45,000,000	$45,000,000	Benchmark 2020-B16	No
Note A-1-6	$50,000,000	$50,000,000	Benchmark 2020-B17	No
Note A-1-7	$37,900,000	$37,900,000	Benchmark 2020-IG1(2)	No
Note A-1-2-1	$40,000,000	$40,000,000	CCRE(3)	No
Note A-2-3, A-2-4, A-2-6, A-2-8	$51,450,000	$51,450,000	GS Bank(3)	No
Note A-3-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
Note A-3-2	$46,450,000	$46,450,000	BCREI(3)	No
Note A-3-3	$40,000,000	$40,000,000	WFCM 2020-C55	No
Note A-4, A-5, A-6, A-7	$1,000,000	$1,000,000	MAD 2019-650M	No
Senior Notes	$586,800,000	$586,800,000
Note B-1, B-2, B-3, B-4	$213,200,000	$213,200,000	MAD 2019-650M	Yes(1)
Whole Loan	$800,000,000	$800,000,000
(1)	The initial Controlling Note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans— The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

(2)	The Benchmark 2020-IG1 transaction is expected to close on or about February 28, 2020.

(3)	Expected to be contributed to one or more future securitization transactions.

The Borrower. The borrower is 650 Madison Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford Guarantor”). Vornado and Oxford Guarantor are liable on a several basis, 50% to Vornado and 50% to Oxford Guarantor, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations. The loan sponsors of the 650 Madison Avenue Loan are Vornado and Oxford Guarantor. Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types primarily located in New York City, aggregating over 37.1 million square feet Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System (“OMERS”), one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 square feet office tower with retail space which includes the Cartier Mansion, Versace townhouse, Furla, and Armani Exchange), and with the Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

The Property. The 650 Madison Avenue Property is a 27-story, 600,415 square foot Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 543,834 square feet of Class A office space, 22,310 square feet of ground floor retail space, and 34,271 square feet of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”), luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). The top three tenants by U/W Gross Rent are all investment grade rated tenants and account for 64.6% of net rentable area and 58.9% of U/W Gross Rent.

Office (92.0% of NRA; 74.5% of in-place U/W Gross Rent). The 543,834 square feet of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of U/W Base Rent and 74.5% of U/W Gross Rent (inclusive of storage rent derived from office tenants). 358,491 square feet of the office space (65.9% of Class A office net rentable area) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC).

The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by square feet in the United States and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million square feet of office space, direct asking rents of $99.29 per square foot and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million square feet of office space and direct asking rents of $102.23 per square foot. The 650 Madison Avenue Property’s U/W Gross Rents for office space range from $94.04 per square foot to $176.76 per square foot, which is comparable to the direct asking rent per square foot for the appraiser’s competitive set as set forth below.

Major Office Tenants.

Ralph Lauren (277,016 square feet; 46.1% of NRA; 32.5% of U/W Base Rent): Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s net rentable area and accounts for 36.0% of U/W Gross Rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets, and distributes apparel, accessories, fragrances, and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

Memorial Sloan Kettering Cancer Center (100,700 square feet; 16.8% of NRA; 12.3% of U/W Base Rent): MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s net rentable area and accounts for 13.0% of U/W Gross Rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 square foot. Medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City, founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

Retail (5.3% of NRA; 25.5% of in-place U/W Gross Rent) The 22,310 square feet of ground floor retail space at the 650 Madison Avenue Property is currently 87.4% occupied by five tenants that collectively contribute 28.0% of U/W Base Rent and 25.5% of U/W Gross Rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on U/W Gross Rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

Major Retail Tenant.

Celine Inc. (10,223 square feet; 1.7% of NRA; 11.3% of U/W Base Rent): LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of net rentable area and accounts for 10.0% of U/W Gross Rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. The brand owns approximately 140 stores worldwide and is distributed through a network including department stores such as Barneys New York (New York), Bergdorf Goodman (New York), Harrods (London) and Galeries Lafayette (Paris). The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

Competitive Set (Office Buildings)(1)
			Sublease Avail.	Occupied %	Occupied %	Direct Asking Rent per SF
Property	Office Area (NRA)	Direct Avail. SF	SF	Direct	Total	Low	High
510 Madison Avenue	350,000	12,640	11,500	96.4%	93.1%	$99.00	$129.00
520 Madison Avenue	849,600	114,847	0	86.5%	86.5%	$105.00	$128.00
590 Madison Avenue	1,016,413	215,501	32,189	78.8%	75.6%	$90.00	$145.00
660 Madison Avenue	239,113	0	24,544	100.0%	89.7%	NAP	NAP
712 Fifth Avenue	457,281	72,333	12,090	84.2%	81.5%	$115.00	$175.00
745 Fifth Avenue	410,000	17,938	22,301	95.6%	90.2%	$128.00	$150.00
399 Park Avenue	1,250,000	96,203	47,488	92.3%	88.5%	$110.00	$110.00
450 Park Avenue	247,242	7,841	0	96.8%	96.8%	$125.00	$125.00
499 Park Avenue	265,000	11,303	11,512	95.7%	91.4%	$100.00	$100.00
Total	5,084,649	548,606	161,624
Wtd. Avg.(2)	564,961	60,956	17,958	89.2%	86.0%	$90.00	$175.00
(1)	Source: Appraisal.

(2)	Wtd. Avg. figures for the Direct Asking Rent per SF represent the low and high end of each respective range.

The appraiser concluded blended market rents of $108.87 per square foot and $986.96 per square foot for the office and ground level retail space, respectively. Based on the appraiser’s market rents, the 650 Madison Avenue Property’s in-place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date(4)
Office
Ralph Lauren(5)	NR / A2 / A-	277,016	46.1%	$89.41	32.5%	12/31/2024
Memorial Sloan Kettering Cancer Center(6)	AA / Aa3 / AA-	100,700	16.8	$92.97	12.3	7/31/2023
Willett Advisors LLC	NR / NR / NR	25,732	4.3	$155.00	5.2	12/31/2024
Sotheby’s Int’l Realty, Inc.(7)	NR / B3 / B+	37,772	6.3	$91.60	4.5	11/30/2035
BC Partners Inc.		19,380	3.2	$118.58	3.0	1/31/2027
Largest Office Tenants		460,600	76.7%	$95.26	57.6%
Remaining Office Tenants		92,080	15.3	$119.00	14.4
Total / Wtd. Avg. Office Tenants		552,680	92.0%	$99.21	72.0%

Retail
Celine	NR / A1 / A+	10,223	1.7%	$841.24	11.3%	2/28/2029
Moncler(8)	NR / NR / NR	8,985	1.5	$667.78	7.9	8/31/2026
Tod’s	NR / NR / NR	7,867	1.3	$680.90	7.0	10/13/2023
B.A.P.E.(9)	NR / NR / NR	3,705	0.6	$298.52	1.5	7/31/2030
Domenico Vacca(9)	NR / NR / NR	1,202	0.2	$239.60	0.4	3/30/2030
Largest Retail Tenants		31,982	5.3%	$667.58	28.0%

Vacant		15,753	2.6	NAP	NAP
Total / Wtd. Avg.(10)		600,415	100.0%	$130.31	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants. Base Rent PSF and % of Total Base Rent excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 square feet).

(4)	Certain tenants reflected in the chart above and other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.

(5)	Ralph Lauren has one, 10-year renewal option under its lease.

(6)	Memorial Sloan Kettering Cancer Center has the one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020, (b) the termination date is not later than June 30, 2022, (c) the termination date is at least 18 months following the date upon which the termination notice is received by the landlord and (d) MSKCC pays to the landlord the termination payment simultaneously with the giving of such termination notice. The tenant also has one, five-year renewal option in its lease.

(7)	Sotheby’s International Realty, Inc. has one, five-year renewal option in its lease.

(8)	Moncler has one, five-year renewal option in its lease.

(9)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their space and are expected to take occupancy in early 2020.

(10)	Total tenant Net Rentable Area (SF) is inclusive of the property management office but there is no associated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring(2)	Base Rent Expiring(3)	% Base Rent Expiring(3)	Cumulative Sq. Ft. Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	15,753	2.6%	NAP	NAP	15,753	2.6%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	15,753	2.6%	$0	0.0%
2020	2	20,317	3.4	2,479,060	3.3	36,070	6.0%	$2,479,060	3.3%
2021	3	12,888	2.2	1,538,559	2.0	48,958	8.2%	$4,017,619	5.3%
2022	2	3,218	0.5	353,980	0.5	52,176	8.7%	$4,371,599	5.7%
2023	4	114,905	19.2	15,320,804	20.1	167,081	27.9%	$19,692,403	25.8%
2024	13	313,250	52.3	30,121,123	39.5	480,331	80.2%	$49,813,526	65.4%
2025	1	6,341	1.1	729,215	1.0	486,672	81.2%	$50,542,741	66.3%
2026	2	16,755	2.8	6,971,250	9.1	503,427	84.0%	$57,513,991	75.5%
2027	4	30,029	5.0	3,866,158	5.1	533,456	89.0%	$61,380,150	80.6%
2028	1	0	0.0	10,080	0.0	533,456	89.0%	$61,390,230	80.6%
2029	1	10,223	1.7	8,600,017	11.3	543,679	90.7%	$69,990,246	91.9%
2030 and Thereafter	5	55,540	9.3	6,204,320	8.1	599,219	100.0%	$76,194,567	100.0%
Total / Wtd. Avg.(4)	38	599,219	100.0%	$76,194,567	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Calculated based on the approximate square footage occupied by each collateral tenant.

(3)	Base Rent Expiring and % of Base Rent Expiring includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants.

(4)	Excludes 1,196 square feet which is non-revenue and attributable to the property management office.

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(2)	Underwritten	U/W (PSF)	%(3)
Base Rent(4)	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56	95.7%
Potential Income	0	0	0	0	3,327,410	5.54	4.3
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$78,115,389	$130.10	100.0%
Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92	13.8
Rent Steps(5)	0	0	0	0	1,406,588	2.34	1.8
Other Income	222,390	265,643	319,055	362,098	371,407	0.62	0.5
Less: Vacancy(6)	(86,339)	(829,105)	(0)	(75,003)	(3,327,410)	(5.54)	(4.3)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45	100.0%
Real Estate Taxes	15,935,782	16,699,910	17,606,496	18,301,078	19,659,925	32.74	22.5
Insurance	396,387	393,355	378,835	380,309	382,942	0.64	0.4
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	1.45	1.0
Total Other Expenses	$7,027,630	$7,378,714	$7,083,531	$7,242,492	$7,985,348	$13.30	9.1%
Net Operating Income(7)	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31	66.9%
Replacement Reserves	0	0	0	0	150,104	0.25	0.2
TI/LC	0	0	0	0	1,500,000	2.50	1.7
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56	65.0%
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM represents the trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Base Rent is based on the underwritten rent roll dated October 1, 2019. Base Rent excludes free rent due during each applicable period.

(5)	Contractual Rent Steps include $1,406,588 underwritten for various tenants through July 1, 2020.

(6)	Underwritten Vacancy represents the underwritten economic vacancy of 3.7%.

(7)	The increase from TTM Net Operating Income to Underwritten Net Operating Income at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

Property Management.   The 650 Madison Avenue Property is managed by 650 Madison Office Manager LLC with respect to the office space and 650 Madison Retail Manager LLC with respect to the retail space, each a Delaware limited liability company and an affiliate of the loan sponsor, pursuant to separate management agreements. Under the 650 Madison Avenue Whole Loan documents, the lender may require the borrower to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the 650 Madison Avenue Whole Loan documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 650 Madison Avenue Whole Loan documents, the borrower may, without lender’s approval and without a rating agency confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the 650 Madison Avenue Whole Loan documents.

Escrows and Reserves.   At origination of the 650 Madison Avenue Whole Loan, the borrower funded reserves of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

Tax Reserve – On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve – On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, insurance deposits are required in an amount equal to 1/12 of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. If the liability or casualty insurance policy maintained by the borrower covering the 650 Madison Avenue Property constitutes an acceptable blanket policy, then no insurance deposits are required.

TI/LC Reserve – On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the rollover account an amount equal to $125,000.

Replacement Reserve – On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the capital expenditure account an amount equal to 1/12 of $0.25 multiplied by the aggregate number of rentable square feet then contained in the 650 Madison Avenue Property, which for avoidance of doubt will exclude rentable square footage contained in any Condominium Unit that was previously released from the collateral for the 650 Madison Avenue Whole Loan.

Operating Expense Reserve – On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit into the operating expense account an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget.

Lockbox / Cash Management. The 650 Madison Avenue Whole Loan is subject to a hard lockbox with springing cash management. The borrower is required to cause all rents to be delivered directly to the clearing account with the clearing bank. During the continuance of a 650 Madison Avenue Trigger Period (as defined below) or a 650 Madison Avenue Specified Tenant Trigger Period (as defined below), the clearing bank will be required to transfer all amounts on deposit in the clearing account once each business day to the cash management account. Funds on deposit in the cash management account will be applied on each payment date in the order and priority set forth in the loan documents. In the absence of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, all excess cash flow will be deposited into the borrower’s operating account. During a 650 Madison Avenue Trigger Period, the excess cash flow will be held by the lender and applied in accordance with the terms of the loan documents.

A “650 Madison Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters, or (ii) an event of default, and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield, or (y) with respect to clause (ii) above, the event of default has been cured.

For the avoidance of doubt, the existence of a 650 Madison Specified Tenant Trigger Period will not, by itself, cause a 650 Madison Trigger Period.

Upon a 650 Madison Specified Tenant Trigger Period and prior to a 650 Madison Specified Tenant Trigger Period Cure (as defined below), a Specified Tenant (as defined below) reserve will be funded monthly until the lender has swept up to $80.00 per square feet for the vacating Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

A “650 Madison Avenue Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing the foregoing and paying no less than 30% of the total gross rent payable at the Property, a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “650 Madison Avenue Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect, and/or (e) the lender receives reasonably satisfactory evidence that (i) the Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five (5) years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A 650 Madison Avenue Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a 650 Madison Avenue Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of this 650 Madison Avenue Whole Loan agreement).

Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), and (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Whole Loan documents reasonably required by the lender, and (v) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions

Current Mezzanine or Secured Subordinate Indebtedness.  On the origination date, CREFI, BCREI, BMO Harris and GSBI funded the 650 Madison Avenue Junior Non-Trust Notes in the amount of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes have an interest rate of 3.48600% per annum and is coterminous with the 650 Madison Avenue Senior Pari Passu Notes. The 650 Madison Avenue Whole Loan is subject to a co-lender agreement.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

650 Madison Avenue

Partial Release. Provided no event of default is continuing, the borrower has the right at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) defeasing a portion of the 650 Madison Avenue Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Whole Loan among the various condominium units pro rata based on their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the condominium unit(s) remaining subject to the lien of the mortgage after such partial defeasance is, in the aggregate, equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance is equal to or less than 67%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, is no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Credit Assessments		Title:	Various
(Fitch/KBRA/S&P)(1):	BBB-sf / A-(sf) / N/A	Property Type - Subtype:	Hotel – Limited Service
Original Principal Balance(2):	$50,000,000	Net Rentable Area (Rooms):	7,677
Cut-off Date Principal Balance(2):	$50,000,000	Location:	Various
% of Pool by IPB:	5.3%	Year Built / Renovated:	Various / Various
Loan Purpose:	Refinance	Occupancy/ADR/RevPAR:	70.8% / $131.42 / $93.08
Borrowers:	CBM Two Hotels LP and C2 Land,	Occupancy Date:	9/30/2019
	L.P.	Number of Tenants:	N/A
Loan Sponsor:	CBM Joint Venture Limited	2016 NOI:	$105,304,339
	Partnership	2017 NOI:	$104,232,137
Interest Rate(3):	3.772298%	2018 NOI:	$98,263,146
Note Date:	1/15/2020	TTM NOI (as of 9/2019):	$93,889,176
Maturity Date:	2/6/2025	UW Economic Occupancy/ADR/RevPAR:	71.9% / $131.36 / $94.45
Interest-only Period:	60 months	UW Revenues:	$291,830,198
Original Term:	60 months	UW Expenses:	$202,807,009
Original Amortization:	None	UW NOI:	$99,424,570
Amortization Type:	Interest Only	UW NCF:	$84,833,060
Call Protection:	L(25),Def(30),O(5)	Appraised Value / Per Room(4):	$1,184,500,000 / $154,292
Lockbox / Cash Management:	Soft / In Place	Appraisal Date(4):	11/1/2020
Additional Debt(2):	Yes
Additional Debt Balance(2):	$348,000,000 / $286,000,000
Additional Debt Type(2):	Pari Passu / Subordinate Debt

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	$1,033,333	N/A	Cut-off Date Loan / Room:	$51,843	$89,097
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$51,843	$89,097
FF&E Reserves:	$0	Springing	N/A	Cut-off Date LTV:	33.6%	57.7%
Ground Lease Reserve:	$0	Springing	N/A	Maturity Date LTV:	33.6%	57.7%
Other(6):	$99,000,000	$3,416,667	N/A	UW NCF DSCR:	5.94x	3.46x
				UW NOI Debt Yield:	25.0%	14.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes	$398,000,000		58.1%	Loan Payoff	$576,371,975	84.2%
Junior Note	286,000,000		41.8%	Upfront Reserves	99,000,000	14.5
Sponsor Equity	555,699		0.1	Closing Costs	9,183,724	1.3
Total Sources	$684,555,699		100.0%	Total Uses	$684,555,699	100.0%

(1)	Fitch, KBRA and S&P have confirmed that the CBM Portfolio Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(2)	The CBM Portfolio Loan (as defined below) is part of the CBM Portfolio Whole Loan (as defined below), which is comprised of (i) 11 pari passu senior promissory notes with an aggregate Cut-off Date balance of $398,000,000 (the “CBM Portfolio Senior Notes”, and collectively, the “CBM Portfolio Senior Loan”), (ii) one junior promissory note with an aggregate Cut-off Date balance of $286,000,000 which is subordinate to the CBM Portfolio Senior Notes (the “CBM Portfolio Junior Note”).
(3)	The note A-1 interest rate is 2.251036%. The Notes A-2A, A-2B, A-2C, A-2D, A-2E, A-2F, A-2G, A2-H, A-2I-1, and A-2I-2 have an interest rate of 3.772298%. The weighted average interest rate for the CBM Senior Notes is 3.53700%. The note B interest rate is 3.53700%.
(4)	The appraisal concluded an “As Complete” appraised value of $1,184,500,000 as of November 1, 2020, which assumes the completion of the renovation plan. The appraisal also concluded an “As Is” portfolio appraised value of $980,000,000 as of November 1, 2019. Based on the “As Is” portfolio appraised value (inclusive of the portfolio premium) and the CBM Portfolio Senior Notes, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are equal to 40.6%. Based on the sum of the “As Is” appraised values as of November 1, 2019 of $930,000,000, and the CBM Portfolio Senior Notes, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are equal to 42.8%.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

(6)	Other Initial Escrows and Reserves represents a renovation reserve. The Borrowers (as defined below) will be required to deposit into the renovation reserve the following annual amounts in equal monthly installments during each indicated year of the loan term: $41.0 million in the first year; approximately $12.333 million in the second year; approximately $12.333 million in the third year; and approximately $12.333 million in the fourth year. In the event that the lender’s estimate of remaining costs of the renovation work (other than any optional work that has not yet commenced and the Borrowers have elected not to commence or perform) exceeds the remaining renovation reserve balance, monthly deposits (based on an annual amount of approximately $12.333 million) must continue after the fourth year until the balance in the renovation reserve, plus 50% of the balance then held in the FF&E reserve, is sufficient to fund the remaining work.

The Loan. The CBM Portfolio mortgage loan (the “CBM Portfolio Loan”) is part of a fixed rate whole loan secured by the Borrowers’ fee simple interests in six hotels, leasehold interests in seven hotels, and the fee simple and leasehold interests in 39 hotels (each a “CBM Portfolio Property” and together the “CBM Portfolio Properties”). The 39 fee simple and leasehold interests are owned in fee by C2 Land, L.P. (a borrower), and ground leased to its affiliate, CBM Two Hotels LP (a borrower), and the ground lessor’s and ground lessee’s interest in such CBM Portfolio Properties secure the CBM Portfolio Whole Loan. The CBM Portfolio Loan is evidenced by the non-controlling Note A-2E and the non-controlling note A-2I-2 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million. The CBM Portfolio Loan is part of a $684.0 million whole loan that is evidenced by 12 promissory notes (the “CBM Portfolio Whole Loan”). Only the CBM Portfolio Loan will be included in the mortgage pool for the Benchmark 2020-B17 mortgage trust. The CBM Portfolio Whole Loan has a five-year interest-only term. The CBM Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the COMM 2020-CBM transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2E, A2I-2	$50,000,000	$50,000,000	Benchmark 2020-B17	No
Note A-1, A-2A, A-2B, A-2C, A-2F, A-2G, A-2H	$298,000,000	$298,000,000	COMM 2020-CBM	No
Note A-2D, A-2I-1	$50,000,000	$50,000,000	CGCMT 2020-GC46(1)	No
Total Senior Notes	$398,000,000	$398,000,000
Note B	$286,000,000	$286,000,000	COMM 2020-CBM	Yes(2)
Whole Loan	$684,000,000	$684,000,000
(1)	The CGCMT 2020-GC46 transaction is expected to close on or about February 26, 2020.
(2)	The initial Controlling Note is note B, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Noteholder will be the COMM 2020-CBM securitization trust. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans— The CBM Portfolio Whole Loan” in the Preliminary Prospectus.

The Borrowers. The borrowers are CBM Two Hotels LP and C2 Land, L.P (the “Borrowers”), each a single-purpose limited partnership whose general partner is a single-purpose entity with two independent directors. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the CBM Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is CBM Joint Venture Limited Partnership, a joint venture between affiliates of Clarion Partners, LLC and a large domestic pension fund. With over $53 billion of total assets under management, Clarion offers a broad range of real estate strategies across the risk/return spectrum to more than 350 domestic and international investors. Clarion has successfully refinanced the $670 million CBM Two Hotels Portfolio mortgage loan (which was securitized in COMM 2015-LC21), the approximately $195 million CBM One Hotels Portfolio mortgage loan (which was securitized in COMM 2012-FL2) and the $500 million Residence Inn and Homewood Portfolio mortgage loan (which was securitized in BAMLL 2012-CLRN).

Clarion Partners, an SEC registered investment adviser with FCA-authorized and FINRA member affiliates, has been a leading U.S. real estate investment manager for more than 37 years. Headquartered in New York, the firm has offices in major markets throughout the U.S. and Europe. With $53.6 billion in total assets under management, Clarion Partners offers a broad range of both debt and equity real estate strategies across the risk/return spectrum to its more than 350 domestic and international institutional investors.

The Properties. The CBM Portfolio Properties are comprised of 52 Courtyard by Marriott hospitality properties located across 25 states, totaling 7,677 rooms. The CBM Portfolio Properties include both urban and suburban properties with a diversified mix of demand drivers in some of the largest and strongest hospitality markets in the country. The largest single state exposure is California (8 hotels, or 27.6% of TTM September 2019 NCF). Northern California accounts for 17.5% of TTM September 2019 NCF, while Southern California accounts for 10.1%. The second largest exposure is Illinois at 6.5% of TTM September 2019 NCF and no other state represents more than 6.5% of TTM September 2019 NCF. The CBM Portfolio Properties are granular with the top 10 assets accounting for 33.9% of TTM September 2019 NCF and no single asset contributing more than 5.7% of TTM September 2019 NCF. Furthermore, the top 10 assets comprise 19.3% of the CBM Portfolio Properties by total room count. All metrics are calculated exclusive of the incentive management fee (the “IMF”). The CBM Portfolio Properties are managed under a property management agreement with the property manager that is scheduled to expire on December 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

Top 20 Portfolio Summary(1)

Property Name	City	State	% of Allocated Loan Amount	Total Rooms	TTM September 2019 RevPAR	Appraised Value(2)	TTM September 2019 NCF
Courtyard Larkspur Landing Marin County	Larkspur	CA	4.6%	146	$185.11	$53,000,000	$4,562,766
Courtyard San Mateo Foster City	Foster City	CA	4.5	147	$176.38	52,000,000	4,723,626
Courtyard San Jose Cupertino(3)	Cupertino	CA	4.1	149	$151.83	47,000,000	3,032,808
Courtyard Boulder	Boulder	CO	3.2	149	$108.45	37,000,000	2,317,517
Courtyard Los Angeles Torrance Palos Verdes	Torrance	CA	3.0	149	$119.39	35,000,000	2,482,013
Courtyard Los Angeles Hacienda Heights	Hacienda Heights	CA	3.0	150	$105.59	34,000,000	2,212,267
Courtyard Seattle South Center	Tukwila	WA	2.9	149	$119.45	33,500,000	2,611,254
Courtyard Nashville Airport(3)	Nashville	TN	2.4	145	$109.81	27,500,000	2,252,253
Courtyard Palm Springs	Palm Springs	CA	2.2	149	$106.06	25,500,000	2,309,381
Courtyard Portland Beaverton	Beaverton	OR	2.1	149	$90.76	24,500,000	1,647,205
Courtyard Atlanta Perimeter Center(3)	Atlanta	GA	2.1	145	$103.76	24,500,000	2,074,325
Courtyard Lincroft Red Bank(3)	Red Bank	NJ	2.1	146	$109.63	24,000,000	2,024,369
Courtyard St. Louis Creve Coeur	Creve Coeur	MO	2.1	154	$89.43	24,000,000	1,732,910
Courtyard Detroit Livonia	Livonia	MI	2.1	149	$81.95	24,000,000	1,654,708
Courtyard Rye	Rye	NY	2.0	145	$112.99	23,500,000	1,746,014
Courtyard Fresno	Fresno	CA	2.0	146	$117.71	23,000,000	2,185,775
Courtyard Boston Andover	Andover	MA	2.0	146	$101.78	23,000,000	1,933,239
Courtyard Detroit Metro Airport	Romulus	MI	2.0	146	$79.19	23,000,000	1,330,090
Courtyard Tampa Westshore	Tampa	FL	2.0	145	$97.35	23,000,000	745,649
Courtyard Denver Tech Center	Greenwood Village	CO	1.9	155	$78.95	22,000,000	1,419,896
Top 20 Subtotal/ Wtd. Avg(4)			52.5%	2,959	$112.13	$603,000,000	$44,998,065
Remaining Properties / Wtd. Avg.(4):			47.5%	4,718	$81.13	581,500,000	38,079,958
Total / Wtd. Avg.(4)(5):			100.0%	7,677	$93.08	$1,184,500,000	$83,078,024
(1)	Based on the underwritten rent roll dated as of September 30, 2019.
(2)	Represents the aggregate individual “As-Complete” appraised values as of November 1, 2020. The appraisal also concluded an “As-Is” portfolio appraised value of $980,000,000 as of November 1, 2019.
(3)	A renovation project commenced at this CBM Portfolio Property, with more than $2.0 million spent in 2019, resulting in displacement.
(4)	Wtd. Avg. TTM September 2019 RevPAR are based on number of rooms.
(5)	Total TTM September 2019 NCF is calculated exclusive of IMF.

Market Competition. Despite the displacement due to the portfolio-wide renovation project, the CBM Portfolio Properties were still able to achieve an overall RevPAR penetration of 114.9% based on September 2019 third-party market reports. The CBM Portfolio Properties maintained at least 112.9% RevPAR penetration index since 2012. The CBM Portfolio Properties are located across 25 states and perform at a RevPAR penetration rate in excess of 100% in all but three – North Carolina (two hotels, 92.8% RevPAR penetration), Maryland (two hotels, 92.3% RevPAR Penetration), and Kansas (one hotel, 98.1% RevPAR Penetration). The sponsor estimates approximately $21.6 million, or $29,171 per room, will be invested in these five hotels through 2021. As of the TTM September 2019, 44 of the individual hotels, or 86.1% of the allocated Loan amount, have 100% or greater RevPAR penetration; seven, or 9.8%, have a 90-100% RevPAR penetration, and only one hotel has between 80-90% RevPAR penetration (which is budgeted to receive nearly $5.4 million ($35,901 per room) in renovation through 2020).

The following table presents certain information relating to the historical capital expenditures for the CBM Portfolio Properties:

CBM Portfolio Historical Capital Expenditures(1)

	2005-2014	2015	2016	2017	2018	Estimated 2019	Total
Total Capex	$250,961,011	$19,305,642	$18,097,477	$15,713,549	$19,945,723	$46,415,742	$370,439,145
Per Room	$32,690	$2,515	$2,357	$2,047	$2,598	$6,046	$48,253
(1)	Based on historical information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

Operating History and Underwritten Net Cash Flow(1)

	2016	2017	2018	TTM(2)(3)	Underwritten(3)	Per Room	% of Total Revenue(4)
Occupancy	73.0%	73.5%	72.6%	70.8%	71.9%
ADR	$130.16	$130.83	$130.76	$131.42	$131.36
RevPAR	$95.04	$96.13	$94.99	$93.08	$94.45

Room Revenue	$267,053,524	$269,361,869	$266,164,629	$260,812,777	$264,646,720	$34,473	90.7%
F&B Revenue	23,794,048	23,860,177	23,776,173	23,670,936	23,670,936	3,083	8.1
Other Revenue	1,401,039	1,390,588	2,734,010	3,512,543	3,512,543	458	1.2
Total Revenue	$292,248,611	$294,612,633	$292,674,812	$287,996,255	$291,830,198	$38,014	100.0%
Room Expense	56,444,179	57,751,216	59,308,451	56,766,840	56,766,840	7,394	21.5
F&B Expense	16,278,914	16,633,043	17,992,198	17,099,983	17,099,983	2,227	72.2
Other Departmental Expenses	7,021	8,018	730	544	544	0	0.0
Total Departmental Expenses	$72,730,114	$74,392,277	$77,301,379	$73,867,366	$73,867,366	$9,622	25.3%
Gross Operating Income	$219,518,497	$220,220,356	$215,373,432	$214,128,889	$217,962,832	$28,392	74.7%
Total Undistributed Expenses	71,861,799	72,614,793	73,174,956	76,751,889	76,751,889	9,998	26.3
Gross Operating Profit	$147,656,698	$147,605,563	$142,198,476	$137,377,000	$141,210,943	$18,394	48.4%
Management Fee	17,534,917	17,676,758	17,518,234	17,197,267	17,509,812	2,281	6.0
Chain Services Fee	5,516,799	5,612,575	5,512,295	4,859,252	4,859,252	633	1.7
Taxes	11,285,480	11,941,635	11,925,802	12,014,978	12,014,978	1,565	4.1
Insurance	1,867,733	1,787,094	1,943,921	2,073,589	2,073,589	270	0.7
Other Fixed Expenses(5)	14,805,907	15,097,566	15,060,037	15,730,123	15,730,123	2,049	5.4
Total Fixed Charges	$51,010,835	$52,115,628	$51,960,290	$51,875,210	$52,187,754	$6,798	17.9%
IMF Adjustment	3,279,413	3,300,783	3,984,721	3,588,660	1,574,665	205	0.5
Affiliate Ground Lease Add Back	(11,937,889)	(12,042,985)	(12,009,680)	(11,976,046)	(11,976,046)	(1,560)	(4.1)
Total Operating Expenses	$186,944,272	$190,380,496	$194,411,665	$194,107,079	$192,405,629	$25,063	65.9%
Net Operating Income	$105,304,339	$104,232,137	$98,263,146	$93,889,176	$99,424,570	$12,951	34.1%
Capital Expenditures	14,612,431	14,730,632	14,633,741	14,399,813	14,591,510	1,901	5.0
Net Cash Flow	$90,691,908	$89,501,505	$83,629,406	$79,489,364	$84,833,060	$11,050	29.1%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	TTM column represents the trailing 12-month period ending September 30, 2019.
(3)	Based on the lender’s due diligence, 13 properties began their comprehensive renovation, resulting in 65,880 displaced rooms, or 2.4% of total room nights. In order to normalize cash flows, the lender assumed 2018 Occupancy and ADR figures for those properties while underwriting to TTM 9/30/2019 figures for the other 39 properties.
(4)	% of Total Revenue for Room Expense, F&B Expense and Other Departmental Expenses are based on their corresponding aggregate revenue line item.
(5)	Other Fixed Expenses includes ground rent, leased expense and miscellaneous expenses.

Property Management. The CBM Portfolio Properties are managed by Courtyard Management Corporation, an affiliate of Marriott International, Inc., or its affiliates (“Marriott”) or a hotel operator approved by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

Escrows and Reserves. At loan origination, the Borrowers deposited $99,000,000 for a renovation reserve.

Tax Reserve – The Borrowers will be required to deposit approximately $1,033,333 into the tax reserve on a monthly basis.

Renovation Reserve – The Borrowers will be required to deposit into the renovation reserve the following annual amounts in equal monthly installments: year 1 – $41.0 million, year 2 – approximately $12.333 million, year 3 – approximately $12.333 million, and year 4 – approximately $12.333 million. In the event that the lender’s estimate of remaining costs of the renovation work (other than any optional work that has not yet commenced and the borrowers have elected not to commence or perform) exceeds the remaining renovation reserve balance, monthly deposits (in the year 4 amount) will continue after year 4 until the balance in the renovation reserve, plus 50% of the balance then held in the FF&E reserve, is sufficient to fund the remaining work. Payments for ongoing reserves including but not limited to reserves for real property taxes, one month of ground rent payments (to the extent not paid by the property manager), insurance (if acceptable insurance is not maintained on the property manager’s insurance program and paid as required under the management agreement), and FF&E, will be required. The property manager is currently reserving 5% of gross revenue on a monthly basis for FF&E expenditures. In the event that the property manager is no longer maintaining such reserve, an ongoing FF&E reserve of 5% of rents will be required by the lender.

Ground Rent Reserve – The Borrowers will be required to deposit into the ground rent reserve an amount equal to the third party ground rent that will be payable under the third party ground leases for the month in which such monthly payment date occurs and subject to the lender’s discretion unless any of the third party ground leased properties continue to be managed by Courtyard Managed Properties and the manager is current on the ground rent payments.

Lockbox / Cash Management. The CBM Portfolio Whole Loan is structured with a clearing account established by the borrowers at Wells Fargo Bank, National Association which all receipts of specified operating profits, certain repayments of FF&E reserve contributions and other amounts due to the borrowers from Marriott under the management agreement, along with all amounts paid to the borrowers on account of ground leases with affiliates. Upon an individual property ceasing to be managed by Marriott, the lender may require the borrowers to deliver a notice directing all credit companies and tenants to deposit all rents payable to the borrowers or any property manager with respect to the CBM Portfolio Properties that are not managed by Marriott directly into the clearing account. Provided no Trigger Event (as defined below) occurs, the CBM Portfolio Whole Loan documents permits transfers of deposits into the borrowers’ operating account for amounts in excess of the amount of the upcoming debt service and other monthly amounts due under the CBM Portfolio Whole Loan documents. Following a Trigger Event, any transfers to the borrowers’ operating account will cease and sums on deposit in the deposit account are applied to payment of all monthly amounts due under the CBM Portfolio Whole Loan documents (including, without limitation, taxes and insurance, ground rent, debt service and all other required reserves) with any excess funds being held by the lender as additional collateral for the CBM Portfolio Whole Loan (provided that upon the occurrence of an event of default under the CBM Portfolio Whole Loan documents (or upon written notice of an acceleration of the CBM Portfolio Whole Loan, an automatic acceleration of the CBM Portfolio Whole Loan or a failure to repay the CBM Portfolio Whole Loan on the maturity date, with respect to tax funds, insurance funds, ground rent funds and FF&E reserve funds), such sums in the deposit account may be applied to amounts owed under the CBM Portfolio Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A "Trigger Event" means the occurrence of (i) an event of default under the CBM Portfolio Whole Loan documents (after all applicable cure periods have expired), or (ii) a Low Debt Yield Trigger.

A “Low Debt Yield Trigger” will occur if the debt yield falls below 8.75%, as calculated on the last day of the calendar quarter and will cease to exist if the debt yield exceeds 9.00% for two consecutive quarters upon which time all excess cash held by the lender will be returned to the borrowers.

Current Mezzanine or Subordinate Indebtedness. Included in the CBM Portfolio Whole Loan is the CBM Portfolio Junior Note with an initial principal balance of $286,000,000.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

CBM Portfolio

Partial Release. CBM Portfolio Property releases will be permitted as follows: (i) after the payment date occurring in March 2021, properties having aggregate release prices of up to $61,560,000, without prepayment fees, yield maintenance fees or partial defeasance or defeasance fees, by prepayment of a cash release price equal to approximately 110% of the allocated loan amount for each property to be released (other than Courtyard Philadelphia Devon and Courtyard Charlotte South Park properties, which have a release price of $9,375,000 and $10,000,000 respectively); and (ii) after the earlier of the date that is two years after the startup date of the final securitization that holds any portion of the CBM Portfolio Whole Loan and January 15, 2023, for releases of any other properties upon defeasance of the related release price described above, subject in each case of (i) and (ii) above, to satisfaction of conditions set forth in the CBM Portfolio Whole Loan documents, including but not limited to, (A) a DSCR for all of the remaining CBM Portfolio Properties not be less than the greater of (x) 3.29x and (y) the DSCR immediately prior to such property release (based on the most recent financial statements delivered to the lender), (B) a debt yield for all of the remaining CBM Portfolio Properties not be less than the greater of (x) the 11.0% and (y) the debt yield immediately prior to such property release (based on the most recent financial statements delivered to the lender), (C) no event of default, (D) satisfaction of REMIC related conditions and (E) payment of all costs and a fee not to exceed $7,500. Prepayments without a premium are only applicable to Note A-1, which is held outside of the Benchmark 2020-B17 Trust. Partial defeasance is allocated to all of the CBM Portfolio Whole Loan other than Note A-1. If all other conditions to a CBM Portfolio Property release are satisfied the borrowers are permitted to make a prepayment or increase the amount of the partial defeasance event, as applicable, in an amount equal to the minimum amount needed to satisfy the debt yield test described above, the DSCR test described above and (in connection with a prepayment permitted without defeasance) the REMIC loan-to-value test.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA/S&P)(1):	A-sf / AA-(sf) / N/A	Property Type - Subtype:	Mixed Use – Office/Retail
Original Principal Balance(2):	$50,000,000	Net Rentable Area (SF):	737,471
Cut-off Date Principal Balance(2):	$50,000,000	Location:	New York, NY
% of Pool by IPB:	5.3%	Year Built / Renovated:	1926 / 2018
Loan Purpose:	Refinance	Occupancy(6):	77.8%
Borrowers:	Paramount Fee, L.P.,	Occupancy Date:	11/1/2019
	Paramount Leasehold, L.P.	Number of Tenants:	82
Loan Sponsor(3):	NAP	2016 NOI:	$19,193,922
Interest Rate:	3.03200%	2017 NOI(7):	$20,242,394
Note Date:	12/12/2019	2018 NOI(7):	$24,270,415
Maturity Date:	1/6/2030	TTM NOI (as of 9/2019)(8):	$23,996,331
Interest-only Period:	120 months	UW Economic Occupancy:	81.6%
Original Term:	120 months	UW Revenues:	$50,507,018
Original Amortization:	None	UW Expenses:	$22,848,219
Amortization Type:	Interest Only	UW NOI(8):	$27,658,799
Call Protection(4):	L(26),Def(89),O(5)	UW NCF:	$26,788,583
Lockbox(5) / Cash Management:	Springing / Springing	Appraised Value / Per SF:	$900,000,000 / $1,220
Additional Debt(2):	Yes	Appraisal Date:	10/11/2019
Additional Debt Balance(2):	$150,000,000
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(9)				Financial Information(2)
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$271
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$271
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	22.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	22.2%
Immediate Repairs:	$955,000	$0	N/A	UW NCF DSCR:	4.36x
				UW NOI Debt Yield:	13.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000		100.0%	Payoff Existing Debt(10)	$136,511,410	68.3%
				Closing Costs	3,605,181	1.8%
				Life Safety Reserve	955,000	0.5%
				Return of Equity	58,928,410	29.5%
Total Sources	$200,000,000		100.0%	Total Uses	$200,000,000	100.0%

(1)	Fitch, KBRA and S&P have confirmed that the 1501 Broadway Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The 1501 Broadway Loan consists of the non-controlling Note A-1 and is part of the 1501 Broadway Whole Loan (as defined below) evidenced by five senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million. For additional information, see “The Loan” herein.

(3)	There is no non-recourse carveout guarantor, and the Borrowers (as defined below) are the only environmental indemnitors.

(4)	The lockout period will be at least 26 payments beginning with and including the first payment date of February 6, 2020. The Borrowers have the option to defease the full $200.0 million 1501 Broadway Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 26 months is based on the expected closing date of the Benchmark 2020-B17 securitization in March 2020. The actual lockout period may be longer.

(5)	At loan origination, the Borrowers established a dormant lockbox account, which is springing upon a Lockbox Trigger Event (as defined below).

(6)	Occupancy is inclusive of Taco Bell Cantina who has an executed lease but has not yet taken occupancy and has certain termination rights if certain deadlines aren’t met.

(7)	The increase in 2018 NOI from 2017 NOI is primarily attributable to leasing over the course of 2018 accounting for an increase of approximately $3.5 million in underwritten base rent.

(8)	The increase in UW NOI from TTM NOI (as of 9/2019) is primarily attributable to an (i) additional 3,250 square foot lease executed with Taco Bell Cantina, accounting for approximately $2.6 million in underwritten base rent and (ii) approximately $1.5 million in contractual rent steps through December 2020.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(10)	Includes approximately $6.5 million in defeasance costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

The Loan. The 1501 Broadway mortgage loan (the “1501 Broadway Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “1501 Broadway Whole Loan”), secured by the Borrowers’ fee simple interest in a 737,471 square foot mixed-use building located in Times Square in New York, New York. The non-controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $50.0 million, will be included in the Benchmark 2020-B17 trust. The remaining notes have been, or are expected to be, contributed to one or more future securitization trusts, including the Benchmark 2020-IG1 trust, which is expected to close on February 28, 2020. The relationship between the holders of the 1501 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 1501 Broadway Whole Loan has a 10-year term and will be interest-only for the term of the loan. The most recent prior financing of the 1501 Broadway property was securitized in COMM 2013-CR8 and COMM 2013-CR9.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	Benchmark 2020-B17	No
Note A-2	$55,000,000	$55,000,000	Benchmark 2020-IG1(1)	No(2)
Note A-3	$40,000,000	$40,000,000	JPMCB(3)	Yes(2)
Note A-4	$35,000,000	$35,000,000	JPMCB(3)	No
Note A-5	$20,000,000	$20,000,000	JPMCB(3)	No
Whole Loan	$200,000,000	$200,000,000
(1)	The Benchmark 2020-IG1 transaction is expected to close on or about February 28, 2020.

(2)	The 1501 Broadway Whole Loan is expected to be serviced under the BMARK 2020-IG1 pooling and servicing agreement until such time the controlling note has been securitized, at which point such 1501 Broadway Whole Loan will be serviced under the pooling and servicing agreement related to such securitization. JPMCB holds the related controlling pari passu companion loan and is entitled to exercise control rights until the securitization of such controlling pari passu companion loan.

(3)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The Borrowers. The borrowers are Paramount Fee, L.P. and Paramount Leasehold, L.P., each a New York limited partnership structured to be a bankruptcy-remote entity with two independent directors in its organizational structure (collectively, the “Borrowers”).

The Loan Sponsor. The loan sponsor is a joint venture between Rosemark Management and Levin Management. Rosemark Management is the investment management and acquisition vehicle for the Arthur G. Cohen Family Office. Levin Management, a New Jersey-based management company, currently manages a portfolio of 105 properties located across six states, totaling approximately 15.0 million square feet. The Borrowers, which are each single purpose entities with no assets other than the 1501 Broadway property, are the sole parties liable for breaches or violations of the nonrecourse carveout provisions in the loan documents, and the sole indemnitors under the related environmental indemnity agreement.

The Property. The 1501 Broadway property is a 31-story, 737,471 square foot mixed-use building located in New York, New York. The property occupies the entire city block along Broadway between 43rd and 44th Street in the heart of Times Square and features a multi-level retail component from below grade to the third floor with office space occupying floors four through 31. The property is known for its large four-faced clock near the top of its pyramidal architectural feature and is designated as a landmark by the Landmark Preservation Commission.

The 1501 Broadway property was originally constructed in 1926 by Paramount Pictures to serve as its East Coast Headquarters. The building originally housed the Paramount Theater which closed in 1967 and was converted to office space. From 2013 to 2018, the property underwent an approximately $70.0 million renovation including the creation of a brand new lobby and marquee shifting the entrance to face West 43rd Street from the original location along Broadway. Relocation of the primary entrance has made the property more attractive to prospective office tenants and created additional retail space with frontage along Broadway. Taco Bell Cantina has executed a 3,250 square foot lease at $784.62 per square foot in this newly created retail space. Additional renovations include upgraded elevators, new windows, upgraded bathrooms, and the installation of new LED façade signage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

As of November 1, 2019, the property was 77.8% leased to a diverse roster of 82 tenants, including a mix of 72 office tenants and eight retail tenants. The property’s 10 largest tenants occupy approximately 272,673 square feet. (37.0% of net rentable area; 64.4% of underwritten base rent) and have a weighted average remaining lease term of approximately 8.6 years. Despite occupying approximately 11.3% of net rentable area, retail tenants account for approximately 44.0% of underwritten base rent. Since 2017, approximately 82,661 square feet of retail space and 191,044 square feet of office space has been leased or renewed.

The largest tenant based on underwritten rent, Hard Rock Café (47,256 square feet; 6.4% of NRA; 21.4% of underwritten base rent) (rated Baa3/BBB/BBB by Moody’s, Fitch and S&P) is a chain of 192 themed restaurants, 22 hotels and 11 casinos with locations in 72 countries. Founded in 1971, Hard Rock Café also sells a wide range of merchandise and is well known for its various memorabilia that feature the Hard Rock logo along with the names of the cities where the memorabilia was purchased. Hard Rock Café has occupied its space in the 1501 Broadway property since 1999 and currently occupies a portion of the ground floor and below-grade retail space where the former Paramount Theater was located. The lease for Hard Rock Café expires in January 2036 and has one, five-year renewal option.

The second largest tenant based on underwritten rent, Tremor Video (50,965 square feet; 6.9% of NRA; 7.6% of underwritten base rent), has subleased (i) 41,308 square feet of space to Mergermarket (U.S.) Ltd. on a coterminous basis currently at $55.22 per square foot beginning in late 2018 and (ii) 10,178 square feet to Office Resources Inc. on a month to month basis at $57.00 per square foot beginning in 2016. Mergermarket (U.S.) Ltd. is a financial technology company offering intelligence, data and analysis on global mergers and acquisitions deals. Mergermarket (U.S.) Ltd. currently has 67 locations, 175,000 subscribers and 500 employees, with the property serving as its U.S. headquarters. Office Resources Inc. is an office furniture company that helps deliver creative, highly functional and productive workspaces for their clients. Office Resources Inc. currently has five locations across the North East, with the property serving as its New York location. MergerMarket (U.S.) Ltd. will occupy Office Resources Inc.’s space beginning in March 2020.

The third largest tenant based on underwritten rent, Carmine’s (14,114 square feet; 1.9% of NRA; 7.5% of underwritten base rent), is a family style restaurant offering exceptional value to its guests through the many dishes of Southern Italian cuisine. Carmine’s first location opened in 1990 on the Upper West Side of Manhattan and currently has five locations including the Times Square location at the property. Carmine’s currently occupies ground floor retail space with its entrance on West 44th Street. The lease for Carmine’s expires in January 2030.

The 1501 Broadway property is located in the heart of Times Square in Manhattan, New York in the Times Square/West Side office submarket within the greater Midtown office market. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in New York State including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

The 1501 Broadway property is located in the Times Square/West Side office submarket in the heart of Times Square. Approximately 380,000 pedestrians enter Times Square every day, with 450,000 pedestrians entering Times Square on business days. The 1501 Broadway property’s frontage along Broadway, 43rd and 44th Street provides its retail tenants with access to the pedestrian traffic in the area. The 1501 Broadway property also benefits from its proximity to the Times Square Subway Station at 42nd Street, which provides access to 12 different subway lines including the shuttle train providing access to Grand Central Terminal. Additionally, Penn Station is located approximately 0.6 miles away from the 1501 Broadway property and LaGuardia Airport is approximately 6.0 miles away.

As of the third quarter of 2019, the greater Midtown office market consisted of approximately 246.5 million square feet of office space with an overall market vacancy of 7.6% and average asking rents of approximately $89.45 per square foot. The Times Square/West Side office submarket totaled approximately 32.0 million square feet with average vacancy of 6.1% and average market asking rents of $82.32 per square foot. As of the third quarter of 2019, the overall Midtown office market achieved 11.0 million square feet in leasing activity.

The appraisal identified 16 comparable office leases across 10 directly competitive office properties in the Times Square/West Side submarket. Base rents at the comparable properties ranged between $50.00 and $71.00 per square foot with a weighted average of approximately $59.84 per square foot. The appraiser’s concluded office market rent for the property is $51.11 per square foot, which is in-line with the property’s in-place weighted average office rent of $51.33 per square foot. The appraisal identified nine comparable retail leases with rents ranging from $100.00 to $406.81 per square foot with a weighted average rent of approximately $253.31 per square foot. The appraiser’s concluded retail market rent for the 1501 Broadway property is $301.11 per square foot, which is approximately 25.7% higher than the 1501 Broadway property’s underwritten in-place weighted average retail rent of $239.49 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	66.4%	75.6%	84.6%	77.8%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the November 1, 2019 rent roll and is inclusive of Taco Bell Cantina which has an executed lease but has not yet taken occupancy and has certain termination rights if certain deadlines aren’t met.

Tenant Summary(1)
Tenant	Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Hard Rock Café(4)	Retail	Baa3 / BBB / BBB	47,256	6.4%	$199.38	21.4%	1/10/2036
Tremor Video(5)	Office	NR / NR / NR	50,965	6.9%	$65.40	7.6%	1/31/2025
Carmine’s	Retail	NR / NR / NR	14,114	1.9%	$233.23	7.5%	1/31/2030
Taco Bell Cantina	Retail	B1 / NR / BB	3,250	0.4%	$784.62	5.8%	8/31/2030
Hardesty & Hanover(6)	Office	NR / NR / NR	52,364	7.1%	$45.85	5.5%	12/31/2030
Bubba Gump(7)	Retail	NR / NR / NR	14,057	1.9%	$141.78	4.5%	12/31/2023
REGUS	Office	NR / NR / NR	39,854	5.4%	$39.00	3.5%	11/30/2024
Goldberg Weprin Finkel Goldstein LLP	Office	NR / NR / NR	25,573	3.5%	$59.21	3.4%	11/30/2023
Christine Valmy International School	Office	NR / NR / NR	23,286	3.2%	$50.18	2.7%	10/31/2030
Lids	Retail	NR / NR / NR	1,954	0.3%	$589.24	2.6%	5/31/2023
Total Major Office and Retail			272,673	37.0%	$104.08	64.4%
Other Occupied Office(8)			296,574	40.2%	$49.58	33.4%
Other Occupied Retail			3,260	0.4%	$296.25	2.2%
Other Occupied Storage(8)			1,052	0.1%	$0.00	0.0%
Total Occupied Office and Retail			573,559	77.8%	$76.80	100.0%
Vacant			163,912	22.2%
Total / Wtd. Avg.			737,471	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF reflects the following: (a) in-place leases based on the November 2019 rent roll and (b) contractual rent steps of $1,541,317 through December 2020.

(4)	Base Rent PSF for Hard Rock Café is inclusive of $1,999,992 attributable to a signage lease with no associated square footage. Additionally, Hard Rock Café leases 47,256 square feet, of which 46,756 square feet is leased for $158.73 per square foot expiring in January 2036 and 500 square feet is leased for $10.00 per square foot expiring in December 2050.

(5)	Tremor Video has subleased (i) 41,308 square feet of space to Mergermarket (U.S.) LLP on a coterminous basis currently at $55.22 per square foot beginning in late 2018 and (ii) 10,178 square feet to Office Resources Inc. on a month to month basis at $57.00 per square foot beginning in 2016. MergerMarket (U.S.) Ltd. will occupy Office Resources Inc.’s space beginning in March 2020.

(6)	Hardesty & Hanover leases 52,364 square feet, of which (i) 34,391 square feet is leased for $46.15 per square foot, (ii) 17,656 square feet is leased for $46.09 per square foot and (iii) 317 square feet is leased with no underwritten base rent.

(7)	Base Rent PSF for Bubba Gump is inclusive of a $420,000 signage lease with no associated square footage. Bubba Gump leases 14,057 square feet for $111.90 per square foot.

(8)	Other Occupied Office and Storage is inclusive of a 5,339 office for Rosemark Management, a 2,222 square feet building office, and 1,052 square feet of storage space with no underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	163,912	22.2%	NAP	NAP	163,912	22.2%	NAP	NAP
2020 & MTM	16	40,926	5.5%	$1,698,563	3.9%	204,838	27.8%	$1,698,563	3.9%
2021	12	17,022	2.3%	932,519	2.1%	221,860	30.1%	$2,631,082	6.0%
2022	6	7,944	1.1%	483,684	1.1%	229,804	31.2%	$3,114,766	7.1%
2023	12	64,051	8.7%	6,212,989	14.1%	293,855	39.8%	$9,327,756	21.2%
2024	10	73,385	10.0%	3,236,868	7.3%	367,240	49.8%	$12,564,624	28.5%
2025	2	58,585	7.9%	3,693,147	8.4%	425,825	57.7%	$16,257,770	36.9%
2026	6	35,894	4.9%	1,854,773	4.2%	461,719	62.6%	$18,112,543	41.1%
2027	3	7,622	1.0%	507,994	1.2%	469,341	63.6%	$18,620,537	42.3%
2028	3	21,980	3.0%	1,277,478	2.9%	491,321	66.6%	$19,898,014	45.2%
2029	1	18,680	2.5%	955,015	2.2%	510,001	69.2%	$20,853,029	47.3%
2030	8	115,349	15.6%	11,051,091	25.1%	625,350	84.8%	$31,904,120	72.4%
2031 and Thereafter(3)	6	112,121	15.2%	12,146,914	27.6%	737,471	100.0%	$44,051,034	100.0%
Total	85	737,471	100.0%	$44,051,034	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2031 & Thereafter is inclusive of a 5,339 square feet office for Rosemark Management, a 2,222 square feet building office, and 1,052 square feet of storage space with no underwritten base rent.

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	2017	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$31,740,641	$32,369,986	$34,000,248	$37,482,808	$39,937,753	$42,509,717	$57.64	66.5%
Percentage Rent	172,987	63,203	763,249	389,059	664,694	597,478	0.81	0.9%
Rent Steps	0	0	0	0	0	1,541,317	2.09	2.4%
Vacant Income	0	0	0	0	0	14,235,968	19.30	22.3%
Gross Potential Rent	$31,913,628	$32,433,189	$34,763,497	$37,871,867	$40,602,447	$58,884,480	$79.85	92.1%
Total Reimbursements	5,234,644	4,701,154	4,665,769	5,515,589	4,497,200	5,054,655	6.85	7.9%
Net Rental Income	$37,148,272	$37,134,343	$39,429,266	$43,387,456	$45,099,647	$63,939,135	$86.70	100.0%
Total Other Income	957,574	1,450,647	1,030,389	1,071,763	889,194	803,851	1.09	1.3%
(Vacancy/Credit Loss)	0	0	0	0	0	(14,235,968)	(19.30)	(22.3)
Effective Gross Income	$38,105,846	$38,584,990	$40,459,655	$44,459,219	$45,988,841	$50,507,018	$68.49	79.0%
Total Expenses	17,123,695	19,391,068	20,217,261	20,188,804	21,992,510	22,848,219	30.98	45.2%
Net Operating Income(5)(6)	$20,982,151	$19,193,922	$20,242,394	$24,270,415	$23,996,331	$27,658,799	$37.50	54.8%
Total TI/LC, Capex/RR	0	0	0	0	0	870,216	1.18	1.7%
Net Cash Flow	$20,982,151	$19,193,922	$20,242,394	$24,270,415	$23,996,331	$26,788,583	$36.32	53.0%

(1)	Based on the underwritten rent roll dated November 1, 2019.

(2)	TTM column represents trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Base Rent reflects the following: (a) in-place leases based on the November 2019 rent roll, (b) an additional 3,250 square foot lease executed with Taco Bell Cantina, accounting for approximately $2.6 million in underwritten base rent and (c) contractual rent steps of $1,541,317 through December 2020.

(5)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to leasing over the course of 2018 accounting for an increase of approximately $3.5 million in underwritten base rent.

(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily attributable to an (i) additional 3,250 square foot lease executed with Taco Bell Cantina, accounting for approximately $2.6 million in underwritten base rent and (ii) approximately $1.5 million in contractual rent steps through December 2020.

Property Management. The 1501 Broadway property is managed by GFP Real Estate LLC, a New York limited liability company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

Escrows and Reserves. At loan origination, the Borrowers deposited $955,000 for immediate repairs in connection with installing a sprinkler system as required by the 1501 Broadway Whole Loan documents. The Borrowers are required under the 1501 Broadway Whole Loan documents to perform additional immediate repair work, including, among other items, evaluation of the electrical systems, inspection of the elevators, and resolving open building code violations, with the aggregate estimated cost of approximately $34,920, which was not reserved for.

Tax Reserve – The Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the Borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve – The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the Borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Lockbox / Cash Management.   The 1501 Broadway Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Trigger Event (as defined below) and/or Cash Sweep Period (as defined below) the Borrowers or manager is required to deliver tenant direction letters to all tenants under leases at the 1501 Broadway property directing them to pay all rents directly into a lender-controlled lockbox account. Upon commencement of a Lockbox Trigger Event or a Cash Sweep Period, funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account. Provided that no Lockbox Trigger Event or Cash Sweep Period exists, funds in the lockbox account will be transferred to or at the direction of the Borrowers. During the continuance of a Lockbox Trigger Event or a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the cash management account each business day and disbursed in accordance with the loan documents.

A “Cash Sweep Period” means each period commencing on the occurrence of (i) an event of default under the 1501 Broadway Whole Loan documents or any of the 1501 Broadway Mezzanine Loan (as defined below) documents, (ii) any bankruptcy or insolvency action of the Borrowers or (iii) the debt yield being less than 5.36% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon annualized gross income from operations and operating expenses for the trailing three-month period immediately preceding such date of determination (a “Debt Yield Trigger Event”), and continuing until the earlier of (A) the payment date next occurring following the related Cash Sweep Event Cure, or (B) until payment in full of all principal and interest on the 1501 Broadway Whole Loan and all other amounts payable under the 1501 Broadway Whole Loan documents or defeasance of the 1501 Broadway Whole Loan in accordance with the terms and provisions of the 1501 Broadway Whole Loan documents.

A “Cash Sweep Event Cure” means, if the Cash Sweep Period is caused by (a) solely the occurrence of a Debt Yield Trigger Event, the achievement of a Debt Yield Trigger Cure, or (b) an event of default under the 1501 Broadway Whole Loan documents or the 1501 Broadway Mezzanine Loan documents, the acceptance by the lender or the 1501 Broadway Mezzanine Loan lender, as applicable, of a cure of such event of default; provided, however, that, such Cash Sweep Event Cure will be subject to the following conditions, (i) no event of default will have occurred and be continuing under any 1501 Broadway Whole Loan documents and (ii) the Borrowers will have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including reasonable attorney’s fees and expenses.

A “Debt Yield Trigger Cure” means (a) no event of default under the 1501 Broadway Whole Loan documents or the 1501 Broadway Mezzanine Loan documents is continuing and (b) the achievement of a debt yield equal to or greater than 5.36% for the two consecutive calendar quarters immediately preceding the date of determination based upon annualized gross income from operations and operating expenses for the trailing three-month period immediately preceding such date of determination.

A “Lockbox Trigger Event” means the date on which the debt yield (as calculated in the 1501 Broadway Whole Loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 6.7%. The Lockbox Trigger Event may be cured, provided no event of default or a mezzanine event of default is occurring, by the achievement of a debt yield equal to or greater than 6.7% for the immediately preceding two consecutive calendar quarters based upon the immediately preceding trailing three-month period.

Current Mezzanine or Secured Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

1501 Broadway

Future Mezzanine or Secured Subordinate Indebtedness Permitted. Certain direct and indirect owners of the Borrowers have the right to obtain a future senior mezzanine loan and a junior mezzanine loan (together, the “1501 Broadway Mezzanine Loan”), provided, among other conditions listed in the 1501 Broadway Whole Loan documents, (a) the loan-to-value ratio for the total debt stack inclusive of the 1501 Broadway Mezzanine loan is no greater than a 50.0% combined loan-to-value ratio and (b) the debt yield for the total debt stack inclusive of the 1501 Broadway Mezzanine Loan, is no less than a 9.0% debt yield.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Office – Suburban
% of Pool by IPB:	5.3%	Net Rentable Area (SF):	599,664
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	EPIC Apollo LLC	Year Built / Renovated:	2007, 2008 / 2019
Loan Sponsor:	Steven Elghanayan	Occupancy:	100.0%
Interest Rate:	3.35000%	Occupancy Date:	3/5/2020
Note Date:	1/31/2020	Number of Tenants:	1
Maturity Date:	2/5/2025	2016 NOI(3):	N/A
Interest-only Period:	60 months	2017 NOI(3):	N/A
Original Term:	60 months	2018 NOI(3):	N/A
Original Amortization:	None	TTM NOI(3):	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(25),Def(32),O(3)	UW Revenues:	$13,609,674
Lockbox / Cash Management:	Hard / Springing	UW Expenses(4):	$0
Additional Debt(1):	Yes	UW NOI:	$13,609,674
Additional Debt Balance(1):	$41,500,000	UW NCF:	$12,890,078
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$194,000,000 / $324
		Appraisal Date(5):	1/6/2020

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.2%
Replacement Reserves:	$9,994	$9,994	N/A	Maturity Date LTV:	47.2%
TI/LC:	$49,972	$49,972	N/A	UW NCF DSCR:	4.15x
				UW NOI Debt Yield:	14.9%

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Whole Loan		$91,500,000	100.0%	Payoff Existing Debt	$88,313,119	96.5%
				Return of Equity	2,248,647	2.5
				Closing Costs	878,268	1.0%
				Upfront Reserves	59,966	0.1%
Total Sources	$91,500,000	100.0%		Total Uses	$91,500,000	100.0%

(1)	The Apollo Education Group HQ Campus loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance as of the Cut-off Date of $91.5 million. Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the $91.5 million Apollo Education Group HQ Campus Whole Loan (as defined below).
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 5, 2020. The borrower has the option to defease the full $91.5 million Apollo Education Group HQ Campus Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 5, 2024. The lockout period of 25 payments is based on the expected Benchmark 2020-B17 transaction closing date occurring in March 2020. The actual lockout period may be longer.
(3)	Historical financial information was not provided by the borrower given the absolute NNN nature of the Apollo Education Group lease.
(4)	Apollo Education Group occupies all of the space at the Apollo Education Group HQ Campus property pursuant to a NNN lease with a 2.0% contractual rent step per annum.
(5)	In addition to the “As Is” value of $194.0 million, the appraisal provided a “Hypothetical Go Dark” value of $97.0 million, as of January 6, 2020, which assumes that Apollo Education Group vacates the Apollo Education Group HQ Campus property and ceases rent payments under its lease. Based on the “Hypothetical Go Dark” value, the Whole Loan Cut-off Date LTV is equal to 94.3%.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

The Loan. The Apollo Education Group HQ Campus loan is part of a whole loan evidenced by two pari passu promissory notes, each as described below, with an aggregate original principal balance as of the Cut-off Date of $91.5 million (the “Apollo Education Group HQ Campus Whole Loan”), secured by the borrower’s fee simple interest in three Class A suburban office buildings totaling 599,664 square feet located in Phoenix, Arizona. The controlling Note A-1, with an aggregate outstanding principal balance as of the Cut-off Date of $50.0 million, will be included in the Benchmark 2020-B17 Trust. The non-controlling Note A-2, which is currently held by JPMCB, is expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Apollo Education Group HQ Campus Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Apollo Education Group HQ Campus Whole Loan has a five-year term and is interest only for the full term of the loan. The Apollo Education Group HQ Campus was previously securitized in the CGCMT 2015-GC29 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	Benchmark 2020-B17	Yes
Note A-2	$41,500,000	41,500,000	JPMCB	No
Whole Loan	$91,500,000	$91,500,000

The Borrower. The borrower is EPIC Apollo LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Steven Elghanayan. Steven Elghanayan is the CEO and Co-Founder of EPIC, LLC (“EPIC”), a global commercial real estate investment company operating from offices in London and New York. EPIC is a fully integrated owner, manager, operator and developer of commercial, residential, retail and industrial real estate. EPIC’s asset portfolio consists of logistics distribution properties across the United States and Europe encompassing over 6.7 million square feet across 52 properties with a value of over $3 billion and net annual income of over $170 million.

The Property. The Apollo Education Group HQ Campus property is comprised of three Class A single tenant office buildings totaling 599,664 square feet and is located in Phoenix, Arizona, approximately 3.5 miles southeast of the Phoenix Central Business District (“CBD”).

Apollo Education Group constructed the Apollo Education Group HQ Campus property in 2007 and 2008 to serve as the company’s global headquarters. The property was acquired by the loan sponsor in 2015. Amenities at the Apollo Education Group HQ Campus property include a two-story atrium at the front entrance of each building, a walking path around the full property, large landscaped and shaded outdoor areas, a Frisbee golf course, a fitness center, a student resource center and exterior basketball courts. The ten-story office building located at 4025 South Riverpoint Parkway also features a large full service cafeteria and two-story eating area. The Apollo Education Group HQ Campus property features 4,623 surface and garage parking spaces, resulting in a parking ratio of 7.7 spaces per 1,000 square feet of net rentable area. The property is comprised primarily of office space with less than 10% of the space used as training facilities and classrooms. As of March 5, 2020, the Apollo Education Group HQ Campus property was 100.0% occupied by Apollo Education Group.

The loan sponsor purchased the property in February 2015 for a purchase price of $183 million ($305 per square foot). Since 2016, the tenant, Apollo Education Group, has invested approximately $13.8 million ($23 per square foot) in renovations and upgrades to the Apollo Education Group HQ Campus property re-affirming their commitment to the property. Renovations included upgrades to all restrooms, the installation of new sinks, counters and fixtures. Since 2018, approximately $13.0 million ($22 per square foot) was used to upgrade training room configurations, provide updated amenities and a new student union.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

The sole tenant at the property, Apollo Education Group (599,664 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent), occupies the property pursuant to a NNN lease expiring in March 2031 with four five-year extension options and no termination options. Founded in 1973, Apollo Education Group is a global private education service provider. Apollo Education Group was acquired by private equity firm Apollo Global Management in February 2017 for $1.14 billion. As of the fourth quarter of 2019, Apollo Global Management has an AUM of $331 billion and has experience in the education sector with investments in companies including McGraw Hill Education, Connections Academy and Sylvan Learning Centers. Apollo Education Group assigned its interest in the lease to the University of Phoenix in 2017, but still remains liable for all lease obligations. Through the University of Phoenix, a for-profit university, Apollo Education Group offers associate, bachelor’s, master’s and doctoral degree programs from campuses and learning centers across the United States as well as online throughout the world. The University of Phoenix has graduated more than one million students since its inception in 1976. The Apollo Education Group HQ Campus property has served as Apollo Education Group’s global headquarters since the tenant constructed the property in 2007-2008.

The Apollo Education Group HQ Campus property is situated along South Riverpoint Parkway with frontage along Interstate 10 and 32nd Street within the Phoenix Metropolitan Statistical Area. The Apollo Education Group HQ Campus property is situated approximately 5.9 miles southwest of downtown Phoenix and 5.9 miles southwest of the Valley Metro rail station, a $1.4 billion light rail system connecting the cities of Phoenix, Tempe and Mesa. The light rail system was built in three phases beginning in late 2004 with completion in 2016. There is also access from the rail line to the Sky Harbor International Airport. Additionally, the Apollo Education Group HQ Campus property is located adjacent to Interstate 10 providing centralized access to Highway 60, Interstate 17 and Loop 202 and 101 freeways, approximately 3.5 miles southeast of the Sky Harbor International Airport.

Apollo Education Group HQ Campus property is located in the Phoenix office market, which has 91.6 million square feet of office space as of the third quarter of 2019. The Phoenix office market has a 14.4% vacancy rate and average gross asking rents of $26.76 per square foot. Phoenix has a diverse list of large employers in both the public and private sector including Fortune 500 companies such as Honeywell, American Express, Amazon, JPMorgan, UnitedHealth, American Airlines and Bank of America. The Apollo Education Group HQ Campus property is located in the South Airport office submarket, which, according to the appraisal, is the most active submarket within Phoenix. As of the third quarter of 2019, the South Airport submarket consisted of approximately 5.9 million square feet of office space with a 21.0% vacancy rate and average gross rents of $23.19 per square foot. The Apollo Education Group HQ Campus property has an average NNN rent of $23.89 which is in line with the appraiser’s concluded market rent for the Apollo Education Group HQ Campus of $22.50 per square foot.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Apollo Education Group HQ Campus property was approximately 5,229, 63,646 and 301,595, respectively. The estimated 2019 average household income within the same radii was approximately $43,991, $63,371 and $60,717, respectively.

The appraisal identified eight comparable office leases ranging in size from 63,500 square feet to 625,483 square feet with terms ranging from 5.3 to 16.5 years. The comparable tenants reported annual rental rates ranging from $16.25 to $25.48 per square foot with an average rent of approximately $22.01 per square foot, inclusive of NNN comparable leases. The weighted average in-place rent for the office space at the property is $23.89 per square foot, in-line with the appraisal’s market rent conclusion.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 5, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent	Lease Expiration Date
Apollo Education Group	NR / NR / NR	599,664	100.0%	$23.89	100.0%	3/1/2031
Total Occupied		599,664	100.0%	$23.89	100.0%
Vacant		0	0.0%
Total		599,664	100.0%
(1)	Based on the underwritten rent roll as of March 5, 2020.

(2)	Base Rent PSF is inclusive of contractual rent steps through April 2020. Apollo Education Group occupies its space pursuant to a NNN lease with a 2.0% contractual rent step per annum.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2031 and Thereafter	1	599,664	100.0%	14,325,973	100.0%	599,664	100.0%	$14,325,973	100.0%
Total	1	599,664	100.0%	$14,325,973	100.0%

(1)	Based on the underwritten rent roll as of March 5, 2020.

(2)	Base Rent Expiring is inclusive of contractual rent steps through April 2020. Apollo Education Group occupies its space pursuant to a NNN lease with a 2.0% contractual rent step per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$14,325,973	$23.89	100.0%
Gross Potential Rent	$14,325,973	$23.89	100.0%
Total Reimbursements	0	0.00	0.0
Total Other Income	0	0.00	0.0
Net Rental Income	$14,325,973	$23.89	100.0%
(Vacancy/Credit Loss)	(716,299)	(1.19)	(5.0)
Effective Gross Income	$13,609,674	$22.70	95.0%
Total Expenses(2)	0	0.00	0.0
Net Operating Income	$13,609,674	$22.70	100.0%
TI/LC	599,664	1.00	4.4
Capital Expenditures	119,933	0.20	0.9
Net Cash Flow	$12,890,078	$21.50	94.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Underwritten Base Rent is inclusive of contractual rent steps through April 2020. Apollo Education Group occupies its space pursuant to a NNN lease with a 2.0% contractual rent step per annum.

Property Management. The Apollo Education Group HQ Campus property is self-managed by the tenant.

Escrows and Reserves. At loan origination, the borrower deposited (i) $49,972 into an outstanding tenant improvements and leases commission reserve and (ii) $9,994 into an upfront replacement reserve.

Tax Reserve – Tax escrows are waived provided that (i) no Cash Sweep Event (as defined below) exists, (ii) the Specified Tenant (as defined below) occupies one or more entire tax parcel(s) and is required pursuant to its lease to pay taxes directly and does actually pay real estate taxes directly, (iii) the borrower provides to the lender satisfactory evidence of payment of real estate taxes prior to the date such taxes are due and payable directly by the Specified Tenant, and (iv) the lease is in full force and effect. If such conditions are no longer satisfied, on a monthly basis, upon the occurrence and continuance of a Cash Sweep Event, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into the tax reserve account.

Insurance Reserve – Insurance escrows are waived so long as (i) no event of default has occurred and is continuing and (ii) the Apollo Education Group HQ Campus property is covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $9,994.40 into a replacement reserve.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit $49,972 into a TI/LC reserve.

Lockbox / Cash Management. The Apollo Education Group HQ Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter directing tenants to pay rent directly into a lender controlled lockbox account. All rents received directly by the borrower or the property manager are required to be deposited into the lender controlled lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Event, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Cash Sweep Event, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. During the continuance of a Cash Sweep Event, all excess cash after payment of the monthly debt service of the Apollo Education Group HQ Campus Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Apollo Education HQ Campus Whole Loan documents will be required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Apollo Education Group HQ Campus Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, (iii) any bankruptcy action of a manager who is an affiliate of the borrower or the Specified Tenant, (iv) the debt service coverage ratio, calculated on trailing three-month period is less than 2.50x, (v) a Specified Tenant Trigger.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Apollo Education Group HQ Campus

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (iii) above, the borrower replaces such manager within 60 days of such event, (c) clause (iv) above, the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination is at least 2.50x for two consecutive quarters, or (d) clause (v) above, the achievement of a Specified Tenant Trigger Cure (as defined below). The foregoing Cash Sweep Event cures are subject to the following conditions, (i) no event of default is continuing, (ii) a Cash Sweep Event cure may occur no more than a total of five times in the aggregate during the term of the Apollo Education Group HQ Campus Whole Loan, and (iii) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

A “Specified Tenant” means (a) Apollo Education Group, Inc., an Arizona corporation, The University of Phoenix, Inc., an Arizona corporation, and their parent company, Apollo Global Management (collectively, “Apollo”) and (b) any replacement tenant(s) of all or substantially all of Apollo’s leased space pursuant to a lease(s) entered into in accordance with the terms of the Apollo Education Group HQ Campus Whole Loan documents.

A “Specified Tenant Trigger Event” means any of the following: (a) any bankruptcy action of any Specified Tenant or any guarantor of any Specified Tenant’s lease (the “Specified Tenant Lease”); (b) any termination or cancellation of any Specified Tenant Lease and/or any Specified Tenant abandoning its premises; (c) any Specified Tenant or any guarantor of any Specified Tenant Lease being in monetary default or material non-monetary default under the applicable Specified Tenant Lease (or the related guaranty, as applicable); (d) any Specified Tenant failing to be in actual, physical possession of more than 70% of the space demised pursuant to the applicable Specified Tenant Lease, and/or “going dark” in one or more of the buildings at the Apollo Education Group HQ Campus property; (e) any Specified Tenant giving notice of termination; (f) any Specified Tenant subleases 30% or more of its premises; (g) Apollo’s EBITDA is less than $95,887,500; or (h) Apollo’s Title IV of the Higher Education Act of 1965 Program Participation Agreement is revoked, terminated or otherwise cancelled in any manner.

A “Specified Tenant Trigger Cure” means: (i) if caused by (a) above, either (A) the applicable Specified Tenant affirming its lease in the applicable bankruptcy action pursuant to a final, non-appealable order of a court of competent jurisdiction with no changes to such Specified Tenant Lease or the dismissal of such bankruptcy proceeding pursuant to a final, non-appealable order of the bankruptcy court; or (B) the borrower provides satisfactory evidence that it has replaced the applicable Specified Tenant with one or more approved replacement leases, which satisfy the leasing conditions set forth in the Apollo Education Group HQ Campus Whole Loan documents; (ii) if caused by (b) above, if the borrower provides satisfactory evidence that it has replaced the applicable Specified Tenant with one or more approved replacement leases, which satisfy the leasing conditions set forth in the Apollo Education Group HQ Campus Whole Loan documents; (iii) if caused by (c) above, the lender’s receipt of satisfactory evidence that the default under the applicable Specified Tenant’s Lease has been cured; (iv) if caused by (d) above, if the borrower provides satisfactory evidence that such Specified Tenant is in actual physical possession of 70% or more of such Specified Tenant’s space and a re-affirmation of the applicable Specified Tenant Lease; (v) if caused by (e) above, the applicable Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the applicable Specified Tenant’s Lease and re-affirmation of the applicable Specified Tenant’s Lease as being in full force and effect; (vi) if caused by (f) above, such sublease(s) is terminated and the Specified Tenant re-occupies such premises pursuant to its lease; (vii) if caused by (g) above, such Specified Tenant’s EBITDA increases to an amount not less than $115,065,000; and (viii) if caused by (h) above, (x) Apollo’s Title IV Program Participation Agreement is renewed or otherwise reinstated or (y) if after 12 months from the occurrence of such Specified Tenant Trigger, such Specified Tenant’s EBITDA is no less than $95,887,500.

University of Phoenix Settlement. In December 2019, the University of Phoenix, an affiliate of the sole tenant at the Apollo Education Group HQ Campus property, entered into a $191 million settlement to resolve charges stemming from an investigation by the Federal Trade Commission (“FTC”) in regard to the alleged use of deceptive advertisements between 2012 and 2016. The settlement is related to events that occurred between October 2012 and December 2016, which is before Apollo Education Group and University of Phoenix were acquired by Apollo Global Management in February 2017. Please see “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus for additional information.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Fitch/KBRA/S&P)(1):	BBB-sf / AA+(sf) / N/A	Property Type - Subtype:	Hotel – Full Service
Original Principal Balance(2):	$40,000,000	Net Rentable Area (Rooms)(5):	3,933
Cut-off Date Principal Balance(2):	$40,000,000	Location:	Las Vegas, NV
% of Pool by IPB:	4.2%	Year Built / Renovated:	1997 / 2019
Loan Purpose:	Acquisition	Occupancy/ADR/RevPar:	94.8% / $281.69 / $267.18
Borrower:	BCORE Paradise LLC	Occupancy/ADR/RevPar Date:	9/30/2019
Loan Sponsor:	BREIT Operating Partnership L.P.	Number of Tenants:	N/A
Interest Rate(3):	3.170153%	2016 NOI:	$480,822,095
Note Date:	11/15/2019	2017 NOI:	$505,736,234
Maturity Date:	12/5/2029	2018 NOI:	$489,866,042
Interest-only Period:	120 months	TTM NOI (as of 9/2019):	$474,065,315
Original Term:	120 months	UW Economic Occupancy:	94.8%
Original Amortization:	None	UW Revenues:	$1,349,062,464
Amortization Type:	Interest Only	UW Expenses:	$874,997,149
Call Protection(4):	Grtr0.5%orYM(27),DeforGrtr0.5%or	UW NOI:	$474,065,315
	YM(86),O(7)	UW NCF:	$453,829,378
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per Room(6):	$4,260,000,000 / $1,083,143
Additional Debt(2):	Yes	Appraisal Date(6):	10/16/2019
Additional Debt Balance(2):	$1,636,200,000 / $650,500,000 / $683,300,000
Additional Debt Type(2):	Pari Passu / B Notes / C Notes

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$426,189	$765,319
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$426,189	$765,319
FF&E:	$0	Springing	N/A	Cut-off Date LTV:	39.3%	70.7%
				Maturity Date LTV:	39.3%	70.7%
				UW NCF DSCR(8):	8.42x	4.06x
				UW NOI Debt Yield(8):	28.3%	15.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Junior A Notes	1,333,800,000	31.3%	Closing Costs	10,591,035	0.2
Sponsor Equity(9)	1,250,591,035	29.4%
Total Sources	$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%
(1)	Fitch, KBRA and S&P have confirmed that the Bellagio Hotel and Casino Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The Bellagio Hotel and Casino Loan is part of the Bellagio Hotel and Casino Whole Loan, which is comprised of (i) 24 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes”, and collectively, the “Bellagio Hotel and Casino Senior Loan”), (ii) six promissory notes with an aggregate Cut-off Date balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and (iii) three promissory notes with an aggregate Cut-off Date balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes”; and, collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”).

(3)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.35000% per annum.

(4)	The defeasance lockout period will be 27 payments beginning with and including the first payment date of January 5, 2020. The Bellagio Hotel and Casino Borrower (as defined below) has the option to defease the full Bellagio Hotel and Casino Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

(5)	Net Rentable Area and Occupancy are based solely on the hotels at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage 9.0% from entertainment and 8.3% from other sources.

(6)	The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Real Property Appraised Value. The Appraised Value of $6,500,000,000 (“As-Is Appraised Value”) includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below), which granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower (as defined below), and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Appraised Value are 25.8% and 25.8%, respectively, based on the Bellagio Hotel and Casino Senior Loan

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(8)	The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and U/W NCF DSCR, U/W NCF Debt Yield and U/W NCF Debt Yield at Maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1% respectively.

(9)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Loan. The Bellagio Hotel and Casino mortgage loan (the “Bellagio Hotel and Casino Loan”) is part of a fixed rate whole loan secured by the borrower’s fee simple and leasehold interest in an approximately 3,933 key full service hotel located in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property”). The Bellagio Hotel and Casino Loan is evidenced by the non-controlling Note A-3-C1 with an outstanding principal balance as of the Cut-off Date of $40.0 million. The Bellagio Hotel and Casino Loan is part of a $3.01 billion whole loan that is evidenced by 33 promissory notes (the “Bellagio Hotel and Casino Whole Loan”). Only the Bellagio Hotel and Casino Loan will be included in the mortgage pool for the Benchmark 2020-B17 mortgage trust. The relationship between the holders of the Bellagio Hotel and Casino Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus. The Bellagio Hotel and Casino Whole Loan has a 10-year interest-only term. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BX 2019-OC11 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
Note A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(1)
Note A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16	No
Note A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party investor	No
Note A-1-C3	$65,000,000	$65,000,000	MSC 2020-L4	No
Note A-1-C2, A-1-C4, A-1-C5	$135,000,000	$135,000,000	MSNBA(2)	No
Note A-2-C4	$20,000,000	$20,000,000	CGCMT 2020-GC46	No
Note A-2-C3, A-3-C5	$55,000,000	$55,000,000	Benchmark 2020-IG1(3)	No
Note A-3-C1	$40,000,000	$40,000,000	Benchmark 2020-B17	No
Note A-3-C6	$21,250,000	$21,250,000	JPMCB(2)	No
Note A-3-C3, A-3-C4	$43,750,000	$43,750,000	BBCMS 2020-C6	No
Total Senior Notes(4)	$1,676,200,000	$1,676,200,000
Note B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No
Note B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party investor	No
Total Junior A Notes(4)	$650,500,000	$650,500,000
Note C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No
Whole Loan	$3,010,000,000	$3,010,000,000
(1)	The controlling note is Note A-1-S1.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The Benchmark 2020-IG1 transaction is expected to close on or about February 28, 2020.

(4)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

The Borrower. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making Blackstone one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Whole Loan.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio Hotel and Casino Property covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 square feet of event space, 29 food and beverage outlets, an approximately 55,000 square foot spa, five swimming pools, approximately 85,000 square feet of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio Hotel and Casino Property is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio Hotel and Casino Property since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011 and 2012 the Bellagio Hotel and Casino Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015 the Bellagio Hotel and Casino Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Bellagio Hotel and Casino Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first 10 years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of the Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Bellagio Hotel and Casino Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E). As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

The Bellagio Hotel and Casino Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 square feet and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Hotel and Casino Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio Hotel and Casino Property has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio Hotel and Casino Property had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM 2019(2)	11-Year Avg.(3)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5
(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	TTM 2019 is as of September 2019.

(3)	11-Year Avg. excludes TTM September 2019.

The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year	11-Year
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

The Market. The Bellagio Hotel and Casino Property is located on the Las Vegas strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Bellagio Hotel and Casino Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%
(1)	Source: Appraisal

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar's Palace.

Comparable Properties
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar's Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(2)	Underwritten	Per Room	% of Total Revenue(3)
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	$97,340	28.4%
F&B Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	$84,706	24.7%
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	$101,645	29.6%
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	$30,959	9.0%
Other Revenue(4)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	$28,360	8.3%
Total Revenue	$1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	$343,011	100.0%
Room Expense	105,289,765	107,330,702	111,385,859	111,344,926	111,344,926	$28,310	29.1%
F&B Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	$65,177	76.9%
Other Departmental Expenses(4)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	$83,922	52.1%
Total Departmental Expenses	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	$177,410	51.7%
Gross Operating Income	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	$165,602	48.3%
Total Undistributed Expenses	128,812,269	127,583,150	128,495,099	128,324,048	128,324,048	$32,628	9.5%
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	$132,974	38.8%
Management Fee	26,957,472	24,326,134	26,005,109	26,682,737	26,682,737	$6,784	2.0%
Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	$4,517	1.3%
Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	$1,138	0.3%
Total Fixed Charges	$20,361,351	$19,165,965	$21,992,386	$22,238,605	$22,238,605	$5,654	1.6%
Total Operating Expenses	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	$222,476	64.9%
Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	$120,535	35.1%
Capital Expenditures	0	0	0	0	20,235,937	$5,145	1.5%
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	$115,390	33.6%
(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(2)	TTM column represents the trailing 12-month period ending September 30, 2019.

(3)	% of Total Revenue for Room Expense, F&B Expense and Other Departmental Expenses are based on their corresponding aggregate revenue line item.

(4)	Other Revenue and Other Departmental Expenses include retail other operations.

Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

Escrows and Reserves. At loan origination, the borrower was not required to deposit any upfront reserves.

Tax Reserve - For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period (as defined below) is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

Insurance Reserve - For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve - For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

“Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

Lockbox / Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account no less than twice per week.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or DSCR Trigger Period, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Trap Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as defined below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Trap Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the loan documents as the lender may determine in its sole discretion.

“Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the loan documents, (ii) voluntary prepayment of the (A) Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) prepayments to cure a DSCR Trigger, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the loan documents or defend any enforcement by the lender of its rights under the loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, among other things listed in accordance with the loan documents, (i) to pay operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the loan documents, upon the earliest to occur of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

A “Cash Trap Period” will commence (a) upon the occurrence of an event of default under the loan documents, (b) upon the occurrence of a DSCR Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such DSCR Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure (as defined below).

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for Bellagio Tenant or if Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) Bellagio Tenant, as debtor in possession, or a trustee for Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “DSCR Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the term of the loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the DSCR Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA plus, without duplication, any Bellagio Lease rent reflected in Net Income, and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

“EBITDA” means for any test period and with respect to any person or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Current Mezzanine or Subordinate Indebtedness. The Bellagio Hotel and Casino Subordinate Companion Loans (which are comprised of the Bellagio Hotel and Casino Junior A Notes, which have an aggregate Cut-off Date principal balance of $650,500,000, and the Bellagio Hotel and Casino Junior B Notes, which have an aggregate Cut-off Date principal balance of $683,300,000). The Bellagio Hotel and Casino Junior A Notes accrue interest at the same rate as the Bellagio Hotel and Casino Loan. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.3500000% per annum. The Bellagio Hotel and Casino Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Bellagio Hotel and Casino Senior Notes not included in the Benchmark 2020-B17 trust. The Bellagio Hotel and Casino Loan and the Bellagio Hotel and Casino Senior Notes not included in the Benchmark 2020-B17 trust are generally senior to the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes, and the Bellagio Hotel and Casino Junior A Notes are generally senior to the Bellagio Hotel and Casino Junior B Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. The Bellagio Hotel and Casino Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be co-terminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a DSCR Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Bellagio Hotel and Casino

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the Consumer Price Index since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the Consumer Price Index. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,800,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,800,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.8%	Net Rentable Area (SF)(2):	583,982
Loan Purpose:	Acquisition	Location:	Downers Grove, IL
Borrower:	KORE 3500 Lacey Owner, LLC	Year Built / Renovated:	1992 / 2014-2018
Loan Sponsor:	Jack Kim	Occupancy(2):	92.8%
Interest Rate:	4.35000%	Occupancy Date:	9/1/2019
Note Date:	11/26/2019	Number of Tenants:	14
Maturity Date:	12/1/2029	2016 NOI:	$7,962,582
Interest-only Period:	120 months	2017 NOI:	$9,724,208
Original Term:	120 months	2018 NOI:	$9,932,818
Original Amortization:	None	TTM NOI (as of 8/2019):	$9,838,753
Amortization Type:	Interest Only	UW Economic Occupancy:	92.5%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$16,083,340
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$6,638,162
Additional Debt(1):	Yes	UW NOI:	$9,445,178
Additional Debt Balance(1):	$50,000,000	UW NCF:	$8,773,598
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$129,000,000 / $221
		Appraisal Date:	9/3/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$147
Taxes:	$437,987	$109,497	N/A	Maturity Date Loan / SF:	$147
Insurance:	$15,884	$15,884	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$7,300	$7,300	N/A	Maturity Date LTV:	66.5%
TI/LC:	$48,665	$48,665	$2,336,000	UW NCF DSCR:	2.32x
Outstanding Free Rent:	$1,763,787	$0	N/A	UW NOI Debt Yield:	11.0%
Outstanding TI/LC:	$387,266	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,800,000	64.7%	Purchase Price	$128,500,000	96.9%
Preferred Equity	33,000,000	24.9%	Upfront Reserves	2,660,889	2.0%
Sponsor Equity	13,754,090	10.4%	Closing Costs	1,393,201	1.1%
Total Sources	$132,554,090	100.0%	Total Uses	$132,554,090	100.0%
(1)	The 3500 Lacey loan is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $85.8 million. Financial Information presented in the chart above reflects the Cut-off Date balance of the $85.8 million 3500 Lacey Whole Loan (as defined below).

(2)	Fresenius has a right to terminate its lease effective as of December 2020 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $2,340,159. Fresenius has requested a lease amendment, pursuant to which Fresenius would be permitted to terminate its lease with respect to approximately 22,356 square feet of its 44,308 square feet space effective as of December 2020, with the payment of a termination fee of approximately $1,340,000. 22,356 square feet has been underwritten as vacant.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

The Loan. The 3500 Lacey loan is part of a whole loan evidenced by two pari passu promissory notes, each as described below, with an aggregate original balance of $85.8 million (the “3500 Lacey Whole Loan”), secured by a first mortgage lien on the borrower’s fee interest in a 583,982 square foot Class A LEED Silver trophy office building located in Downers Grove, Illinois. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $35.8 million, will be included in the Benchmark 2020-B17 trust. The controlling Note A-1 has been included in the Benchmark 2020-B16 securitization. The relationship between the holders of the 3500 Lacey Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 3500 Lacey Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2020-B16	Yes
A-2	$35,800,000	$35,800,000	Benchmark 2020-B17	No
Total	$85,800,000	$85,800,000

The Borrower. The borrower is KORE 3500 Lacey Owner, LLC, a Delaware limited liability company and a single purpose entity with two independent managers in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3500 Lacey Whole Loan.

The Loan Sponsor. The loan sponsor and non-recourse guarantor of the 3500 Lacey Whole Loan is Jack Kim. The borrower is indirectly owned and controlled by Jack Kim, who is the founder of KORE Investments (“KORE”). KORE is a Denver-based real estate company specializing in acquisitions, development, asset management and property management for office, industrial, retail and multifamily properties. Founded in 2003, KORE has accumulated commercial real estate in various states across the United States. Notable acquisitions include the $115.2 million, 242,000 square foot Denver Tech Center building that houses Re/Max’s headquarters, the $11.8 million Harmswood Office Center in Chicago and the $10.8 million, 91,000 square foot Republic Park I office building in Greenwood Village, Colorado.

The Property. The 3500 Lacey Property is a 583,982 square foot Class A, LEED Silver office building in Downers Grove, Illinois, a suburb of Chicago. The 3500 Lacey Property is comprised of 13 stories of office space adjacent to a six-level structured parking deck with 1,642 spaces along with 163 additional surface parking spaces located on the perimeter of the building, bringing the total number of parking spaces to 1,805, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square foot of net rentable area.

The 3500 Lacey Property was built in 1992 as a build to suit headquarters for Spiegel Corporation and was previously the headquarters for Sara Lee Corp. According to the previous owner of the 3500 Lacey Property, Sara Lee Corp occupied approximately 80% of net rentable area and vacated in 2012. Two years after Sara Lee Corp’s full departure, the 3500 Lacey Property was approximately 86% occupied with new tenants. Since 2014, the 3500 Lacey Property has undergone an approximately $7.4 million renovation in order to reposition it as a best-in-class multi-tenant building. Renovations to the 3500 Lacey Property included lobby renovations, elevator modernization, conference center, restrooms, updated signage and building mechanical systems. The 3500 Lacey Property was awarded an Energy Star label in 2008, 2009, 2010 and 2012 for its operating efficiency, and LEED Silver Certification. Amenities at the 3500 Lacey Property include a full-service cafeteria, 11,208 square feet of newly renovated conference facilities, the 9,500 square foot Esplanade Lakes Ballroom and event space, fitness center, covered parking garage with electric car charging stations, car wash and rush hour shuttle service to the local Metra station.

As of September 1, 2019, the 3500 Lacey Property was 92.8% leased to 14 distinct tenants operating in a variety of industries including financial services, insurance, automotive, technology and real estate. The 3500 Lacey Property tenants have a weighted average underwritten rent of $19.34 per square foot and a remaining lease term of approximately 7.1 years. Additionally, 58.9% of net rentable area and 65.0% of underwritten rent is attributable to corporate headquarters for four tenants: HAVI Global Solutions, Glanbia, Cooper’s Hawk, and CompTIA. The 3500 Lacey Property is part of the Esplanade at Locust Point corporate campus, a 1.6 million square foot, 100-acre master development that features multiple parks, ponds and roadways. Campus amenities include the DoubleTree Esplanade Lakes; Bright Horizon Daycare, a nationally recognized child care center; The Esplanade Fitness Center, a full-service health club; and rush hour shuttle service connecting Metra BNSF Line Belmont Station, the 3500 Lacey Property, and the greater campus.

The largest tenant, HAVI Global Solutions (“HAVI”) (158,612 square feet; 27.2% of net rentable area; 31.7% of underwritten base rent) is a privately owned global company that focuses on innovating, optimizing, and managing the supply chains of leading brands. Established in 1974, HAVI began by providing the supply chain needs for a Fortune 100 restaurant, and since then, the company has grown to serve an international client base with several lines of business which include marketing dynamics, supply chain management, packing and logistics. The 3500 Lacey Property has been HAVI’s global headquarters since 2013. HAVI employs over 10,000 individuals in more than 100 countries. HAVI Global Solutions executed its lease at the 3500 Lacey Property in May 2013, expanded its space in March 2014 and currently has space on floors three through six. HAVI has a lease expiration date of April 2025 with a termination option that is effective in August 2022, which requires the payment of an estimated termination fee of $5,236,299.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

The second largest tenant, Glanbia (95,489 square feet; 16.4% of net rentable area; 17.7% of underwritten base rent) is a global nutrition group headquartered at the 3500 Lacey Property with shares listed on the Irish and London Stock Exchanges. Glanbia is a global firm aimed at providing better nutrition for individuals around the world. Glanbia has eight premium brands such as Gold Standard protein, Optimum Nutrition, IsoPure, and Nutramino health and wellness products. Glanbia has primarily focused on dairy ingredients that supplement these brands; however, the company is also a leading manufacturer of cheddar cheese in the United States. Employing 6,600 people across 32 countries, Glanbia has experienced double-digit growth for the past eight consecutive years. In addition to a food laboratory on the ground floor, the 3500 Lacey Property houses Glanbia’s corporate staff. Glanbia originally executed its lease at the 3500 Lacey Property in March 2015 and currently occupies floors 11 and 12. Glanbia has a lease expiration date of February 2030 with a termination option that is effective in February 2026, which requires the payment of an estimated termination fee of $4,101,067.

The third largest tenant, Invesco (89,222 square feet; 15.3% of net rentable area; 20.2% of underwritten base rent) is an investment management firm offering investment strategies through a diverse set of vehicles across major equity, fixed-income, and alternative asset classes. Formerly known as Invesco PowerShares, the company has been based in the western suburbs of Chicago since its creation in 2002. Invesco Advisors, Inc. currently has more than $1,200 billion in assets under management, recorded approximately $3.8 billion in net revenues in 2018, and employs more than 8,000 individuals. Invesco Ltd., the parent company, has earned a Moody’s credit rating of A2, a S&P rating of BBB+ and a Fitch rating of A-. Invesco executed its lease at the 3500 Lacey Property in May 2013 and currently occupies floors seven and eight. Invesco has a lease expiration date of April 2025 with a termination option that is effective in May 2021, which requires the payment of an estimated termination fee of $3,789,544.

The 3500 Lacey Property is located in Downers Grove, DuPage County, Illinois, approximately 22 miles west of Chicago’s central business district and is part of the Suburban Chicago office market. The boundaries of the 3500 Lacey Property’s immediate area are Butterfield Road to the north, Warrenville Road and Ogden Avenue to the south, Interstate 355 to the east, and State Route 53 to the west, offering its tenants access to local demand drivers. According to the appraisal, Chicago is a major Great Lakes port and is considered the commercial, financial, industrial, and cultural center of the Midwest. The 3500 Lacey Property is part of the Chicago- Naperville-Elgin IL-IN-WI core based statistical area, in which the top four employers are Advocate Health Care System, Northwestern Memorial HealthCare, University of Chicago and JPMorgan Chase & Co. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the 3500 Lacey Property is 4,064, 80,104 and 269,441, respectively. Additionally, according to the appraisal, over the same period, the average household income within a one-, three- and five-mile radius was $135,882, $118,742 and $123,340, respectively.

The 3500 Lacey Property is located within the Eastern East/West Corridor office submarket, within the Suburban Chicago office market. As of the second quarter of 2019, the Eastern East/West Corridor submarket included nearly 21.6 million square feet of office space comprising approximately 21.5% of the Chicago non-central business district office market with a total vacancy rate of 19.8%. The 3500 Lacey Property is located adjacent to the convergence of I-355 and I-88 and the nearby Butterfield and I-355 interchange. The submarket benefits from its geographically central location, highway access, proximity to O’Hare International Airport, and close proximity to upper income communities in DuPage County. As of the second quarter of 2019, the Eastern East/West Corridor had an average direct asking rent of $23.72 per square foot.

The appraisal identified 12 competitive office rent comparables located in the immediate market area. The comparable properties were built between 1980 and 2008 and range in size between 164,000 square feet to 656,301 square feet. NNN rents range from $19.00 to $25.00 per square foot, with a survey average of approximately $20.36 per square foot. The appraisal’s concluded office market rent for the 3500 Lacey Property is $18.80 per square foot, which is approximately 3.7% lower than the 3500 Lacey Property’s weighted average underwritten rent of $19.34 per square foot.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
87.2%	93.6%	95.1%	92.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

Tenant Summary(1)
Tenant(2)	Ratings Moody’s/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration
HAVI Global Solutions(4)	NR / NR / NR	158,612	27.2%	$20.97	31.7%	4/30/2025
Glanbia(5)	NR / NR / NR	95,489	16.4%	$19.46	17.7%	2/28/2030
Invesco(6)	A2 / BBB+ / A-	89,222	15.3%	$23.70	20.2%	4/30/2025
Coopers Hawk	NR / NR / NR	45,091	7.7%	$20.75	8.9%	4/30/2030
CompTIA(7)	NR / NR / NR	44,829	7.7%	$15.46	6.6%	12/31/2028
HP/AG Esplanade Lakes(8)	NR / NR / NR	26,262	4.5%	$2.91	0.7%	12/31/2023
Fresenius(9)	Baa3 / BBB / BBB-	21,952	3.8%	$23.57	4.9%	11/30/2026
KIA Motors(10)	Baa1 / BBB+ / BBB+	15,410	2.6%	$21.91	3.2%	5/31/2027
Logicalis	NR / NR / NR	11,659	2.0%	$20.59	2.3%	9/30/2026
Duravant	NR / NR / NR	7,288	1.2%	$21.45	1.5%	12/31/2023
Total Major Tenants		515,814	88.3%	$19.88	97.9%
Other Occupied(11)		25,998	4.5%	$8.66	2.1%
Total Occupied(12)		541,812	92.8%	$19.34	100.0%
Vacant		42,170	7.2%
Total / Wtd. Avg.		583,982	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2019 inclusive of rent steps through November 2020.

(2)	All tenants operate under a NNN structure with the exception of the Esplanade Lakes ballroom/event space tenant.

(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent guarantees the lease.

(4)	HAVI Global Solutions has a one-time right to terminate its lease effective as of August 2022 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $5,236,299. In addition, HAVI Global Solutions has subleased (a) 17,696 square feet to Hearthside Food Solutions, LLC at a base rent of $23.40 per square foot and (b) 22,132 square feet to Donnelley Financial, LLC at a base rent of $22.20 per square foot. Both subleases are coterminous with the underlying lease to HAVI Global Solutions, which expires in April 2025.

(5)	Glanbia has a right to terminate its lease effective as of February 2026 with no less than 6 months’ prior notice and the payment of an estimated termination fee of $4,101,067.

(6)	Invesco has a right to terminate its lease effective as of May 2021 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $3,789,544.

(7)	CompTIA has a right to terminate its lease effective as of December 2026 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $971,316.

(8)	HP/AG Esplanade Lakes is a café at the 3500 Lacey Property.

(9)	Fresenius has a right to terminate its lease effective as of December 2020 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $2,340,159. Fresenius has requested a lease amendment, pursuant to which Fresenius would be permitted to terminate its lease with respect to approximately 22,356 square feet of its 44,308 square feet space effective as of December 2020, with the payment of a termination fee of approximately $1,340,000. 22,356 square feet has been underwritten as vacant.

(10)	KIA Motors has a right to terminate its lease effective as of June 2024 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $650,895.

(11)	Other Occupied Net Rentable Area (SF) is inclusive of 14,909 square feet associated with management and associated amenity spaces, including the conference center, the management office, a kitchen and vending machine space which have no attributable underwritten base rent.

(12)	Base Rent PSF does not include 14,909 square feet of amenity space with no underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	42,170	7.2%	NAP	NAP	42,170	7.2%	NAP	NAP
2020 & MTM	0	0	0.0%	$0	0.0%	42,170	7.2%	$0	0.0%
2021	1	1,853	0.3%	38,666	0.4%	44,023	7.5%	$38,666	0.4%
2022	0	0	0.0%	0	0.0%	44,023	7.5%	$38,666	0.4%
2023	3	35,950	6.2%	277,465	2.6%	79,973	13.7%	$316,131	3.0%
2024	1	4,504	0.8%	91,247	0.9%	84,477	14.5%	$407,379	3.9%
2025	3	250,166	42.8%	5,490,389	52.4%	334,643	57.3%	$5,897,767	56.3%
2026(4)	2	33,611	5.8%	757,445	7.2%	368,254	63.1%	$6,655,213	63.5%
2027	1	15,410	2.6%	337,635	3.2%	383,664	65.7%	$6,992,847	66.7%
2028	1	44,829	7.7%	693,087	6.6%	428,493	73.4%	$7,685,935	73.3%
2029	0	0	0.0%	0	0.0%	428,493	73.4%	$7,685,935	73.3%
2030	2	140,580	24.1%	2,794,185	26.7%	569,073	97.4%	$10,480,120	100.0%
2031 & Beyond(5)	4	14,909	2.6%	0	0.0%	583,982	100.0%	$10,480,120	100.0%
Total	18	583,982	100.0%	$10,480,120	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2019 inclusive of rent steps through November 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring and % of Base Rent Expiring reflect the following: (a) in-place leases based on the September 2019 rent roll, (b) contractual rent steps of $212,767 through November 1, 2020, and (c) straight-lined rental income of $244,430 for investment grade rated tenants including Invesco, Fresenius and KIA Motors.

(4)	Fresenius has a right to terminate its lease effective as of December 2020 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $2,340,159. Fresenius has requested a lease amendment, pursuant to which Fresenius would be permitted to terminate its lease with respect to approximately 22,356 square feet of its 44,308 square feet space effective as of December 2020, with the payment of a termination fee of approximately $1,340,000. 22,356 square feet has been underwritten as vacant.

(5)	2031 & Beyond is inclusive of 14,909 square feet associated with management and associated amenity spaces, including the conference center, the management office, a kitchen and vending machine space with no attributable underwritten base rent.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$9,702,071	$10,220,404	$10,204,086	$10,392,644	$10,480,120	$17.95	60.8%
Vacant Income	0	0	0	0	713,506	1.22	4.1%
Gross Potential Rent	$9,702,071	$10,220,404	$10,204,086	$10,392,644	$11,193,626	$19.17	64.9%
Total Reimbursements(4)	5,474,200	6,125,736	6,393,020	6,424,783	6,043,890	10.35	35.1%
Net Rental Income	$15,176,271	$16,346,140	$16,597,106	$16,817,427	$17,237,516	$29.52	100.0%
(Vacancy / Credit Loss)	(1,277,960)	(520,950)	(238,696)	(563,591)	(1,292,814)	(2.21)	(7.5)%
Other Income	243,010	291,623	373,357	417,117	138,638	0.24	0.8%
Effective Gross Income	$14,141,321	$16,116,813	$16,731,767	$16,670,953	$16,083,340	$27.54	93.3%
Total Expenses(4)	$6,178,739	$6,392,605	$6,798,949	$6,832,200	$6,638,162	$11.37	41.3%
Net Operating Income	$7,962,582	$9,724,208	$9,932,818	$9,838,753	$9,445,178	$16.17	58.7%
TI/LC	0	0	0	0	583,982	1.00	3.6%
Capital Expenditures	0	0	0	0	87,597	0.15	0.5%
Net Cash Flow	$7,962,582	$9,724,208	$9,932,818	$9,838,753	$8,773,598	$15.02	54.6%
(1)	TTM represents the trailing 12-month period ending August 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Base Rent reflects the following: (a) in-place leases based on the September 1, 2019 rent roll, (b) contractual rent steps of $212,767 through November 1, 2020 and (c) straight-lined rental income of $244,430 for investment grade rated tenants including Invesco, Fresenius and KIA Motors.

(4)	All tenants operate under a NNN Structure with the exception of the Esplanade Lakes Ballroom/event space tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

Property Management. The 3500 Lacey Property is managed by Kore Management, LLC, a Colorado limited liability company and an affiliate of the loan sponsor, and Jones Lang LaSalle Americas (Illinois), L.P., a Illinois limited partnership.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) approximately $1,763,787 into an outstanding free rent reserve in connection with three leases, (ii) approximately $437,987 into a real estate tax reserve, (iii) approximately $387,266 into outstanding TI/LC reserve in connection with two leases, (iv) approximately $15,884 into an insurance reserve, (v) approximately $48,665 into a rollover reserve and (vi) $7,300 into a replacement reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes, which currently equates to approximately $109,497 per month (approximately $2.28 PSF).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums, which currently equates to approximately $15,884 per month (approximately $0.36 PSF). In the event the borrower obtains and maintains a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

TI/LC Reserve – The borrower is required to deposit into the TI/LC reserve, on a monthly basis, approximately $48,665 (approximately $0.96 PSF), subject to a cap of approximately $2,336,000.

Replacement Reserve – The borrower is required to deposit into the replacement reserve, on a monthly basis, approximately $7,300 (approximately $0.12 PSF).

Lockbox / Cash Management. The 3500 Lacey Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lender controlled lockbox account. So long as no Cash Sweep Event (as defined below) then exists, all funds deposited into the lockbox account are required to be transferred within three business days to or at the direction of the borrower. All funds on deposit in the cash management account, following the occurrence and during the continuance of a Cash Sweep Event, following payment of taxes and insurance, debt service, required reserves and operating expenses, are required to be deposited into the excess cash flow reserve, to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuance of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) a DSCR Trigger Event (as defined below) or (iv) a Significant Tenant Trigger (as defined below) or (v) a Significant Tenant Termination Trigger (as defined below).

A Cash Sweep Event may be cured upon the following: (a) if caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.80x or greater for two consecutive quarters based upon the trailing six-month period immediately preceding the date of determination, (b) if caused solely by an event of default, the acceptance by the lender of a cure of such event of default, or (c) if the caused solely by a bankruptcy action of the property manager, if the borrower replaces the property manager with a property manager under a replacement management agreement, each approved by the lender in accordance with the loan documents, within 60 days or such bankruptcy action is dismissed within 60 days without any material adverse consequences to the 3500 Lacey Whole Loan, the 3500 Lacey Property or the operation thereof; (d) if caused by a Significant Tenant Trigger, the occurrence of a Significant Tenant Trigger Cure or (e) if caused by a Significant Tenant Termination Trigger (as defined below), the occurrence of a Significant Tenant Termination Trigger Cure (as defined below); provided that (i) no event of default has occurred and is continuing, and (ii) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event Cure, and (iii) in no event will the borrower have the right to cure a Cash Sweep Event occurring by reason of any bankruptcy action of the borrower.

A “DSCR Trigger Event” means the debt service coverage ratio of the 3500 Lacey Whole Loan (as calculated in accordance with the loan documents) based on the trailing six-month period immediately preceding the date of determination is less than 1.75x.

A “Significant Tenant Termination Trigger” means that HAVI Global Solutions (i) does not renew its lease on or prior to the date that is 12 months prior to the expiration dates of its lease or (ii) otherwise gives notice of its intention to terminate or not to renew its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

3500 Lacey

A “Significant Tenant Termination Trigger Cure” means the date (i) upon which HAVI Global Solutions renews its lease for a rental amount of not less than 95% of the rent provided in its lease and for period of not less than three years or, (ii) on which the lender has received evidence that the borrower has entered into a replacement lease with a replacement tenant, each acceptable to the lender, such replacement tenant has taken occupancy (a “Re-tenanting Event”), and all current landlord obligations under such replacement lease have been performed, and a replacement lease or leases (A) demise individually or in the aggregate at least 95% of the premises covered by HAVI Global Solutions’ lease, (B) have an initial term of not less than five years, and (C) provide for a rental amount of not less than 95% of the rent under HAVI Global Solutions’ lease.

A “Significant Tenant Trigger” means that HAVI Global Solutions (i) vacates, surrenders, or ceases to conduct its normal business operations at substantially all of its demised premises, terminates or cancels its lease or otherwise “goes dark” or (ii) becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant Trigger Cure” means the date on which (i) a Re-tenanting Event has occurred or (ii) the borrower delivers to the lender cash collateral or an acceptable letter of credit in an amount acceptable to the lender in its sole discretion, or (iii) the bankruptcy action that caused the Significant Tenant Trigger is dismissed without any material adverse consequences to the 3500 Lacey Whole Loan or the 3500 Lacey Property and HAVI Global Solutions has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction in each case as determined by the lender in its reasonable discretion.

Preferred Equity. MEPT 3500 Lacey Road, LLC (the “3500 Lacey PE Member”), a core, open-end private equity real estate fund advised by BentallGreenOak, which owned the 3500 Lacey Property since 2003 and sold it to the borrower, is a member of the sole member of the borrower (the “3500 Lacey JV”). 3500 Lacey PE Member has made a preferred equity contribution in the amount of $33,000,000 to 3500 Lacey JV. Under the related limited liability company agreement (the “3500 Lacey LLC Agreement”) between the 3500 Lacey PE Member and the 3500 Lacey JV’s managing member, which is managed by Kore Investments LLC, the sole managing member owned by the non-recourse carveout guarantor of the 3500 Lacey Whole Loan (the “3500 Lacey Managing Member”), the 3500 Lacey PE Member is entitled to: (a) a quarterly preferred return payment from the net cash flow from operation of the 3500 Lacey Property (after payment of all operating expenses of the 3500 Lacey JV and of the 3500 Lacey Property) in an amount equal to 10.0% per annum for the first 36 months from the effective date of the 3500 Lacey LLC Agreement and 12.0% per annum thereafter (the “Preferred Return”); and (b) in the event of any sale, disposition, financing, refinancing, casualty or condemnation with respect to the 3500 Lacey Property (each such event, a “3500 Lacey Capital Event”), the net proceeds resulting from such 3500 Lacey Capital Event (after payment of all expenses related to the capital event) in an amount equal to any unpaid Preferred Return and the amount of unreturned Preferred Equity Contribution. Except as described above, 3500 Lacey PE Member is not entitled to the return of any of its capital contributions or the Preferred Return, and any unrepaid capital contributions or Preferred Return will not be a liability of 3500 Lacey JV. Please see “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus for additional information.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Fitch/KBRA/S&P)(2):	BBBsf / BBB-(sf) / N/A	Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(3):	$32,000,000	Net Rentable Area (SF):	811,797
Cut-off Date Principal Balance(3):	$32,000,000	Location:	Brooklyn, NY
% of Pool by IPB:	3.4%	Year Built / Renovated:	1969 / 2018
Loan Purpose:	Refinance	Occupancy(6):	96.7%
Borrowers:	Brooklyn Kings Plaza LLC;	Occupancy Date:	10/31/2019
	Kings Plaza Ground Lease LLC	Number of Tenants:	104
Loan Sponsor:	The Macerich Partnership, L.P.	2016 NOI:	$42,598,711
Interest Rate:	3.35880%	2017 NOI:	$39,436,748
Note Date:	12/3/2019	2018 NOI:	$42,088,187
Maturity Date:	1/1/2030	TTM NOI (as of 9/2019)(7):	$47,457,344
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$81,045,187
Original Amortization:	None	UW Expenses:	$29,004,262
Amortization Type:	Interest Only	UW NOI(6)(7):	$52,040,925
Call Protection(4):	L(26),Grtr1%orYM(89),O(5)	UW NCF:	$50,905,970
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$900,000,000 / $1,109
Additional Debt(3)(5):	Yes	Appraisal Date:	10/17/2019
Additional Debt Balance(3)(5):	$455,000,000 / $53,000,000
Additional Debt Type(3)(5):	Pari Passu / Mezzanine Debt

Escrows and Reserves(8)				Financial Information(3)(9)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$600	$665
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$600	$600
Replacement Reserves:	$0	Springing	(8)	Cut-off Date LTV:	54.1%	60.0%
TI/LC:	$0	Springing	(8)	Maturity Date LTV:	54.1%	54.1%
Ground Rent:	$0	Springing	N/A	UW NCF DSCR:	3.07x	1.73x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan	53,000,000	9.8	Return of Equity	105,237,541	19.5%
			Closing Costs	6,113,399	1.1_
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JP Morgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, National Association (“WF”) and Société Générale Financial Corporation (“SGFC”).

(2)	Fitch, KBRA and S&P have confirmed that the Kings Plaza Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(3)	The Kings Plaza Loan (as defined below) consists of the non-controlling Note A-1-1-A and is part of a whole loan evidenced by 13 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $487.0 million. Whole Loan Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $487.0 million Kings Plaza Whole Loan.

(4)	The lockout period will be at least 26 payments beginning with February 1, 2020. The borrowers haves the option to prepay in full, together with an amount equal to the greater of yield maintenance or 1.0% of the outstanding principal balance of the Kings Plaza Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 1, 2023. The lockout period of 26 payments is based on the expected Benchmark 2020-B17 transaction closing date occurring in March 2020. The actual lockout period may be longer.

(5)	See “Current Mezzanine or Secured Subordinate Indebtedness” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

(6)	Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property (as defined below) since 2010 pursuant to a lease that expired in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. Forever 21 and the borrower are currently negotiating a three-year renewal with the tenant, which is pending court approval.

(7)	The increase in UW NOI from TTM NOI is primarily attributable to (i) rent steps taken 12 months out until February 1, 2021 (based on the Kings Plaza Whole Loan’s securitization in February 2020) and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term then fully amortizing based on a five-year schedule. Total Debt Financial Information is based on the first 12 month period during the amortization period of the Kings Plaza Mezzanine Loan.

The Loan. The Kings Plaza mortgage loan (the “Kings Plaza Loan”) is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple and leasehold interests in an 811,797 square foot super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 13 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million, of which the controlling Note A-1-1-A, with an outstanding principal balance as of the Cut-off Date of $32.0 million, is being contributed to the Benchmark 2020-B17 trust and will constitute the Kings Plaza Loan. The remaining notes have been, or are expected to be contributed to one or more securitization trusts. The Kings Plaza Whole Loan has a 10-year interest-only term and accrues interest at a fixed annual rate equal to 3.35880% per annum. The Kings Plaza Whole Loan proceeds and the Kings Plaza Mezzanine Loan, were used to refinance the existing debt, pay closing costs and return equity to the borrowers. The relationship between the holders of the Kings Plaza Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1-A	$32,000,000	$32,000,000	Benchmark 2020-B17	Yes
Note A-1-1-B	$34,108,108	$34,108,108	JPMCB	No
Note A-1-2	$50,000,000	$50,000,000	Benchmark 2020-B16	No
Note A-1-3, A-1-4	$55,000,000	$55,000,000	Benchmark 2020-IG1(1)	No
Note A-2-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
Note A-2-2, A-2-3, A-2-4	$97,945,946	$97,945,946	SGFC	No
Note A-3-1, A-3-4	$75,000,000	$75,000,000	BANK 2020-BNK25	No
Note A-3-2, A-3-3	$82,945,946	$82,945,946	WFCM 2020-C55	No
Whole Loan	$487,000,000	$487,000,000
(1)	The Benchmark 2020-IG1 transaction is expected to close on or about February 28, 2020.

The Borrowers. The borrowers are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC, each a Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsor and the non-recourse guarantor is The Macerich Partnership, L.P. The Macerich Partnership, L.P. is part of the parent organization The Macerich Company (“Macerich”), which ranks among the largest owners, operators and developers of retail real estate in the United States. Founded in 1964, Macerich has 47 properties in 15 different states primarily concentrated in California, Arizona and New York. Additionally, Macerich (NYSE:MAC), an S&P 500 company, reported total revenues of $960 million as of December 31, 2018. Macerich also reported $9.03 billion in total assets under management. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan.

The Property. The Kings Plaza Property is an 811,797 square foot enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 square feet). A portion of the collateral including the parking garage ingress/egress, the Marina Building and a portion of the ground under the parking garage is subject to a ground lease as further described under “Ground Lease” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U in Brooklyn, New York. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn. The Kings Plaza Property is anchored by Macy’s, Lowe’s Home Centers, Primark, JCPenney, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. According to the appraisal, Primark expects its Kings Plaza Property location to generate the highest revenue in the United States, exceeding its Boston flagship store location. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark’s Kings Plaza Property location sales to be approximately $45 to $50 million annually. Macy’s, which is not part of the collateral, occupies approximately 339,000 square feet attached to the Kings Plaza Property (the “Macy’s Parcel”). The Kings Plaza Property Macy’s location was selected as one of the Macy’s “Growth 100” locations for 2020. The retailer is experimenting with new concepts directed at improving store fixtures and facilities. As part of the program, Macy’s will receive an estimated $4 to $5 million to remodel the store in the upcoming years. This typically consists of technology upgrades, dressing room upgrades, new flooring, lighting, painting and improvements to the exterior of the space. Forever 21 currently occupies 22,802 square feet at the Kings Plaza Property. Forever 21 has been in occupancy since 2010 pursuant to a lease expiring on January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019 and is currently negotiating a three-year renewal at the Kings Plaza Property at $900,000 in annual base rent, which is pending court approval. Forever 21 reported T-12 September 2019 sales of approximately $237 per square foot. Though in occupancy and paying rent, Forever 21 has been underwritten as vacant.

The Kings Plaza Property is currently 96.7% leased as of October 31, 2019. For those tenants reporting sales, the Kings Plaza Property generated approximately $351.98 million in gross sales as of the trailing 12-month period ending September 2019. The Kings Plaza Property generates approximately 46.8% of its top line revenue from department stores and in-line tenants over 10,000 square feet. Total in-line sales, excluding temporary tenants, accounts for approximately 85.7% of total revenue generated at the property. Since the borrower sponsor renovated the Kings Plaza Property, in-line sales have increased from $665 per square foot in 2014 to $753 per square foot as of September 2019. Additionally, in-line occupancy costs have decreased from year end 2014 to September 2019 from 20.6% to 19.0%.

Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 per square foot) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property included the $144.7 million redevelopment of the 290,000 square feet, former four-level Sears’s box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. The redevelopment included a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara, a new JCPenney and a new Burlington. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the borrower sponsor expended approximately $22.0 million to renovate the Kings Plaza Property throughout 2014 and 2015. These renovations included a refreshed interior and energy efficient LED lighting, new flooring including both carpet and tile, a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allowed the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019 and is expected to generate approximately $1.3 million in participation revenue and $1.3 million in operating cost savings through year end 2019. In 2020, expected revenue is approximately $1.8 million and the income stream is expected to reach stabilization in 2021 at approximately $2.1 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

The Market. The Kings Plaza Property is located in Brooklyn, New York, at the intersection of Flatbush Avenue and Avenue U. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively with estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of year-end 2019, the New York retail market had an inventory of approximately 593.4 million square feet, an overall vacancy rate of 4.0% and average asking rents of $42.34 per square foot. According to a third party report dated August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square feet, an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 per square foot. The concluded market rents for the South Brooklyn retail submarket was $42.90 per square foot. As of October 2019, the Kings Plaza Property had a weighted average underwritten base rent of $50.50 per square foot, which is slightly above the market rent for the South Brooklyn retail submarket.

Competitive Set(1)
	Distance to Subject (mi.)	Property Type	Year Built/ Renovated	Total GLA	Total Occupancy	Sales per SF	Anchors
Kings Plaza	N/A	Super Regional Mall	1969/2018	811,797	96.7%(2)	$736(3)	Macy’s (non-collateral), Lowe’s Home Centers, Primark, JCPenney, Burlington, Best Buy, Forever 21, H&M, Zara
Primary Competition
Gateway Center I & II	6.4	Power Center	2001/NAP	1,200,000	97.0%	$450	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	16.4	Super Regional Mall	1973/2004	1,172,180	99.0%	$1430	JCPenney, Macy’s
Green Acres Mall	14.3	Super Regional Mall	1956/2016	2,075,000	96.0%	$615	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	19.0	Super Regional Mall	1972/2018	1,700,000	92.0%	NAV	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	28.7	Super Regional Mall	1956/2014	2,330,000	97.0%	$1,200	Bloomingdales, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Source: Appraisal.

(2)	Occupancy as of October 31, 2019.

(3)	Comparable in-line and food court sales shown as of September 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

Tenant Sales PSF(1)
	2015	2016	2017	2018	TTM September 2019 Sales	TTM September 2019 Sales PSF	TTM Occupancy Cost %
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria’s Secret	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(2)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(3)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(4)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%
Total Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	JCPenney’s lease commenced in July 2018 after the Sears redevelopment.

(3)	ULTA Beauty had a lease commencement date in October 2017.

(4)	Zara had a lease commencement date in August 2018.

Historical and Current Occupancy(1)(2)(3)
	2014	2015	2016	2017	2018	Current
Occupancy	91.9%	92.3%	95.2%	96.6%	97.9%	96.7%
(1)	Current occupancy is based on the underwritten rent roll dated October 31, 2019.

(2)	Current occupancy included temporary tenants which account for 9,065 square feet at the Kings Plaza Property.

(3)	Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 tenant and the borrower are currently negotiating a 3-year renewal with the tenant, which is pending court approval.

Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date	Sales PSF(4)	Occupancy Cost(4)
Lowe's Home Centers	NR/Baa1/BBB+	114,000	14.0%	$19.30	5.6%	5/31/2028	$391	6.3%
Primark(5)	NR/NR/NR	102,805	12.7	$35.17	9.2	7/31/2038	NAV	NAV
JCPenney(6)	CCC+/Caa3/CCC	94,895	11.7	$7.57	1.8	7/31/2038	$159	9.8%
Burlington	BB+/NR/BB+	55,078	6.8	$22.25	3.1	7/31/2028	NAV	NAV
Best Buy	NR/Baa1/BBB	53,371	6.6	$52.80	7.2	1/31/2032	NAV	NAV
Zara	NR/NR/NR	33,771	4.2	$34.22	2.9	7/31/2028	$512	7.3%
H&M	NR/NR/NR	25,151	3.1	$88.44	5.7	1/31/2024	$441	19.2%
Old Navy	NR/Baa2/BB	18,256	2.2	$68.94	3.2	1/31/2025	$403	19.6%
Victoria's Secret	NR/Ba2/BB-	12,034	1.5	$69.60	2.1	1/31/2023	$705	20.5%
Ulta Beauty	NR/NR/NR	10,924	1.3	$82.50	2.3	10/31/2027	$637	19.3%
Subtotal / Wtd. Avg.		520,285	64.1%	$32.59	43.3%
Remaining Tenants		255,766	31.5	$86.95	56.7
Total Occupied(7)		776,051	95.6%	$50.50	100.0%
Vacant Space(8)(9)		35,746	4.4
Total / Wtd. Avg.		811,797	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent reflect the following: (a) in-place leases based on the October 2019 rent roll, (b) contractual rent steps of $1,139,421 through February 1, 2021, and (c) straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

(4)	Information as provided by the borrower sponsor based on each tenant’s actual base rent and reimbursements for the trailing 12-month period ending September 30, 2019.

(5)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Kings Plaza Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

(6)	JCPenney is underwritten to percentage rent in lieu per the tenants’ respective lease. JCPenney percentage rent in lieu of 5.0% is based on T-12 September 2019 sales.

(7)	Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

(8)	Vacant Space is inclusive of Forever 21, which is currently in occupancy and paying rent at the Kings Plaza Property but underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 Tenant and the borrowers are currently negotiating a 3-year renewal with the tenant, which is pending court approval.

(9)	Includes 9,065 square feet of space that is occupied by temporary or kiosk tenants with no base rent.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(4)	Cumulative % of Base Rent Expiring(4)
Vacant(5)(6)	NAP	35,746	4.4%	NAP	NAP	35,746	4.4%	NAP	NAP
MTM	7	29,864	3.7	$2,706,664	6.9%	65,610	8.1%	$2,706,664	6.9%
2020(7)	5	12,737	1.6	344,935	0.9	78,347	9.7%	$3,051,598	7.8%
2021	8	21,346	2.6	1,511,585	3.9	99,693	12.3%	$4,563,184	11.6%
2022	15	26,624	3.3	2,485,936	6.3	126,317	15.6%	$7,049,120	18.0%
2023	9	24,161	3.0	2,299,178	5.9	150,478	18.5%	$9,348,298	23.9%
2024	10	43,309	5.3	3,868,632	9.9	193,787	23.9%	$13,216,930	33.7%
2025	9	40,150	4.9	3,153,268	8.0	233,937	28.8%	$16,370,198	41.8%
2026	13	41,603	5.1	3,894,646	9.9	275,540	33.9%	$20,264,843	51.7%
2027	8	29,981	3.7	2,567,137	6.5	305,521	37.6%	$22,831,981	58.3%
2028	10	219,491	27.0	6,129,071	15.6	525,012	64.7%	$28,961,052	73.9%
2029	13	35,714	4.4	3,081,629	7.9	560,726	69.1%	$32,042,681	81.8%
2030	0	0	0.0	0	0.0	560,726	69.1%	$32,042,681	81.8%
2031 & Thereafter	3	251,071	30.9	7,151,433	18.2	811,797	100.0%	$39,194,113	100.0%
Total / Wtd. Avg.	110	811,797	100.0%	$39,194,113	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Number of Leases Expiring excludes temporary kiosks and storage units located across the King’s Plaza Property.

(4)	Base Rent Expiring and % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring reflect the following: (a) in-place leases based on the October 2019 rent roll, (b) contractual rent steps of $1,139,421 through February 1, 2021 and (c) straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(5)	Vacant space is inclusive of Forever 21, which is currently in occupancy and paying rent at the Kings Plaza Property but underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 Tenant and the borrowers are currently negotiating a 3-year renewal with the tenant, which is pending court approval.

(6)	Vacant space includes 9,065 square feet associated with temporary tenants currently in occupancy across the King’s Plaza Property.

(7)	Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	$46.82	92.8%
Straight-Line Rent(4)	0	0	0	0	735,253	0.91	1.8%
Vacant Income	0	0	0	0	2,227,628	2.74	5.4%
Gross Potential Rent	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$40,967,919	$50.47	100.0%
Total Reimbursements(5)	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	38.14	38.2%
% in Lieu/Percentage Rent(6)	293,672	201,320	735,279	1,476,667	2,195,355	2.70	2.7%
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	0.00	0.0%
Vacancy/Credit Loss	0	0	0	0	(3,678,863)	(4.53)	(4.5)%
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	2.97	3.0%
Power Plant Income	0	0	0	960,000	1,804,680	2.22	2.2%
Other Income(7)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	7.86	7.9%
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	$99.83	100.0%
Real Estate Taxes	13,832,938	10,772,620	12,489,143	14,498,321	15,242,004	18.78	18.8%
Insurance	329,601	266,664	243,524	273,222	320,964	0.40	0.4%
Other Operating Expenses	14,997,990	14,447,211	14,863,294	14,086,756	13,441,294	16.56	16.6%
Total Expenses	$29,160,529	$25,486,495	$27,595,961	$28,858,298	$29,004,262	$35.73	35.8%
Net Operating Income(8)	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	$64.11	64.2%
TI/LC	0	0	0	0	$995,395	1.23	1.2%
Capital Expenditures	0	0	0	0	$139,559	0.17	0.2%
Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	$62.71	62.8%
(1)	TTM represents the trailing 12-month period ending September 30, 2019.

(2)	% column represents percent of Gross Potential Rent for all revenue lines included in Gross Potential Rent and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Base Rent reflects the following: (a) in-place leases based on the October 2019 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(4)	Straight-Line Rent income is inclusive of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(5)	Total Reimbursements includes contractual reimbursements from the Macy’s Parcel which is not part of the collateral.

(6)	Includes % in lieu for JCPenney, Charlotte Russe and Parfois.

(7)	Other Income includes storage income, business development, parking income and ground rent income associated with All Seasons Marine Corp.

(8)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily attributable to (i) rent steps taken 12 months out until February 1, 2021 (based on the Kings Plaza Whole Loan’s securitization in February of 2020) and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.

Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the borrowers.

Escrows and Reserves. At loan origination, the borrowers were not required to fund any initial reserves.

Tax Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers are required to reserve 1/12 of the estimated annual property taxes and 1/12 of the estimated annual insurance premiums. The monthly tax reserve requirement will be waived if (i) no Trigger Period is continuing and (ii) the borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes and insurance have been timely paid.

Insurance Reserve – The monthly insurance reserve requirement is also waived if the borrowers provide the lender with evidence that the insurance policies required to be maintained by the borrowers are maintained pursuant to blanket policies that comply with the requirements of the loan documents.

Replacement Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers will be required to reserve a monthly amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12. At such time as the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the borrower’s obligation to make monthly deposits into the replacement reserve account will be waived.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

TI/LC Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers will be required to reserve an amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50 and divided by 12. However, the borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds 24 times the required monthly deposit.

Ground Rent Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers will be required to reserve an amount equal to the monthly ground rent due, as applicable, under the ground lease. However, as long as no Trigger Period has occurred or is continuing, the borrowers’ obligations with respect to monthly deposits to the ground rent reserve account will be waived.

Lockbox / Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at loan origination to deliver tenant direction letters directing all tenants at the Kings Plaza Property to deposit all rents and payments directly into a lender-controlled lockbox account at a deposit bank reasonably acceptable to the lender (the “Deposit Bank”). In addition, in accordance with the Power Plant Owner Agreement (the “KPE Agreement”) between Kings Plaza Energy LLC (“KPE”), a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers, and the lender, KPE is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE at the Deposit Bank. Each of the borrowers, the related managers, and KPE is required to deposit any funds it receives into the applicable lockbox account within three business days of receipt. So long as no Trigger Period (as defined below) is continuing, all funds deposited into the each lockbox account are required to be transferred to or at the direction of the borrowers. Upon the commencement of a Trigger Period, none of the borrowers or KPE will have access to the funds in its lockbox account, and such funds are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

A “Trigger Period” will commence upon (i) an event of default under the loan documents; (ii) the commencement of a Low Debt Service Period; and (iii) the occurrence of an event of default with respect to the Kings Plaza Mezzanine Loan; and will end if (A) with respect to clause (i), the event of default under the loan documents has been cured, (B) with respect to clause (ii), the Low Debt Service Period has ended, or (C) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default with respect to the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” will commence if either (i) the debt service coverage ratio under the loan documents is less than 1.43x, or (ii) the aggregate debt service coverage ratio under the loan documents and the loan documents pursuant to the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WF funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule. Based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan, the cumulative Cut-off Date LTV is 60.0%, the cumulative U/W NCF DSCR is 1.73x and the cumulative U/W NOI Debt Yield is 9.6%. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None, other than a corporate financing arrangement with a pledge by the borrower sponsor or affiliates of their indirect ownership of the borrowers, with respect to which, among other requirements, the value of the Mortgaged Property constitutes no more than 15% of the value of all assets securing such credit facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Kings Plaza

Partial Release. The borrowers will have the right to transfer and obtain a release of all or a portion of the parking garage at the Kings Plaza Property for redevelopment so long as the redevelopment will not materially impair the use of the garage by customers at the Kings Plaza Property. In addition, the borrowers have the right to convert excess space in the parking garage into multifamily units. The parking garage may be released in whole or in part, (such portion of the parking garage, the “Release Parcel”), provided that, among other things: (i) no event of default has occurred and is continuing under the loan documents, (ii) the borrowers have delivered not less than 30 days’ prior written notice to the lender, (iii) the borrowers pays the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Release Parcel, (iv) the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount as a result of the release of the Release Parcel, (v) the remaining Kings Plaza Property constitutes a separate tax lot, (vi) the number of parking spaces at the Kings Plaza Property is not reduced to a number below the number of parking spaces required to satisfy zoning requirements, (vii) the satisfaction of REMIC requirements and (viii) the development of the Release Parcel is restricted for a non-retail use; provided, however, that up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the borrowers or the borrower sponsor may cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the Release Parcel.

Ground Lease. A portion of the Kings Plaza Property, comprising of the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 square feet (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the borrowers exercised their first of five extension options. Three, 10-year extension options and one nine-year option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases the Marina Building from the borrowers, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005, subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Subtenant. Annual base rent under the ground lease equals $122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

The Westin Book Cadillac

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.4%	Net Rentable Area (Rooms):	453
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrower:	Cadillac Funding Associates, LLC	Year Built / Renovated:	1924 / 2008
Loan Sponsor:	John J. Ferchill	Occupancy/ADR/RevPAR:	77.6% / $204.17 / $158.43
Interest Rate:	4.39000%	Occupancy/ADR/RevPAR Date:	12/31/2019
Note Date:	1/22/2020	Number of Tenants:	N/A
Maturity Date:	2/1/2030	2016 NOI:	N/A
Interest-only Period:	36 months	2017 NOI:	$11,112,583
Original Term:	120 months	2018 NOI:	$10,631,284
Original Amortization:	360 months	TTM NOI (as of 12/2019):	$9,848,421
Amortization Type:	IO-Balloon	UW Occupancy/ADR/RevPAR:	77.6% / $204.17 / $158.43
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$38,738,364
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$28,954,151
Additional Debt(1):	Yes	UW NOI:	$9,784,213
Additional Debt Balance(1):	$45,000,000	UW NCF:	$8,234,678
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room:	$136,000,000 / $300,221
		Appraisal Date:	11/25/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$169,978
Taxes(2):	$204,768	$68,256	N/A	Maturity Date Loan / Room:	$148,404
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	56.6%
FF&E Reserves(4):	$1,814,809	$129,128	N/A	Maturity Date LTV:	49.4%
Other(3)(5):	$0	Springing	N/A	UW NCF DSCR:	1.78x
				UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$77,000,000	86.0%	Payoff Existing Debt	$87,353,558	97.6%
Existing Loan Reserves(6)	12,421,314	13.9	Closing Costs	1,962,802	2.2%
Principal’s New Cash Contribution	99,814	0.1	Upfront Reserves	204,768	0.2%
Total Sources	$89,521,129	100.0%	Total Uses	$89,521,129	100.0%
(1)	The Westin Book Cadillac Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance as of the Cut-off Date of $77.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $77.0 million The Westin Book Cadillac Whole Loan (as defined below).

(2)	The tax reserve has been conditionally waived so long as, among other things, the property manager remains obligated to pay such taxes and the lender receives evidence of such payment.

(3)	The insurance reserve has been conditionally waived so long as, among other things, if the property manager maintains such insurance policies and the lender receives evidence of payment with respect to such policies. In the event that these conditions are no longer met, a reserve for insurance in an amount equal to one-twelfth of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage. The condominium reserve has been conditionally waived so long as, among other things, the property manager remains obligated to pay the assessments on behalf of borrower and the lender receives evidence of such payment.

(4)	Marriott will be collecting an ongoing FF&E reserve (4% of revenues annually, initially estimated to be $129,127 per month). In addition to this, Marriott is holding an FF&E balance of $1,814,809 (an additional reserve transfer from the prior debt). In connection with the planned renovation, Marriott has also agreed to contribute $1,500,000.

(5)	The Westin Book Cadillac Property will be undertaking a renovation, estimated to cost $14,838,000 ($32,755 per room), which will include renovations to all guest rooms, corridors, ballrooms, and commons areas. The sponsor expects the work to be completed within 3 years. Commencing on the origination date, CREFI will sweep excess cash flow into a PIP reserve account.

(6)	Represents approximately $12.4 million of existing reserve accounts associated with the prior debt on The Westin Book Cadillac Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

The Westin Book Cadillac

The Loan. The Westin Book Cadillac mortgage loan (“The Westin Book Cadillac Loan”) is part of a whole loan (“The Westin Book Cadillac Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a full service hotel located in Detroit, Michigan (“The Westin Book Cadillac Property”). The Westin Book Cadillac Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $32,000,000. The related companion loan is evidenced by the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $45,000,000, and has been contributed to the CGCMT 2020-GC46 transaction. The Westin Book Cadillac Whole Loan, which accrues interest at an interest rate of 4.39000% per annum, was originated on January 22, 2020, has an aggregate original principal balance of $77,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $77,000,000. The proceeds of The Westin Book Cadillac Whole Loan were primarily used to refinance a prior debt secured by The Westin Book Cadillac Property, pay origination costs and fund upfront reserves. The relationship between the holders of The Westin Book Cadillac Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Westin Book Cadillac Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Westin Book Cadillac Whole Loan requires monthly payments of interest only for the first 36 months of the loan and will amortize on a 30-year amortization schedule. The scheduled maturity date of The Westin Book Cadillac Whole Loan is the due date in February 2030.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	CGCMT 2020-GC46	Yes
A-2	$32,000,000	$32,000,000	Benchmark 2020-B17	No
Total	$77,000,000	$77,000,000

The Borrower. The borrower is Cadillac Funding Associates, LLC, a single-purpose, special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Westin Book Cadillac Whole Loan. John J. Ferchill is the non-recourse carve-out guarantor under The Westin Book Cadillac Whole Loan documents.

The Loan Sponsor. The loan sponsor is John J. Ferchill, founder of The Ferchill Group. The Ferchill Group was founded in 1978 and is an experienced real estate development and management firm headquartered in Cleveland and active throughout the Midwest. Over the last 25 years, the Ferchill Group has acquired, developed, and redeveloped $1.3 billion in real estate assets.

The Property. The Westin Book Cadillac Property is a 32-story, 453 room, full service hotel located on approximately 0.92 acres in Detroit, Michigan. The Westin Book Cadillac Property, which was originally constructed in 1924, was the tallest hotel in the world at the time it opened in December 1924. The property underwent a redevelopment plan in 2006 and opened as The Westin Book Cadillac in 2008. The Westin Book Cadillac Property features a lobby bar (The Motor Bar), a breakfast dining area, a Starbucks outlet, two leased restaurants (24 Grille and ROAST), 22,792 square feet of ballroom/meeting space, an indoor pool, an indoor whirlpool, a fitness room, a business center, an Executive Club Lounge, a leased spa, and a leased gift shop. The 453 rooms consist of 285 king-sized beds, 133 double-sized beds, and 35 executive suites. Dining options at The Westin Book Cadillac include one lobby bar, The Motor Bar, and two restaurants, 24 Grille and ROAST. 24 Grille is American style casual fine dining, while ROAST is a steakhouse run by celebrity chef Michael Symon. The Westin Book Cadillac Property is subject to a management agreement with Westin Operator LLC that expires in December 31, 2032.

According to a third party report, The Westin Book Cadillac Property had a 77.6% occupancy, $204.17 ADR and $158.43 RevPAR as of the trailing 12-month period ending December 31, 2019, ranking it second in ADR and RevPAR and third in occupancy amongst a competitive set of nine hospitality properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

The Westin Book Cadillac

The demand segmentation at The Westin Book Cadillac Property consists of 45% commercial, 40% meeting and group, and 15% leisure. The primary competitive set for The Westin Book Cadillac Property consists of three full service hotels ranging in size from 100 to 203 rooms, and contains an aggregate of 439 rooms (excluding The Westin Book Cadillac Property). The secondary competitive set for The Westin Book Cadillac Property consists of full-service hotels that contain an aggregate of 2,817 rooms (excluding The Westin Book Cadillac Property). The following table presents certain information relating to the 2019 demand analysis with respect to The Westin Book Cadillac Property based on market segmentation:

Competitive Hotels Profile(1)
					Estimated Segmentation
Property	Rooms	Year Opened	Year Renovated	Meeting Space (SF)	Commercial	Meeting and Group	Leisure
The Westin Book Cadillac	453	1924	2008	22,792	45%	40%	15%
Aloft Detroit at the David Whitney	136	2014	N/A	17,952	65%	25%	10%
Detroit Foundation Hotel	100	2017	N/A	2,623	65%	25%	10%
DoubleTree by Hilton Guest Suites Detroit Downtown Fort Shelby	203	2008	N/A	32,000	50%	35%	15%

(1) Based on the appraisal.

The Market. The Westin Book Cadillac Property is located in downtown Detroit, Michigan and enjoys a favorable location near the area’s primary demand generators. The Westin Book Cadillac Property’s neighborhood is generally defined by I-75 to the north, Chrysler Freeway/I-375 to the east, the Detroit River to the south, and John C. Lodge Freeway/State Route 10 to the west. The Westin Book Cadillac Property is in proximity to Campus Martius Park, the scenic Riverwalk promenade which offers views across the Detroit River to the shores of Canada. In general, this neighborhood is in the revitalization stage of its life cycle, with redevelopment occurring in the commercial office space and residential sectors. Current revitalization efforts are focused on the Capitol Park area, the Detroit Riverfront, the Grand Circus Park area, the lower Woodward corridor, and the Paradise Valley Cultural and Entertainment District.

A large contributor to the investment in Detroit is Bedrock Realty (owned by Dan Gilbert), which owns approximately 80 buildings in the Central Business District. Most of the tenants in those buildings are companies owned by Dan Gilbert, such as Quicken Loans and Rock Ventures. Multiple developments have been announced recently, including a University of Michigan Innovation Center and mixed-use development, the $900 million Hudson Site redevelopment, and the nearly completed expansion of the One Campus Martius Building. The Westin Book Cadillac Property’s competitive set and its relative historical performance are detailed below:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			The Westin Book Cadillac			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	55.3%	$146.16	$80.75	80.7%	$175.50	$141.65%%	146.1%	120.1%	175.4%
2017	64.5%	$165.54	$106.77	82.9%	$192.26	$159.34%%	128.5%	116.1%	149.2%
2018	66.3%	$174.62	$115.69	79.1%	$205.00	$162.21%%	119.4%	117.4%	140.2%
2019	64.4%	$176.46	$113.73	77.6%	$204.17	$158.43%%	120.4%	115.7%	139.3%
(1)	The minor variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at The Westin Book Cadillac Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by a third party travel research report. The competitive set contains the following properties: Marriott Detroit @ The Renaissance Center, Courtyard Detroit Downtown, The Atheneum Suite Hotel, Holiday Inn Express & Suites Detroit Downtown, Hilton Garden Inn Detroit Downtown, DoubleTree by Hilton Guest Suites Detroit Downtown Fort Shelby, Crowne Plaza Detroit Downtown Riverfront, Aloft Detroit at the David Whitney, and Detroit Foundation Hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

The Westin Book Cadillac

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	82.9%	79.1%	77.6%	77.6%
ADR	$192.26	$205.00	$204.17	$204.17
RevPAR	$159.34	$162.21	$158.43	$158.43

Room Revenue	$26,346,474	$26,821,050	$26,195,188	$26,195,188	$57,826	67.6%%
Food & Beverage Revenue	11,213,922	10,728,349	10,319,864	10,319,864	22,781	26.6%%
Other Departmental Revenue	1,903,497	1,890,791	2,223,311	2,223,311	4,908	5.7%%
Total Revenue	$39,463,892	$39,440,190	$38,738,364	$38,738,364	$85,515	100.0%%

Room Expense	6,053,579	5,825,018	5,625,036	5,625,036	12,417	21.5%%
Food & Beverage Expense	6,782,286	7,061,364	7,337,367	7,337,367	16,197	71.1%%
Other Departmental Expense	2,035,254	1,988,085	1,947,282	1,947,282	4,299	87.6%%
Departmental Expenses	$14,871,118	$14,874,467	$14,909,685	$14,909,685	$32,913	38.5%%
						%
Departmental Profit	$24,592,774	$24,565,723	$23,828,678	$23,828,678	$52,602	61.5%%

Admin & General	3,301,007	3,741,809	3,911,825	3,911,825	8,635	10.1%%
Maintenance & Repairs	1,394,695	1,455,067	1,488,025	1,488,025	3,285	3.8%%
Utility Costs	867,282	898,408	868,168	868,168	1,916	2.2%%
Marketing & Franchise Fee	3,923,516	3,807,966	3,705,878	3,705,878	8,181	9.6%%
Management Fee	1,183,917	1,201,455	1,162,151	1,162,151	2,565	3.0%%
Property Tax	968,063	924,997	924,214	985,000	2,174	2.5%%
Insurance	170,556	178,704	237,124	240,547	531	0.6%%
Other Expenses	1,671,155	1,726,034	1,682,871	1,682,871	3,715	4.3%%
Total Expenses	$13,480,191	$13,934,439	$13,980,257	$14,044,466	$31,003	36.3%%
Net Operating Income	$11,112,583	$10,631,284	$9,848,421	$9,784,213	$21,599	25.3%
FF&E	1,578,556	1,577,608	1,549,535	1,549,535	3,421	4.0%%
Net Cash Flow	$9,534,028	$9,053,676	$8,298,886	$8,234,678	$18,178	21.3%%
(1)	Per Room values are based on 453 guest rooms.

(2)	% of Total Revenue for Room Expense, Food & Beverage Expense, and Other Departmental Expense are based on their corresponding revenue line items.

Property Management. The Westin Book Cadillac Property is managed by Westin Operator LLC. The management agreement is effective as of June 30, 2006 with an expiration date of December 31, 2032, subject to four, five-year extension options.

Franchise Agreement. None.

Condominium. The Westin Book Cadillac Property is subject to a condominium regime. The borrower’s percentage interest in the common elements is 82.5%, and the condominium is controlled by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

East Village Multifamily Pool 3

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$31,750,000	Title:	Fee
Cut-off Date Principal Balance:	$31,750,000	Property Type - Subtype:	Multifamily – Mid-Rise
% of Pool by IPB:	3.4%	Net Rentable Area (Units):	55
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Kushner Village 329 East 9th LLC,	Year Built / Renovated:	1900, 1910 / 1983, 2009
	Village KF 516 East 13th LLC	Occupancy:	96.4%
Loan Sponsor:	Seryl Kushner	Occupancy Date:	1/10/2020
Interest Rate:	3.68000%	Number of Tenants(1):	5
Note Date:	2/13/2020	2016 NOI(3):	N/A
Maturity Date:	3/6/2030	2017 NOI:	$2,093,840
Interest-only Period:	120 months	2018 NOI:	$2,176,519
Original Term:	120 months	TTM NOI (as of 11/2019):	$2,084,256
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$2,762,406
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$699,417
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,062,988
Additional Debt:	N/A	UW NCF:	$2,028,542
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$49,600,000 / $901,818
Additional Debt Type:	N/A	Appraisal Date:	10/3/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$577,273
Taxes:	$22,036	$22,036	N/A	Maturity Date Loan / Unit:	$577,273
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	$1,905	N/A	Maturity Date LTV:	64.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.71x
Other(2):	$66,125	Springing	N/A	UW NOI Debt Yield:	6.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,750,000	100.0%	Loan Payoff	$29,855,902	94.0%
			Return of Equity	1,268,555	4.0
			Closing Costs	537,383	1.7
			Upfront Reserves	88,161	0.3
Total Sources	$31,750,000	100.0%	Total Uses	$31,750,000	100.0%

(1)	Number of Tenants represent the commercial component of the 329-335 East 9th Street Property (as defined below).

(2)	The Initial Other Reserve consists of $66,125 engineering reserve and the monthly other reserve consists of a springing reserve for a code violations reserve.

(3)	2016 historical financials were not provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

East Village Multifamily Pool 3

The Loan. The East Village Multifamily Pool 3 mortgage loan (the “East Village Multifamily Pool 3 Loan”) has an outstanding balance as of the Cut-off Date of $31.75 million and is secured by the borrowers’ fee simple interest in a 55-unit multifamily portfolio, comprised of two properties located in the East Village neighborhood of New York, New York at 329-335 East 9th Street (the “329-335 East 9th Street Property”) and 516-518 East 13th Street (the “516-518 East 13th Street Property” and, collectively with the 329-335 East 9th Street Property, the “East Village Multifamily Pool 3 Properties”). The East Village Multifamily Pool 3 Loan has a 10-year term and is interest-only for the entire term.

The Borrowers. The borrowing entities for the East Village Multifamily Pool 3 Loan are Kushner Village 329 East 9th LLC and Village KF 516 East 13th LLC, each a single-purpose, single-asset entity with an independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the East Village Multifamily Pool 3 Loan.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor for the East Village Multifamily Pool 3 Loan is Seryl Kushner of Kushner Companies. Kushner Companies was founded in 1985 and is a privately held real estate developer and landlord. The family-owned firm holds a portfolio of 20,000 multifamily residential units and 13 million square feet of office, industrial, and retail space.

The Property. The 329-335 East 9th Street Property, which was initially built in 1900 and subsequently renovated in 1983, consists of four, five story buildings that contain 35 units located in the East Village neighborhood of Manhattan, New York on 0.19 acres. The residential unit mix at 329-335 East 9th Street Property consists of 13 one-bedroom units, 12 two-bedroom units, 8 three-bedroom units, one four-bedroom unit and one six-bedroom unit. Of the 13 one-bedroom units, 11 of the units are rent stabilized and two of the units are market rate units. The rent stabilized one-bedroom units have an average in-place monthly rent of $1,367 compared to the average in-place monthly rent of $2,900. Of the 12 two-bedroom units, one unit is rent stabilized and 11 of the units are market rate units. The rent stabilized two-bedroom unit has an in-place monthly rent of $1,600 compared to the average in-place monthly rent of $4,590. The average in-place monthly rent for the three-bedroom and four-bedroom units is $5,478 and $7,600, respectively. Finally, the six-bedroom unit has a market rate of $8,000. According to the underwritten rent roll, as of January 10, 2020, the 329-335 East 9th Street Property was 97.1% occupied. Additionally, the 329-335 East 9th Street Property has five commercial spaces that total 2,850 square feet. Commercial effective gross income at the East Village Multifamily Pool 3 Properties comprises approximately 14.0% of total underwritten effective gross income.

The 516-518 East 13th Street Property, which was initially built in 1910 and subsequently renovated in 2009, consists of two, five story buildings that contain 20 units located in the East Village neighborhood of Manhattan, New York on 0.12 acres. The 516-518 East 13th Street Property consists of a unit mix of four one-bedroom units, and 16 two-bedroom units. Of the four one-bedroom units, three of the units are rent stabilized and one of the units is a market rate unit. The rent stabilized one-bedroom units have an average in-place monthly rent of $1,006 compared to the average in-place monthly rent of $3,700 for the market rate one-bedroom unit. The average in-place monthly rent for the two-bedroom units is $4,366. According to the underwritten rent roll, as of January 10, 2020, the 516-518 East 13th Street Property was 95.0% occupied.

The Market. The East Village Multifamily Pool 3 Properties are located in the East Village neighborhood of Manhattan, New York. The East Village neighborhood is made up of primarily low-rise and midrise residential buildings, some of which have grade-level retail space, particularly along the avenues and major side streets. Since 2007, according to the appraisal, the East Village has experienced a significant wave of gentrification that has brought new residential buildings, hotel projects, and numerous boutiques, restaurants and bars. These new commercial and residential complexes have replaced many smaller bakeries, delis, and shops in the area. The nearest subway line from the 516-518 East 13th Street Property is the F train, available at the 2nd Avenue Station on East Houston Street. The nearest subway line from the 329-335 East 9th Street Property is the L train, available at the 1st Avenue Station on 14th Street. To the south of the East Village Multifamily Pool 3 Properties are the J, M, Z and F trains at the Delancey St- Essex St Station. The 516-518 East 13th Street Property is located in the 10009 zip code of Manhattan. According to the appraisal, the 10009 zip code of Manhattan has a 2019 estimated population and average household income of 64,137 and $104,959, respectively. The 329-335 East 9th Street Property is located in the 10003 zip code of Manhattan. According to the appraisal, the 10003 zip code of Manhattan has a 2019 estimated population and average household income of 57,846 and $169,469, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

East Village Multifamily Pool 3

According to a third party report, the East Village Multifamily Pool 3 Properties are all located in the East Village multifamily submarket. During the third quarter of 2019, the East Village multifamily submarket comprised 34,147 units and had a 1.1% vacancy rate with average asking rent of approximately $4,454 per month. Additionally, the submarket experienced 8.9% rent growth from the third quarter of 2018 to the third quarter of 2019, with 232 apartment unit deliveries and positive net absorption of 372 apartment units over the same period. The East Village submarket has recorded the strongest rent growth out of all of the Manhattan submarkets over the last five years, averaging rent growth of more than 3% annually. Rent growth in the East Village submarket was approximately 5.0% during the first half of 2019. The area is home to restaurants and retail, educational institutions like NYU and Cooper Union, and provides access to Midtown South and Lower Manhattan employers. The 1.1% vacancy rate as of the third quarter of 2019 was tied with Upper Manhattan for the lowest vacancy rate of all submarkets in Manhattan.

The below chart displays the historical and current occupancy for the 329-335 East 9th Street Property:

Historical and Current Occupancy(1)
2017(2)	2018(2)	Current(3)
98.7%	99.6%	97.1%

(1)	Represents the occupancy for the multifamily component of the 329-335 East 9th Street Property.

(2)	2017 and 2018 Historical Occupancy are as of December 31.

(3)	Based on the underwritten rent roll as of January 10, 2020.

The below chart displays the historical and current occupancy for the 516-518 East 13th Street Property:

Historical and Current Occupancy
2017(1)	2018(1)	Current(2)
97.9%	95.4%	95.0%
(1)	2017 and 2018 Historical Occupancy is as of December 31.

(2)	Based on the underwritten rent roll as of January 10, 2020.

Commercial Tenant Summary(1)(2)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Hair Lounge 888, Inc.	NR / NR / NR	600	21.1%	$147.61	23.3%	4/30/2022
Fabulous Fanny's, Inc.	NR / NR / NR	600	21.1	$130.00	20.5	2/28/2026
Yosei Salon	NR / NR / NR	600	21.1	$116.00	18.3	7/31/2029
Tailor Ateltier of NY, LLC	NR / NR / NR	550	19.3	$133.75	19.4	4/30/2022
Spark Pretty LLC	NR / NR / NR	500	17.5	$140.04	18.4	9/30/2023
Total/Wtd. Avg. Occupied		2,850	100.0%	$133.24	100.0%
Vacant		0	0.0
Total		2,850	100.0%
(1)	Based on the underwritten rent roll dated January 10, 2020.

(2)	Represents the commercial component of the 329-335 East 9th Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

East Village Multifamily Pool 3

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Rent Per Unit	Average Market Rent Per Month
329-335 East 9th Street Property
1BR RS	11	20.0%	100.0%	500	$1,367	$2,900
1BR/1BA	2	3.6	100.0%	500	$2,900	$2,900
2BR RS	1	1.8	100.0%	600	$1,600	$4,300
2BR/1BA	8	14.5	100.0%	600	$4,720	$4,300
2BR/2BA	3	5.5	100.0%	650	$4,242	$4,300
3BR/2BA	8	14.5	100.0%	750	$5,478	$5,500
4BR/2BA	1	1.8	100.0%	1,100	$7,600	$7,650
6BR/3BA	1	1.8	0.0%	1,500	NAP	$8,000
Total / Wtd. Avg.	35	63.6%	97.1%	641	$3,657
516-518 East 13th Street Property
1BR RS	3	5.5%	100.0%	800	$1,006	$3,700
1BR/1BA	1	1.8	100.0%	800	$3,700	$3,700
2BR/1BA	4	7.3	100.0%	800	$4,413	$4,400
2BR/2BA	12	21.8	91.7%	800	$4,350	$4,400
Total / Wtd. Avg.	20	36.4%	95.0%	800	$3,801

Portfolio Total / Wtd. Avg.	55	100.0%	96.4%	699	$3,710

(1)	Based on the underwritten rent roll as of January 10, 2020.

(2)	Occupancy, Average Unit Size (SF), and Average Rent Per Unit represent a weighted average of the various unit type layouts.

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Unit(2)	%(3)
Residential Income
Gross Potential Rent	$2,406,955	$2,464,709	$2,447,357	$2,358,794	$42,887	84.8%
Vacancy	(55,447)	(86,640)	(75,437)	(148,800)	(2,705)	(5.3)
Other Income	13,392	18,351	13,310	17,150	312	0.6
Net Residential Income	$2,364,899	$2,396,419	$2,385,229	$2,375,944	$43,199	85.4%
Commercial Income
Commercial Income	$307,202	$387,235	$350,033	$389,998	$137	14.0%
Vacancy	0	0	(22,913)	(20,340)	(7)	(0.7)
Other Income	0	0	14,717	16,804	6	0.6
Net Commercial Income	$307,202	$387,235	$341,837	$386,462	$136	13.9%
Effective Gross Income	$2,672,101	$2,783,654	$2,727,067	$2,762,406	$50,226	99.3%
Management Fee	59,220	60,419	69,215	82,872	1,507	3.0
Real Estate Taxes	172,994	202,657	222,197	251,911	4,580	9.1
Insurance	20,300	17,165	19,257	32,493	591	1.2
Other Operating Expenses	325,748	326,895	332,141	332,141	6,039	12.0
Total Operating Expenses	$578,262	$607,135	$642,811	$699,417	$12,717	25.3%
Net Operating Income	$2,093,840	$2,176,519	$2,084,256	$2,062,988	$37,509	74.7%
TI/LC	0	0	0	11,594	211	0.4
Replacement Reserves	0	0	0	22,853	416	0.8
Net Cash Flow	$2,093,840	$2,176,519	$2,084,256	$2,028,542	$36,883	73.4%

(1)	TTM column represents the trailing 12-month period ending November 30, 2019.

(2)	Commercial Income related line items are based on the total commercial square footage of 2,850. All other line items are based on the 55 residential units.

(3)	% column represents percent of net rental income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The East Village Multifamily Pool 3 Properties are managed by Westminster Management, L.L.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Crenshaw Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	137,794
Loan Purpose:	Acquisition	Location:	Los Angeles, CA
Borrowers:	Crenshaw Plaza I LLC, Crenshaw	Year Built / Renovated:	1967-2004 / N/A
	Plaza II LLC	Occupancy:	100.0%
Loan Sponsors:	Drew Orenstein, Kevin Wiser,	Occupancy Date:	1/23/2020
	Natalie Roberts	Number of Tenants:	25
Interest Rate:	4.21600%	2016 NOI(1):	N/A
Note Date:	1/23/2020	2017 NOI(1):	N/A
Maturity Date:	2/6/2025	2018 NOI(1):	N/A
Interest-only Period:	60 months	TTM NOI(1):	N/A
Original Term:	60 months	UW Economic Occupancy:	95.1%
Original Amortization:	None	UW Revenues:	$4,637,974
Amortization Type:	Interest Only	UW Expenses:	$1,914,660
Call Protection:	L(25),Def(30),O(5)	UW NOI:	$2,723,314
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$2,562,095
Additional Debt:	N/A	Appraised Value / Per SF:	$51,300,000 / $372
Additional Debt Balance:	N/A	Appraisal Date:	12/23/2019
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$225
Taxes:	$52,688	$52,688	N/A	Maturity Date Loan / SF:	$225
Insurance:	$5,764	$5,764	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$0	$1,952	N/A	Maturity Date LTV:	60.4%
TI/LC:	$0	$11,483	$413,382	UW NCF DSCR:	1.93x
Other:	$136,500	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	60.4%	Purchase Price	$50,304,800	98.1%
Sponsor Equity	20,290,299	39.6	Closing Costs	790,547	1.5
			Upfront Reserves	194,952	0.4
Total Sources	$51,290,299	100.0%	Total Uses	$51,290,299	100.0%
(1)	The acquisition of the Crenshaw Plaza Property consists of 5 purchases through multiple sellers including a sale leaseback. Historical NOI was not available for the Rite Aid and Arco parcels.

The Loan. The Crenshaw Plaza loan is secured by a first mortgage lien on the borrowers’ fee interest in a 137,794 square foot anchored retail center located in Los Angeles, California (the “Crenshaw Plaza Property”). The Crenshaw Plaza loan has a five-year term and requires payments of interest-only for 60 months.

The Borrowers. The borrowing entities for the Crenshaw Plaza loan are Crenshaw Plaza I LLC and Crenshaw Plaza II LLC, each, a Delaware limited liability company and a special purpose entity, with at least one independent director in its organizational structure. The borrowing entities own the Crenshaw Property as tenants-in-common.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Crenshaw Plaza

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors for the Crenshaw Plaza loan are Drew Orenstein, Kevin Wiser and Natalie Roberts. The sponsor is a JV between 21 Alpha Group and Universal Standard Housing (“USH”). Kevin Wiser serves as president and chief operating officer of 21 Alpha Group. 21 Alpha Group is a national network of real estate development, management and investment companies with an outstanding reputation for quality in the multifamily housing and hotel industries. 21 Alpha Group has more than 350 professionals staffed across various real estate disciplines, including development, construction, leasing, property management, asset management, accounting, and legal. USH is a real estate development firm founded by Drew Orenstein. USH and 21 Alpha Group are both local to Los Angeles and are very familiar with the Crenshaw/Inglewood area as they own and operate 20 multifamily properties located in Los Angeles.

The Property. The Crenshaw Plaza Property is a 137,794 square foot retail center anchored by Ralph’s Market (“Ralph’s”) at the major intersection of Crenshaw Boulevard and Slauson Avenue. The Property is centrally located in the city of Los Angeles in the neighborhood of Park Mesa Heights, and the Crenshaw Plaza Property is directly adjacent to the new Hyde Park Metro Station under construction (projected completion by mid-2020), a transit stop along the Crenshaw/LAX Transit Project’s Crenshaw Metro Line.

The largest tenant at the Crenshaw Plaza Property, Ralph’s, is the largest supermarket chain subsidiary of the Kroger Co. (lease is guaranteed by Kroger, Moody’s/S&P: Baa1/BBB). Kroger operates approximately 3,800 stores under two dozen banners across 35 states, including 2,764 supermarkets and multi-department stores. Over 2,200 Kroger stores have pharmacies and 1,500 have fuel centers. Kroger's Fred Meyer Stores subsidiary operates around 130 supercenters that offer groceries, merchandise, and jewelry in the western U.S. While Kroger has added other amenities to its mix, groceries still make up over 84% of its sales, while fuel sales make up another 13%.

The second largest tenant at the Crenshaw Plaza Property is Rite Aid Drug Store (“Rite Aid”) which leases 20,160 square feet (14.6% of net rentable area) through December 1, 2029. Rite Aid Corporation is the third largest retail drug store chains in the United States. The company operates approximately 2,500 drugstores in 19 U.S. states. Prescription pharmaceutical sales account for approximately two-thirds of Rite-Aid’s revenue, while front-end products, including over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, seasonal merchandise, and photo processing make up the remaining third.

The third largest tenant at the Crenshaw Plaza Property, Bargin Discount Store (12,300 square feet, 8.9% of net rentable area), is an American price-point retailer chain based in California, offering a wide assortment of goods with a focus on low prices. The tenant has a 10-year lease at the Crenshaw Plaza Property, which commenced in November 2017. They currently have a base rent of $22.59 per square foot per year, with an annual rent escalation floored at 2.5% and capped at 5.0%.

The Market. The Crenshaw Plaza Property is located in the City of Los Angeles in the neighborhood of Park Mesa Heights. Generally, the boundaries of the neighborhood are West Vernon Avenue to the north, South Van Ness Avenue to the east, West 79th Place to the south, and West Boulevard and Buckler Avenue in the west. Inglewood is located immediately southwest. Other local landmarks include The Promenade at Howard Hughes Center, Centinela Hospital Medical Center, and Universal Studios Hollywood. Downtown Los Angeles is about 5 miles northeast. The Ports of Los Angeles and Long Beach are about 15 miles southeast. Los Angeles International Airport is about 5 miles southwest.

According to the appraisal, the Crenshaw Plaza Property is located in the Culver City/Inglewood/El Segundo submarket. The Culver City/Inglewood/El Segundo submarket reported a 5.1% vacancy rate, lower than the overall vacancy for the Los Angeles region of 7.4%. Average asking rental rates in the Culver City/Inglewood/El Segundo submarket have increased, ranging from $35.69 per square foot in 2014 to $40.31 per square foot in 2018, demonstrating a CAGR of 3.1%. Currently, the average rent in the submarket is $40.51 per square foot. Over the next five years, average asking rents are expected to increase between $40.60 per square foot in 2019 to $41.55 per square foot in 2023. The appraisal concluded a combined blended vacancy/credit loss of 2.2%. The blend consists of 5.0% for retail and 0% for credit tenants: Ralph’s, Rite Aid, Wells Fargo, Subway, AutoZone, T-Mobile and Arco. In the Culver City/Inglewood/El Segundo submarket, no new space was completed between 2014 and 2018. Over the next five years, a third party report projects that no new space will be added to the submarket.

The Crenshaw Plaza Property’s immediate area is 100% developed with limited vacant land available. According to the appraisal, the area is poised to undergo a transformation with the Crenshaw/LAX Transit Project. The Metro Crenshaw/LAX Line will extend from the existing Metro Exposition Line at Crenshaw and Exposition Boulevards. The line will travel 8.5 miles to the Metro Green Line and will serve the cities of Los Angeles, Inglewood and El Segundo; and portions of unincorporated Los Angeles County. The new Metro Rail extension will offer an alternative transportation option to congested roadways and provide significant environmental benefits, economic development and employment opportunities throughout Los Angeles County. Riders will be able to make easy connections within the entire Metro Rail system, municipal bus lines and other regional transportation services. The Crenshaw/LAX Transit Project will serve the Crenshaw District, Inglewood, Westchester and surrounding area with eight stations, at: 1. Expo/Crenshaw; 2. Martin Luther King Jr.; 3. Leimert Park; 4. Hyde Park; 5. Fairview Heights; 6. Downtown Inglewood; 7. Westchester/Veterans; and 8. Aviation/Century.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Crenshaw Plaza

Historical and Current Occupancy(1)
2016	2017	2018	2019	Current(2)
96.8%	95.3%	98.4%	96.8%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 23, 2020.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Ralph's Market	Baa1 / BBB / NR	46,333	33.6%	$13.89	22.6%	5/31/2024
Rite Aid Drug Store	NR / NR / NR	20,160	14.6	10.66	7.5%	12/1/2029
Bargain Discount Store	NR / NR / NR	12,300	8.9	22.59	9.7%	10/31/2027
Fitness 19	NR / NR / NR	10,020	7.3	18.00	6.3%	12/31/2028
Rainbow Women's Retail Group	NR / NR / NR	8,397	6.1	27.65	8.1%	1/31/2021
AutoZone Parts, Inc.	Baa1 / BBB / BBB	8,031	5.8	21.00	5.9%	8/31/2027
Piacci Suit Outlet	NR / NR / NR	4,080	3.0	17.34	2.5%	6/30/2023
Burger King	NR / NR / NR	3,570	2.6	32.70	4.1%	7/31/2023
Wells Fargo	NR / NR / NR	3,046	2.2	36.00	3.8%	10/31/2029
Crenshaw Slauson Family Dentist	NR / NR / NR	2,170	1.6	22.27	1.7%	12/31/2022
Subtotal / Weighted Average		118,107	85.7%	$17.47	72.3%
Remaining Tenants		19,687	14.3	40.13	27.7%%
Vacant		0	0.0	NAP	NAP
Total / Weighted Average		137,794	100.0%	$20.71	100.0%
(1)	Based on the underwritten rent roll dated January 23, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.00%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.00%	$0	0.0%
2020	2	3,105	2.3	102,612	3.6%	3,105	2.25%	$102,612	3.6%
2021	4	13,029	9.5	381,564	13.4%	16,134	11.7%	$484,176	17.0%
2022	2	3,290	2.4	84,696	3.0%	19,424	14.1%	$568,872	19.9%
2023	6	12,370	9.0	449,412	15.8%	31,794	23.1%	$1,018,284	35.7%
2024	2	47,633	34.6	691,500	24.2%	79,427	57.6%	$1,709,784	59.9%
2025	3	4,030	2.9	158,909	5.6%	83,457	60.6%	$1,868,693	65.5%
2026	1	780	0.6	33,096	1.2%	84,237	61.1%	$1,901,789	66.7%
2027	2	20,331	14.8	446,455	15.6%	104,568	75.9%	$2,348,244	82.3%
2028	1	10,020	7.3	180,360	6.3%	114,588	83.2%	$2,528,604	88.6%
2029	2	23,206	16.8	324,660	11.4%	137,794	100.0%	$2,853,264	100.0%
2030 & Beyond	0	0	0.0	0	0.0%	137,794	100.0%	$2,853,264	100.0%
Total	25	137,794	100.0%	$2,853,264	100.0%
(1)	Based on the underwritten rent roll dated January 23, 2020.
(2)	Certain tenants may hold termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. Individual tenant termination options can be found in the footnotes under the ‘Tenant Summary’ table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Crenshaw Plaza

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,853,264	$20.71	59.4%
Credit Rent Steps	12,312	0.09	0.3
Contractual Rent Steps(3)	33,432	0.24	0.7
Total Reimbursements	1,903,490	13.81	39.6
Net Rental Income	$4,802,499	$34.85	100.0%
(Vacancy/Credit Loss)	(240,125)	(1.74)	(5.0)
Other Income	75,600	0.55	1.6
Effective Gross Income	$4,637,974	$33.66	96.6%
Total Expenses	$1,914,660	$13.90	41.3%
Net Operating Income	$2,723,314	$19.76	58.7%
Total TI/LC, Capex/RR	161,219	1.17	3.5
Net Cash Flow	$2,562,095	$18.59	55.2%
(1)	The acquisition of the Crenshaw Plaza Property consists of 5 purchases through multiple sellers including a sale leaseback. Historical NOI was not available for the Rite Aid and Arco parcels.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Contractual Rent Steps represents of contractual rent steps underwritten through November 2020.

Property Management. The Crenshaw Plaza Property is managed by Charles Dunn Real Estate Services, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Staples Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	666,088
Loan Purpose:	Acquisition	Location:	Framingham, MA
Borrower:	STP Framingham (MA) LLC	Year Built / Renovated:	1997 / N/A
Loan Sponsor:	LCN North American Fund III REIT	Occupancy:	100.0%
Interest Rate:	3.11000%	Occupancy Date:	3/6/2020
Note Date:	1/29/2020	Number of Tenants:	1
Maturity Date:	2/6/2030	2016 NOI(4):	N/A
Interest-only Period:	120 months	2017 NOI(4):	N/A
Original Term:	120 months	2018 NOI(4):	N/A
Original Amortization:	None	TTM NOI(4):	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	92.5%
Call Protection(2):	L(25),Def(88),O(7)	UW Revenues:	$11,946,034
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$358,381
Additional Debt(1):	Yes	UW NOI:	$11,587,653
Additional Debt Balance(1):	$60,000,000	UW NCF:	$11,301,813
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$198,000,000 / $297
		Appraisal Date:	11/1/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	45.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	3.98x
Other(3):	$0	$0	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	53.0%	Purchase Price	$165,000,000	97.2%
Sponsor Equity	79,728,200	47.0%	Closing Costs	4,728,200	2.8%
Total Sources	$169,728,200	100.0%	Total Uses	$169,728,200	100.0%
(1)	The Staples Headquarters loan is part of a whole loan evidenced by four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $90.0 million. Financial Information presented in the chart above reflects the Cut-off Date balance of the $90.0 million Staples Headquarters Whole Loan (as defined below).
(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of March 6, 2020. The borrower has the option to defease the full $90.0 million Staples Headquarters Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 29, 2023. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2020-B17 securitization in March 2020. The actual lockout period may be longer.
(3)	Staples Headquarters Whole Loan is structured with a letter of credit delivered to the lender at origination in an amount equal to 12 month’s rent at origination ($12,250,000).
(4)	The Staples Headquarters Property was acquired by the borrower from an affiliate of the tenant in January 2020 in a sale leaseback transaction, and accordingly no operating history is available.

The Loan. The mortgage loan (the “Staples Headquarters Loan”) is part of a whole loan (the “Staples Headquarters Whole Loan”) evidenced by four pari passu notes. The aggregate outstanding principal balance as of the Cut-off Date of all notes evidencing the Staples Headquarters Whole Loan is $90,000,000, as detailed in the Whole Loan Summary table below. The Staples Headquarters Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in a 666,088 square foot office complex located in Framingham, Massachusetts (the “Staples Headquarters Property”). The Staples Headquarters Loan, which is evidenced by the non-controlling notes A-2 and A-3-1, has an outstanding principal balance as of the Cut-off Date of $30.0 million and represents approximately 3.2% of the Initial Pool Balance. The related companion loans are evidenced by the two senior pari passu notes which have an aggregate original principal balance of $60.0 million and are expected to be contributed to one or more future securitization transactions. The Staples Headquarters Whole Loan, which accrues interest at an interest rate of 3.11000% per annum, was originated by DBR Investments Co. Limited (“DBRI”) on January 29, 2020. The proceeds of the Staples Headquarters Whole Loan along with borrower sponsor equity were primarily used to purchase the Staples Headquarters Property and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Staples Headquarters

The table below summarizes the promissory notes that comprise the Staples Headquarters Whole Loan. The relationship between the holders of the Staples Headquarters Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	CGCMT 2020-GC46	Yes
Note A-2	$20,000,000	$20,000,000	Benchmark 2020-B17	No
Note A-3-1	$10,000,000	$10,000,000	Benchmark 2020-B17	No
Note A-3-2	$10,000,000	$10,000,000	DBRI(1)	No
Senior Notes	$90,000,000	$90,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower. The borrower is STP Framingham (MA) LLC, which is a joint venture between LCN North American Fund III REIT and Sycamore Partners II, L.P. (“Sycamore Partners II”). LCN North American Fund III REIT has a 66.66% beneficial ownership interest in the borrower, and Sycamore Partners II has a 33.33% beneficial ownership interest in the borrower. Sycamore Partners owns Staples, the sole tenant. The borrower sponsor and non-recourse carveout guarantor is LCN North American Fund III REIT.

LCN Capital Partners has experience in the primary sale-leaseback and build-to-suit markets, where investments and leases are directly originated with corporate users of real estate. LCN Capital Partners manages six portfolios of real estate assets. The team has decades of experience in sale-leaseback, credit underwriting, non-recourse debt placement, and corporate finance. Edward V. LaPuma is the Co-Founder and Managing Partner of LCN Capital Partners where he and Bryan York Cowell oversee all aspects of the firm’s investment activities and operations globally.

Sycamore Partners, the parent company of Sycamore Partners II, is a private equity firm based in New York specializing in retail and consumer investments. The following are current investments held by Sycamore Partners other than Staples: Pure Fishing, The Limited, Belk, Inc., Aeropostale, EMP, Nine West Holdings and Hot Topic.

The Property. The Staples Headquarters Property consists of a 666,088 square foot, Class A office complex, which was built-to-suit in 1997 across approximately 50 acres for Staples, Inc., a Delaware Corporation (“Staples”), the sole tenant. The Staples Headquarters Property was purchased from an affiliate of the tenant in a sale leaseback transaction in January 2020. The Staples Headquarters Property’s layout includes two identical towers connected by a lobby, a central amenities building (the “Link”), a free-standing 16,354 square foot single-story daycare facility operated by Bright Horizons, and 3,732 parking spaces (5.6 spaces per 1,000 square feet) between surface and garage parking structures. Since 2012, Staples has invested approximately $37.0 million ($56 per square feet) on various capital improvement projects including renovations to eight office floors, a structured parking garage, the fitness and child care centers, and most recently, a $4.2 million renovation and upgrade of the lobby and Link connector. Staples has informed the lender that it plans to invest an additional approximately $2.35 million in further capital improvement projects in the near future, but is not obligated to perform such improvements.

The Link project included an enhanced main lobby and the addition of flexible client meeting and presentation rooms, classrooms, and staircase access to the new cafeteria, which serves breakfast and lunch to approximately 2,500 on-site employees. Link amenities also include a coffee vendor and sundry shop. The headquarters building has a number of additional amenities and services including a fitness facility with yoga/spin studio, towel service and full-service locker rooms; solar panels on the parking garage roof; two-door loading dock on the east tower; dry cleaning and shoe-repair; on-site mobile mechanic and auto detailing service.

As of March 6, 2020, the Staples Headquarters Property was 100.0% leased and occupied by Staples (666,088 square feet; 100.0% of net rentable area; 100% of UW Base Rent). Staples is a business-to-business distributor of business supplies operating in the U.S. and Canada. Staples’s supply chain is comprised of 33 fulfillment centers, which allows the company to offer free next-day delivery to over 95% of its customers. Staples established the Staples North American Distribution business (“Staples NAD”) in 1993 to focus on fulfilling the needs of business customers and has invested significantly to grow its business-to-business capability. In 1998, Staples expanded its go-to-market strategies through the launch of Staples.com, an online platform primarily serving small businesses, and the acquisition of Quill.com (“Quill”), a provider of business supplies to small and mid-sized businesses. In 2008, Staples NAD acquired Corporate Express, a supplier of office products to businesses and institutions. Staples was taken private by Sycamore Partners, which owns a 33.33% interest in the borrower, in September 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Staples Headquarters

Staples has a 25-year absolute triple net lease that expires in March 2045 at a base rent of $18.39 per square foot (the “Staples Lease”). The Staples Lease includes contractual annual rent increases by an amount equal to two times the cumulative change in the consumer price index (“CPI”); provided, however, such increase will not exceed 2.5% of the base rent of the immediately preceding lease year. Staples has three, 10-year extension options remaining and no termination options.

The Market. The Staples Headquarters Property is located approximately 20.0 miles west of Boston, with direct visibility along I-90 (MA Turnpike – average weekday traffic of 100,000 vehicles). The Staples Headquarters Property has access to the MA Turnpike and Route 9, with proximity to hotels, restaurants, and retail. Major corporate headquarters for TJX and Bose can be found in Framingham, while Quest Diagnostics, GE Healthcare, Sanofi, and most recently Whole Foods have operations in Marlborough or Westborough, approximately ten miles west.

The Staples Headquarters Property is part of a larger office park called 9/90 Corporate Center, which consists of approximately 1.3 million square feet of office space. The 9/90 Corporate Center benefits from its location west of Route 128 and direct access from I-90 at exits 12 & 13, as well as access to the Natick Mall (Greenstreet: A+), numerous retail options, restaurants, and hotels. Tenants at the 9/90 Corporate Center include Genzyme, Computershare, Boston Heart Diagnostics, LFB USA, Inc., Sanford Health, and Globoforce Limited.

As of December 17, 2019, the Framingham/Natick office submarket had a total inventory of 10,658,878 square feet with 7.9% vacancy and average asking rents of $27.19 per square foot, according to a third party market report. The appraisal concluded a market rent at the Staples Headquarters Property of between $15.93 and $19.64 per square foot. The market rent conclusion is based on (i) discussions with market brokers and property owners and (ii) the comparable leases below with additional qualitative adjustments made for the quality of the Staples Headquarters Property.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Staples	B3 / B+ / NR	666,088	100.0%	$18.39	100.0%	3/31/2045
(1)	Based on the underwritten rent roll as of March 6, 2020.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2031 & Beyond	1	666,088	100.0%	12,250,000	100.0%	666,088	100.0%	$12,250,000	100.0%
Total	1	666,088	100.0%	$12,250,000	100.0%
(1)	Based on the underwritten rent roll as of March 6, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162 of 169

Structural and Collateral Term Sheet	Benchmark 2020-B17

Staples Headquarters

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Rents in Place	$12,250,000	$18.39	94.9%
Rent Steps(4)	306,250	0.46	2.4%
Gross Potential Rent	$12,556,250	$18.85	97.2%
Total Reimbursements	358,381	0.54	2.8%
Net Rental Income	$12,914,631	$19.39	100.0%
(Vacancy/Credit Loss)	(968,597)	(1.45)	(7.5)%
Effective Gross Income	$11,946,034	$17.93	92.5%

Real Estate Taxes	0	$0.00	0.0%
Insurance	0	0.00	0.0%
Management Fee	358,381	0.54	3.0%
Other Operating Expenses	0	0.00	0.0%
Total Expenses(5)	$358,381	0.54	3.0%

Net Operating Income	$11,587,653	$17.40	97.0%

TI/LC	166,500	0.25	1.4%
Capital Expenditures	119,340	0.18	1.0%
Net Cash Flow	$11,301,813	$16.97	94.6%
(1)	Based on the underwritten rent roll dated March 6, 2020.
(2)	The Staples Headquarters Property was acquired by the borrower from an affiliate of the tenant in January 2020 in a sale leaseback transaction, and accordingly no operating history is available.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Represents contractual rents step taken through August 2020.
(5)	Staples is responsible for all expenses under its absolute triple net lease

Property Management. The Staples Headquarters Property is self-managed by the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163 of 169

Structural and Collateral Term Sheet	BENCHMARK 2020-B17

3000 Post Oak

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.2%	Net Rentable Area (SF)(4)(5):	441,523
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	LOPO 2 SPE LP	Year Built / Renovated:	1979 / 2014
Loan Sponsor:	Norman Bobrow	Occupancy(5):	99.4%
Interest Rate:	4.98750%	Occupancy Date:	2/1/2020
Note Date:	2/6/2020	Number of Tenants:	1
Maturity Date:	3/1/2025	2016 NOI(6):	$9,254,076
Interest-only Period:	60 months	2017 NOI(6):	$9,611,788
Original Term:	60 months	2018 NOI(6):	$9,775,556
Original Amortization:	None	TTM NOI (as of 9/2019)(6):	$9,930,230
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(24),Def(30),O(6)	UW Revenues:	$14,781,135
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$5,159,071
Additional Debt(1)(3):	Yes	UW NOI:	$9,622,064
Additional Debt Balance(1)(3):	$50,000,000 / $20,000,000	UW NCF:	$8,875,778
Additional Debt Type(1)(3):	Pari Passu / Mezzanine Loan	Appraised Value / Per SF(7):	$143,900,000 / $326
		Appraisal Date:	11/20/2019

Escrows and Reserves				Financial Information(1)(3)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$391,962	$195,981	N/A	Cut-off Date Loan / SF:	$181	$226
Insurance:	$206,002	$18,727	N/A	Maturity Date Loan / SF:	$181	$226
Replacement Reserves:	$8,095	$8,095	N/A	Cut-off Date LTV(7):	55.6%	69.5%
TI/LC(8):	$55,190	$55,190	N/A	Maturity Date LTV(7):	55.6%	69.5%
				UW NCF DSCR:	2.19x	1.46x
				UW NOI Debt Yield:	12.0%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$80,000,000	79.9%	Loan Payoff	$98,054,587	97.9%
Mezzanine Loan	20,000,000	20.0%	Closing Costs	1,428,368	1.4%
Sponsor Equity	144,203	0.1%	Upfront Reserves	661,249	0.7%
Total Sources	$100,144,203	100.0%	Total Uses	$100,144,203	100.0%
(1)	The 3000 Post Oak loan is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million. Financial Information presented in the chart above reflects the Cut-off Date balance of the $80.0 million 3000 Post Oak Whole Loan (as defined below).
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of April 1, 2020. The borrower has the option to defease the full $80.0 million 3000 Post Oak Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2024. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2020-B17 securitization in March 2020. The actual lockout period may be longer.
(3)	See “Current Mezzanine or Subordinate Indebtedness” below.
(4)	Net Rentable Area (SF) does not include square footage associated with a 2,283-space parking garage utilized by Bechtel Oil, Gas and Chemicals, Inc.’s (“Bechtel”) pursuant to its lease.
(5)	Occupancy and Net Rentable Area (SF) are inclusive of 2,028 square feet associated with management and engineering space.
(6)	The increase from 2016 NOI through TTM NOI was attributable to contractual rent steps in connection with Bechtel lease.
(7)	The appraisal provided a “Hypothetical Go Dark” value of $86.6 million, as of November 20, 2019, which assumes that Bechtel vacates the 3000 Post Oak property and ceases rent payments under its lease. Based on the “Hypothetical Go Dark” value, the Whole Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are equal to 92.4% and 115.5%, respectively.
(8)	On a monthly basis, the borrower is required to deposit $55,190 for tenant improvements and leasing commission (or approximately $1.50 per square foot annually) as well as any lease termination fees or payments received in connection with the termination of any lease at the 3000 Post Oak property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BENCHMARK 2020-B17

3000 Post Oak

The Loan. The 3000 Post Oak loan is part of a whole loan evidenced by two pari passu promissory notes, each as described below, with an aggregate original balance of $80.0 million (the “3000 Post Oak Whole Loan”), secured by a first mortgage lien on the borrower’s fee interest in a 441,523 square foot Class A office building located in Houston, Texas. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $30.0 million, will be included in the Benchmark 2020-B17 trust. The controlling Note A-1, which is currently held by JPMCB, is expected to be contributed to one or more future securitization trusts. The relationship between the holders of the 3000 Post Oak Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 3000 Post Oak Whole Loan has a five-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMCB	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2020-B17	No(1)
Total	$80,000,000	$80,000,000
(1)	The 3000 Post Oak Whole Loan is expected to be serviced under the Benchmark 2020-B17 pooling and servicing agreement until such time the controlling note has been securitized, at which point the 3000 Post Oak Whole Loan will be serviced under the pooling and servicing agreement related to such securitization.

The Borrower. The borrower is LOPO 2 SPE LP, a Delaware limited partnership and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse guarantor is Norman Bobrow, the key principal of Norman Bobrow & Company Inc. Founded in 1980 and headquartered in New York City, Norman Bobrow & Company Inc. is an independently-owned commercial real estate brokerage. The borrower is controlled by AIP Asset Management (“AIP”), a Korean financial services and asset management company focused on offshore investments. With offices in South Korea, Australia, Singapore and New York, AIP has approximately $2.3 billion assets under management and has executed over $3.8 billion of transactions.

Under the limited liability company agreement (the “LOPO 2 LLC Agreement”) of LOPO 2 LLC, which indirectly owns 100% of the borrower (“LOPO 2”), between Norman Bobrow and FG US Holdings 2, LLC, as consideration for executing and delivering the guaranty for the 3000 Post Oak Whole Loan (the “Guaranty”), Norman Bobrow is required to be paid by LOPO 2, as an operating expense of LOPO 2, a fee of $350,000 per annum, payable in monthly installments equal to $29,166.67, for so long as, among other conditions: (i) Norman Bobrow remains a member of LOPO 2, and/or (ii) unless Norman Bobrow has been removed as a member of LOPO 2 for cause under the LOPO 2 LLC Agreement, the Guaranty remains in effect.

The Property. The 3000 Post Oak property is a 19-story, 441,523 square foot Class A office building located in Houston, Texas. The 3000 Post Oak property also includes an adjacent 10-story parking garage containing 2,283 parking spaces, resulting in a parking ratio of approximately 5.2 spaces per 1,000 square feet, which is above the competitive set’s parking ratios of 2.8 to 3.4 spaces per 1,000 square feet according to the appraisal. The office building was constructed in 1979 while the parking garage, with a direct canopy link to the office building, was constructed in September 2014 by prior ownership for approximately $22.9 million in connection with the renewal of Bechtel’s lease. The 3000 Post Oak property is part of The Lakes on Post Oak office park, which consists of the 3000 Post Oak property, a 22-story office building and a 17-story office building totaling approximately 1.2 million square feet. The Lakes on Post Oak office park has a weighted average occupancy of 91.9%.

AIP acquired the 3000 Post Oak property in 2014 for approximately $170.0 million (approximately $385 per square foot) and has since invested approximately $1.8 million in capital improvements including the replacement of main electrical breakers, chillers and the fire panel control system. The previous owner updated common area restrooms, corridors and lobbies in 2013 and constructed the 2,283 space parking garage in 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BENCHMARK 2020-B17

3000 Post Oak

As of February 1, 2020, the 3000 Post Oak property was 98.9% occupied by Bechtel. Bechtel is an engineering, procurement, construction and project management company serving the infrastructure, power, water, nuclear, security, environmental, oil, gas and chemicals and mining and metals markets. Bechtel reported $25.5 billion in revenue as of year-end 2018 and was ranked the 14th largest American private company by Forbes as of 2019. Headquartered at the 3000 Post Oak property, Bechtel has been a tenant since 1988 and has invested its own capital into its space including the upgrade of elevator cab finishes, dispatch programs and digital monitoring systems, restrooms, lobby finishes and common areas. Bechtel’s space at the 3000 Post Oak property is designed with movable partition walls to provide flexibility in terms of space size, configuration and special access depending on project needs. Bechtel most recently executed a 10-year lease extension in July 2014 with a lease expiration date in July 2024 with two, five year extension options subject to an 18-month notice period and no termination options. Bechtel’s lease requires triple net (“NNN”) rent of $7.50 per square foot for its lower level space and $19.25 per square foot for floors one through 19. Bechtel also pays fixed monthly rent of $152,810 for exclusive use of the parking garage.

The 3000 Post Oak Whole Loan is structured with a cash flow sweep commencing on a) April 1, 2021 if Bechtel fails to extend its lease for five years or the borrower fails to find an approved replacement tenant subject to certain leasing conditions or b) the occurrence of tenant triggers including Bechtel terminating its lease, giving notice of termination or abandoning its premises, among other conditions as outlined in the 3000 Post Oak Whole Loan documents.

The 3000 Post Oak property is located in Houston, Texas, approximately 6.0 miles to the west of the Houston central business district and approximately 19.0 miles to the southwest of the George Bush Intercontinental Airport. The 3000 Post Oak property provides convenient access to major thoroughfares in the area including Interstate 610 and Highway 59. Additionally, the 3000 Post Oak property is located in an area known as the Galleria, which contains a mixture of office, retail, residential and hotel properties located along the West Loop section of Interstate 610. The Galleria, owned by Simon Property Group, is the fourth largest retail complex in the country, hosting more than 24 million visitors annually and offering more than 400 stores, 60 restaurants, two hotels and a full-sized ice rink. Houston benefits from significant trade and export links due to its location on the Gulf Coast of Texas, as evidenced by its leadership in the energy, oil and gas technology industries. According to the appraisal, Houston demonstrated a 3.9% unemployment rate as of 2019. Additionally, Houston experienced a 1.5% annual increase in gross metro product, 1.8% annual increase in population and 1.5% annual increase in total employment from 2014 to 2019. According to the appraisal, as of 2019, the population within a one-, three- and five-mile radius of the 3000 Post Oak property was 27,186, 218,256 and 537,039, respectively. Additionally, over the same time period, the average household income within a one-, three- and five-mile radius was $120,943, $128,957 and $121,752, respectively.

The 3000 Post Oak property is located within the Galleria/Uptown Class A submarket of the Houston office market. As of the third quarter of 2019, the Houston office market consisted of approximately 331.8 million square feet of office space with an overall market vacancy of 16.8% and average gross asking rents of $28.97 per square foot. The Galleria/Uptown Class A submarket totaled approximately 13.7 million square feet with an average vacancy of 17.9% and average gross asking rents of $38.02 per square foot. According to the appraisal, the Galleria/Uptown submarket is considered an upper tier submarket in Houston and has experienced stable gross asking rents ranging between $35.69 and $36.93 per square foot within the past two years. There have been no completions within the Galleria/Uptown office submarket since the first quarter of 2018.

The appraisal identified seven office rent comparables for the 3000 Post Oak property. Comparable buildings were built between 1972 and 2019 and range in size from 60,934 to 400,101 square feet. Effective asking rents for NNN leases at the comparable properties ranged between $19.50 and $28.00 per square foot with a weighted average office rent of approximately $22.82 per square foot. The 3000 Post Oak property’s in-place base rent (not inclusive of the lower level space) is $19.73 per square foot, below the appraisal’s concluded office market rent of $21.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BENCHMARK 2020-B17

3000 Post Oak

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
99.8%	99.8%	99.8%	99.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 1, 2020.
(3)	Current Occupancy is inclusive of 2,028 square feet associated with management and engineering space.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent(2)	Lease Expiration
Bechtel Oil, Gas and Chemicals, Inc. (3)	NR / NR / NR	436,651	98.9%	$19.40	99.9%	7/31/2024
Total Major Office		436,651	98.9%	$19.40	99.9%
Other Occupied(4)		2,028	0.5%	$5.92	0.1%
Total Occupied		438,679	99.4%	$19.34	100.0%
Vacant		2,844	0.6%
Total / Wtd. Avg.		441,523	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2020.
(2)	Base Rent PSF and % of Total Base Rent is inclusive of contractual rent steps through February 2021.
(3)	Bechtel Oil, Gas and Chemicals, Inc., subleases 1,447 square feet to Chevron Federal Credit Union.
(4)	Other Occupied is inclusive of 2,028 square feet associated with management and engineering space.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,844	0.6%	NAP	NAP	2,844	0.6%	NAP	NAP
2020 & MTM	0	0	0.0%	$0	0.0%	2,844	0.6%	$0	0.0%
2021	0	0	0.0%	0	0.0%	2,844	0.6%	$0	0.0%
2022	0	0	0.0%	0	0.0%	2,844	0.6%	$0	0.0%
2023	0	0	0.0%	0	0.0%	2,844	0.6%	$0	0.0%
2024	1	436,651	98.9%	8,472,987	99.9%	439,495	99.5%	$8,472,987	99.9%
2025	0	0	0.0%	0	0.0%	439,495	99.5%	$8,472,987	99.9%
2026	0	0	0.0%	0	0.0%	439,495	99.5%	$8,472,987	99.9%
2027	0	0	0.0%	0	0.0%	439,495	99.5%	$8,472,987	99.9%
2028	0	0	0.0%	0	0.0%	439,495	99.5%	$8,472,987	99.9%
2029	0	0	0.0%	0	0.0%	439,495	99.5%	$8,472,987	99.9%
2030 & Beyond(4)	1	2,028	0.5%	12,000	0.1%	441,523	100.0%	$8,484,987	100.0%
Total	2	441,523	100.0%	$8,484,987	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2020.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Base Rent Expiring is inclusive of contractual rent steps through February 2021.
(4)	2030 & Beyond is inclusive of 2,028 square feet associated with management and engineering space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BENCHMARK 2020-B17

3000 Post Oak

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$7,623,112	$7,811,896	$8,004,930	$8,152,274	$8,484,987	$19.22	62.6%
Vacant Income	0	0	0	0	49,770	0.11	0.4%
Gross Potential Rent	$7,623,112	$7,811,896	$8,004,930	$8,152,274	$8,534,757	$19.33	62.9%
Total Reimbursements	5,562,076	5,349,709	5,015,476	5,115,414	5,025,432	11.38	37.1%
Net Rental Income	$13,185,188	$13,161,606	$13,020,407	$13,267,688	$13,560,189	$30.71	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(678,009)	(1.54)	(5.0)%
Other Income(4)	1,977,605	1,951,945	1,913,613	1,899,142	1,898,956	4.30	14.0%
Effective Gross Income	$15,162,794	$15,113,551	$14,934,019	$15,166,830	$14,781,135	$33.48	109.0%
Total Expenses	$ 5,908,718	$5,501,762	$5,158,463	$5,236,600	$5,159,071	$11.68	34.9%
Net Operating Income(5)	$9,254,076	$9,611,788	$9,775,556	$9,930,230	$9,622,064	$21.79	65.1%
Total TI/LC, CapEx	0	0	0	0	746,285	1.69	5.0%
Net Cash Flow	$9,254,076	$9,611,788	$9,775,556	$9,930,230	$8,875,778	$20.10	60.0%
(1)	TTM column represents the trailing 12-month period ending September 30, 2019.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Base Rent is inclusive of contractual rent steps through February 2021.
(4)	Other Income includes contractual parking revenue of $152,810 per month pursuant to Bechtel’s lease and antenna income.
(5)	The increase from 2016 NOI through TTM NOI was attributable to contractual rent steps in connection with Bechtel’s lease.

Property Management. The 3000 Post Oak property is managed by Riverview Realty Management Texas LLC, an Illinois limited liability company.

Current Mezzanine or Subordinate Indebtedness. The 3000 Post Oak mezzanine loan, with an aggregate outstanding principal balance as of the Cut-off Date of $20.0 million, accrues interest at a fixed rate of 10.00000% per annum. The 3000 Post Oak mezzanine loan has a five-year term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B17

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467
Brad Horn Executive Director	bradley.j.horn@jpmorgan.com	(212) 834-9708
J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Avinash Sharma Executive Director	avinash.sharma@jpmorgan.com	(212) 834-3111
Derrick Fetzer Vice President	derrick.e.fetzer@jpmchase.com	(212) 834-3111
J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154
Kailin Twomey Associate	kailin.e.twomey@jpmchase.com	(212) 834-4154
Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270
Natalie Grainger Director	natalie.grainger@db.com	(212) 250-1254
Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number
Ryan Horvath Director	ryan.horvath@db.com	(212) 250-5149
Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290
Dan Penn Director	daniel.penn@db.com	(212) 250-5149
Citigroup CMBS Capital Markets & Securitization
Contact	E-mail	Phone Number
Rick Simpson Director	richard.simpson@citi.com	(212) 816-5343
Sana Petersen Director	sana.petersen@citi.com	(212) 816-3852
Citigroup Structuring, Trading & Syndicate
Contact	E-mail	Phone Number
Raul Orozco Director	raul.d.orozco@citi.com	(212) 723-1295
Mattison Perry Vice President	mattison.perry@citi.com	(212) 723-1295

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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